Exhibit 2.7

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This Prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons authorized to sell such securities. The securities offered hereby have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to U.S. persons.

PROSPECTUS

Initial Public Offering	March 14, 2011

SMASH MINERALS CORP.
906 – 595 Howe Street
Vancouver, British Columbia V6C 2T5
Telephone: (604) 638-8063 Fax: (604) 648-8105

Offering of $6,400,000
8,000,000 Shares @ $0.80 per Share

Smash Minerals Corp. (the “Company”, “we”, or “us”) hereby offers (the “Offering”), through its agents, Wolverton Securities Ltd. (“Wolverton”) and NCP Northland Capital Partners Inc. (together, the “Agents”) for sale to purchasers resident in the Provinces of British Columbia, Alberta, Ontario and the Yukon Territory (the “Selling Provinces”) 8,000,000 common shares in its capital (“Shares”) at a price of $0.80 per Share (the “Offering Price”). The Offering Price of the Shares was determined by negotiation between the Company and the Agents.

	Number of Securities	Price to the Public	Agents’ Commission [1,2]	Proceeds Available to the Company [3]
Per Share	One	$0.80	$0.056	$0.744
Maximum Offering	8,000,000	$6,400,000	$298,000	$5,802,000
1.

Pursuant to the terms and conditions of an agency agreement (the “Agency Agreement”) between the Agents and the Company, we have agreed to (i) pay the Agents a commission of 7% of the gross proceeds of the Offering, payable, at the election of the Agents, $150,000 of which is payable by way of the issuance of 187,500 common shares and the balance of which is payable in cash and/or common shares (or any combination thereof) in the capital of the Company (the “Commission Shares”) at a price per share equal to the Offering Price; and (ii) grant options to the Agents (the “Agents’ Options”) to purchase common shares in the capital of the Company (“Agents’ Option Shares”) in a quantity equal to 8% of the number of Shares sold under the Offering, exercisable at $0.80 per Agents’ Option Share for a period of 24 months from the Listing Date. See “Plan of Distribution”.

2.

In connection with the Offering, Wolverton will also be paid a corporate finance fee of $40,000 (plus HST) (the “Corporate Finance Fee”), of which $10,000 (plus HST) as a non-refundable due diligence fee has been paid, with the remainder payable, at the election of Wolverton, in cash and/or through the issuance of common shares (or any combination thereof) in the capital of the Company (the “Corporate Finance Shares”) at a deemed price equal to the Offering Price. The applicable taxes on the balance of the Corporate Finance Fee are payable in cash on the Closing Date. We will also reimburse the Agents for their legal fees and expenses on the Closing Day (toward which a $10,000 retainer has been paid to Wolverton).

3.	Before deduction of the remaining expenses of the Company and the Agents relating to this Offering. See “Use of Proceeds”.

This Prospectus qualifies for distribution in the Selling Provinces, the Commission Shares, the Corporate Finance Shares and the Agent’s Options, to the extent permitted by National Instrument 41-101 (“NI 41-101”). NI 41-101 restricts the maximum number of securities being issued to an agent as compensation that may be qualified under a prospectus (“Qualified Compensation Securities”), to not more than 10% of the number of securities being offered; which in the case of the Offering equates to 800,000 Shares. For the purposes of this Offering, any combination of

Commission Shares, Corporate Finance Shares and Agents’ Options totalling up to 10% of the number of Shares sold are Qualified Compensation Securities and are qualified for distribution by this Prospectus. To the extent that the Agents are entitled to receive securities as compensation exceeding 10% of the Shares sold, those securities exceeding the 10% threshold will not be Qualified Compensation Securities, will not be qualified for distribution under this Prospectus, and will be subject to a four month hold period in accordance with applicable securities laws. See “Plan of Distribution”.

There is no market through which the securities offered hereunder may be sold and purchasers may not be able to resell the securities purchased under this Prospectus. The TSX Venture Exchange has conditionally accepted the listing of the Common Shares on the Exchange. Listing is subject to the Company fulfilling the listing requirements of, and satisfying all conditions imposed by, the Exchange.

As at the date of this Prospectus, the Company does not have any of its securities listed or quoted, has not applied to list or quote any of its securities, and does not intend to apply to list or quote any of its securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside Canada and the United States of America other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.

AN INVESTMENT IN OUR SHARES SHOULD BE CONSIDERED SPECULATIVE DUE TO THE NATURE OF OUR BUSINESS, ITS PRESENT STAGE OF DEVELOPMENT AND OTHER RISK FACTORS. AN INVESTMENT IN NATURAL RESOURCE COMPANIES INVOLVES A SIGNIFICANT DEGREE OF RISK. THE DEGREE OF RISK SUBSTANTIALLY INCREASES WHEN A COMPANY’S PROPERTY IS IN THE EXPLORATION STAGE AS OPPOSED TO THE DEVELOPMENT STAGE. OUR PROPERTY IS IN THE EXPLORATION OR PRE-EXPLORATION STAGE AND IS WITHOUT A KNOWN BODY OF COMMERCIAL ORE. THE PROPOSED EXPLORATION PROGRAMS ARE FOR EXPLORATORY SEARCHES FOR ORE. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTORS MUST BE WILLING TO RELY ON THE ABILITY, EXPERTISE, JUDGMENT AND DISCRETION OF OUR MANAGEMENT. See “Risk Factors”.

The Agents, as exclusive agents of the Company for the purposes of the Offering, conditionally offer the Shares for sale on a commercially reasonable efforts basis and subject to prior sale, if, as and when issued by us, in accordance with the conditions contained in the Agency Agreement referred to under “Plan of Distribution”. Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. This Offering is subject to a minimum of 8,000,000 Shares being subscribed for. If the entire Offering is not completed within 90 days of the issuance of a receipt for the final Prospectus, the distribution will cease, unless an amendment is filed and receipted, (provided that the total period for distribution must end not more than 180 days from the date of receipt for the final prospectus) and all subscription monies will be returned to the subscribers without interest or deduction, unless the subscribers have otherwise instructed the Agents.

The following table sets out securities issuable to the Agents:

	Number of Securities	Exercise Period	Exercise Price
Commission Shares	560,000 Shares[1]	n/a	n/a
Agents’ Options	640,000 options	24 months from the Listing Date	$0.80 per Share
Corporate Finance Shares	37,500 Shares[2]	n/a	n/a
1.

Agents commission is equal to 7% of the gross proceeds of the Offering ($448,000), payable in cash and/or common shares (or any combination thereof), at the election of the Agents. Minimum 187,500 Commission Shares ($150,000) will be issued to the Agents, with the remaining balance of $298,000 of the Agents Commission payable in cash or in 372,500 Commission Shares issuable at the Agents’ election. See “Plan of Distribution”.

2.	Maximum number; issuable at Wolverton’s election. See “Plan of Distribution”.

The Company is not a related or connected issuer (as such terms are defined in National Instrument 33-105

Underwriting Conflicts) to the Agents. See “Relationship between the Company and the Agents”.

Certain legal matters relating to the Offering have been reviewed on our behalf by Maitland & Company, of Vancouver, British Columbia; and on behalf of the Agents by Miller Thomson LLP of Vancouver, British Columbia.

No person is authorized to provide any information or make any representations in connection with the Offering other than as contained in this Prospectus.

Unless otherwise noted, all currency amounts in this Prospectus are stated in Canadian dollars.

It is expected that one or more global certificates (which may be delivered in electronic form) evidencing the Shares will be issued in the name of CDS Clearing and Depository Services Inc. ("CDS") and will be deposited with CDS on the Closing Day. It is expected that no certificate evidencing the Shares will be issued to purchasers and registration will be made in the depository service of CDS. In this case, purchasers of Shares will receive only a customer confirmation from the Agents or other registered dealer who is a CDS participant (a "CDS Participant").

AGENTS:

Wolverton Securities Ltd.	NCP Northland Capital Partners Inc.
17th floor, 777 Dunsmuir Street	First Canadian Place – 100 King Street West, Suite 3050
Vancouver, B.C. V7Y 1J5	Toronto, Ontario M5X 1C9
Telephone: (604) 622-1000	Telephone: (416) 987-3900
Facsimile: (604) 662-5205	Facsimile: (416) 216-0149

TABLE OF CONTENTS

GLOSSARY OF GENERAL TERMS	v
GLOSSARY OF GEOLOGICAL TERMS	vii
FORWARD LOOKING STATEMENTS	ix
SUMMARY OF PROSPECTUS	1
CORPORATE STRUCTURE	3
DESCRIPTION OF THE COMPANY’S BUSINESS	3
DESCRIPTION OF MINERAL PROPERTY	4
USE OF PROCEEDS	25
DIVIDENDS OR DISTRIBUTIONS	26
MANAGEMENT’S DISCUSSION AND ANALYSIS	26
DESCRIPTION OF SECURITIES DISTRIBUTED	31
CAPITALIZATION	32
OPTIONS AND OTHER RIGHTS TO PURCHASE SECURITIES	33
PRIOR SALES	33
FULLY DILUTED SHARE CAPITAL	34
ESCROWED SECURITIES AND SECURITIES SUBJECT TO RESTRICTIONS ON TRANSFER	34
PRINCIPAL SHAREHOLDERS	36
DIRECTORS AND EXECUTIVE OFFICERS	36
EXECUTIVE COMPENSATION	40
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	42
AUDIT COMMITTEE	42
CORPORATE GOVERNANCE	46
PLAN OF DISTRIBUTION	49
RISK FACTORS	50
ELIGIBILITY FOR INVESTMENT	56
PROMOTER	57
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	57
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	58
RELATIONSHIP BETWEEN THE COMPANY AND THE AGENTS	58
AUDITORS, TRANSFER AGENT AND REGISTRAR	58
MATERIAL CONTRACTS	58
EXPERTS	58
OTHER MATERIAL FACTS	59
RIGHTS OF WITHDRAWAL AND RESCISSION	59
LIST OF EXEMPTIONS	59
FINANCIAL STATEMENT DISCLOSURE	59
SIGNIFICANT ACQUISITIONS	59
AUDITOR’S CONSENT	60

CERTIFICATE OF THE COMPANY
CERTIFICATE OF THE PROMOTER
CERTIFICATE OF THE AGENTS

v

GLOSSARY OF GENERAL TERMS

The following is a glossary of certain general terms used in this Prospectus:

Agency Agreement	means the agreement dated March 14, 2011 between the Agents and the Company in respect of the Offering.

Agents	means Wolverton Securities Ltd. and NCP Northland Capital Partners Inc.

Agents’ Commission	means the commission to be paid on the Closing Day by the Company to the Agents pursuant to the Agency Agreement in an amount equal to 7% of the gross proceeds of the Offering, payable through the issuance of 187,500 Commission Shares, with the balance payable in cash and/or through the issuance of additional Commission Shares at a price of $0.80 per Share (or any combination thereof) at the Agents’ election.

Agents’ Options	means the non-transferable options to be granted on the Closing Day by the Company to the Agents pursuant to the Agency Agreement, to purchase Agents’ Option Shares in an amount equal to 8% of the number of Shares sold under the Offering by the Agents, exercisable at a price of $0.80 per Agents’ Option Share for 24 months from the Listing Date.

Agents’ Option Shares	means Shares issuable to the Agents upon exercise of the Agents’ Options.

Closing Day	means the day on which the Offering is closed.

Commission Shares	means the minimum 187,500 Shares and the maximum 560,000 Shares to be issued by the Company to the Agents at the deemed price of $0.80 per Share as part or all of the Agents’ Commission.

Common Share, or Share	means a common share without par value in the capital stock of the Company.

Company, Smash, we, or us	means Smash Minerals Corp.

Corporate Finance Fee	means the sum of $40,000 (plus HST) payable by the Company to Wolverton pursuant to the Agency Agreement; of which $10,000 (plus HST) has been paid to date as a non-refundable due diligence fee, with the balance of $30,000 payable on the Closing Day in cash and/or through the issuance of the Corporate Finance Shares (or any combination thereof) at Wolverton’s election, and the payment in cash of applicable taxes.

Corporate Finance Shares	means Shares issuable by the Company to Wolverton, at a deemed price of $0.80 per Share, as settlement of part or all of the $30,000 owing toward the Corporate Finance Fee, assuming Wolverton’s election.

Effective Date	means the date of the issue by the Securities Commissions of the final receipt for this Prospectus.

Escrow Agent	means Equity Financial Trust Company.

Escrow Agreement	means the agreement dated effective December 15, 2010 among the Company, the Escrow Agent, and certain shareholders of the Company whereby the Escrowed Securities are held in escrow by the Escrow Agent.

Escrowed Securities	means those previously issued Shares that are subject to the Escrow Agreement.

Exchange	means the TSX Venture Exchange Inc.

Listing Date	means the date the Company’s Shares are first listed for trading on the Exchange.

Named Executive Officers, or NEOs	means Adrian Fleming (the Company’s CEO) and Adam Kniec (the Company’s CFO and Secretary).

NI 41-101	means National Instrument 41-101, General Prospectus Requirements.

NI 43-101	means National Instrument 43-101, Standards of Disclosure for Mineral Properties.

Offered Shares	means the 8,000,000 Shares being offered for sale by the Company pursuant to this Prospectus.

Offering	means the offer for sale by the Company of the Offered Shares at the Offering Price in accordance with the terms of the Agency Agreement and this Prospectus.

Offering Day	means the day on which the Offering is made, to be determined by the Agents and the Company, with the consent of the Exchange, which day is not later than the earlier of 90 days after the Effective Date, unless an amendment is filed and a receipt issued.

Offering Price	means $0.80 per Share.

Property or the Whiskey Property	means the 4,177 quartz claim blocks covering an aggregate area of 846 km2 located in the Dawson Mining District, Yukon as more particularly described under “Description of Mineral Property”.

Property Optionor	means Shawn Ryan of Dawson City, Yukon, the registered owner of the Whiskey Property.

Property Option Agreement	means that agreement dated July 7, 2010, as amended November 5, 2010, whereby the Property Optionor granted the Company the option to acquire the Whiskey Property.

Report	means the report on the Whiskey Property entitled “NI 43-101 Amended Technical Report on Smash Minerals Corp. Whiskey Property, Dawson City, Yukon for Smash Minerals Corp.”, dated November 22, 2010, as revised February 4, 2011, and as revised February 27, 2011 prepared by David Benson, P.Geo and Dennis Arne, Ph.D., P.Geo of Revelation Geoscience Ltd., in compliance with NI 43-101.

SAR	means a stock appreciation right, namely a right, granted by the Company as compensation for services rendered or in connection with office or employment, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company’s Shares.

Securities Commissions	means the securities regulatory authorities in each of the Selling Provinces.

Selling Provinces	means British Columbia, Alberta, Ontario and the Yukon Territory, the four provinces in which this Prospectus has been filed and in which the Offering will be made.

Stock Option Plan	means the 10% rolling stock option plan adopted by the Company.

GLOSSARY OF GEOLOGICAL TERMS

ACCESS database	Database application for Windows. Access allows users to create custom databases that store information in an organized structure.
accreted terranes	A landmass that originated as an island arc or a microcontinent that was later added onto a continent.
aeromagnetic data	Magnetic data acquired by magnetometer surveys via aircraft
albite	A widely distributed white feldspar, NaAlSi3O8, that is one of the common rock-forming plagioclase group
amphibolite	A metamorphic rock composed chiefly of amphibole with minor plagioclase and little quartz
amphibolite facies	rocks that form under medium pressure and average to high temperature
ankerite	Ankerite is a calcium, iron, magnesium, manganese carbonate mineral
Archean	The time from 3,800 million years to 2,500 million years ago
arsenopyrite	A silver-white to gray arsenic ore, essentially FeAsS
axial planes	A plane that intersects the crest or trough in such a manner that the limbs or sides of the fold are more or less symmetrically arranged with reference to it
B soil horizon	In ABC soil, the second and middle zone, characterized by an accumulation of soluble or suspended organic material, clay, iron, or aluminum
barite	A white or colorless mineral (BaSO4); the main source of barium
biotite	A dark-brown or dark-green to black mica, K(Mg,Fe)3(Al,Fe)Si3O10 (OH)2 , found in igneous and metamorphic rocks
breccia	A rock consisting of angular fragments embedded in a finer matrix, formed by erosion, impact, volcanic activity, etc
C soil horizon	The layer in a soil profile below the B horizon and immediately above the bedrock, consisting chiefly of weathered, partially decomposed rock
Canadian Cordillera	The Western Cordillera (also called North American Cordillera, Western Cordillera of North America, Pacific Cordillera and, in Canada in reference to the Canadian portion, the Canadian Cordillera) covers an extensive area of mountain ranges, basins, and plateaus in western North America
carbonate	A group of rocks that have in their chemical formula CO3
Cenozoic	Of, belonging to, or designating the latest era of geologic time
certified reference material (CRM)	‘Controls’ or standards used to check the quality and traceability of products
conglomerate	A rock consisting of pebbles and gravel embedded in cement
Cretaceous	Of or belonging to the geologic time, system of rocks, and sedimentary deposits of the third and last period of the Mesozoic Era
detrital	Loose fragments or grains that have been worn away from rock
diorite	Any of various dark, granite-textured, crystalline rocks rich in plagioclase and having little quartz
dip/dipping	The downward inclination of a vein or rock stratum
ductile deformation	When rocks bend or flow as a result of strain pressures
en echelon	Describing parallel or subparallel, closely-spaced, overlapping or step-like minor structural features in rock
Eocene	Of or belonging to the geologic time, rock series, or sedimentary deposits of the second epoch of the Tertiary Period
epithermal	Pertaining to mineral veins and ore deposits formed from warm waters at shallow depth
faulting	Refering to movement and development of a crack in the earth's crust resulting from the displacement of one side with respect to the other
felsic	Felsic is a term used in geology to refer to silicate minerals, magma, and rocks that are enriched in the lighter elements such as silicon, oxygen, potassium and sodium
felsic-intermediate dikes	A long mass of felsic to intermediate igneous rock that cuts across the structure of adjacent rock.
folds	Bent or deformed arrangement of stratified rocks
geochronology	The science of determining the absolute age of rocks, fossils, and sediments
gneiss	A banded or foliated metamorphic rock
grab samples	A single sample collected at a particular time and place that represents the composition of the water, air, or soil only at that time
granodiorite	An intrusive igneous rock similar to granite, but contains more plagioclase than potassium feldspar
graphite	A very soft, black, hexagonal mineral of pure carbon, formed in thin plates and found in metamorphic rock
greenschist	A green, schistose metamorphic rock that gets its color from the presence of chlorite, epidote, or actinolite. Greenschist forms under conditions of low temperatures and pressures
grid sampling	A type of sampling done at pre-determined locations
hydrothermal	Of or relating to hot magmatic emanations rich in water
intrusive	Of or relating to igneous rock that is forced while molten into cracks or between other rocks
isoclinal	A fold in rocks where the axial surface and limbs slope in the same direction and at approximately the same angle
isotopic	The study and application of stable and radioactive isotopes to geological processes and their time scales
Jurassic	Of or belonging to the geologic time, rock series, or sedimentary deposits of the second period of the Mesozoic Era, rom 190 million to 135 million years ago
Laurentia	The ancient core of the North American craton
limonite	Any of a group of widely occurring yellowish-brown to black iron oxide minerals, essentially

FeO(OH)·nH2O
lithological	The gross physical character of a rock or rock formation
lode gold deposits	Gold deposits that are generally high-grade, thin, vein and fault hosted. They are comprised primarily of quartz veins also known as lodes or reefs
marble	A non-foliated metamorphic rock that forms through the metamorphism of limestone
mesothermal gold deposits	Gold deposits that form at temperatures above 350°C, occur along large breaks or faults in continental crus
metamorphic rocks	Rock that was once one form of rock but has changed to another under the influence of heat, pressure, or some other agent
metamorphism	The process by which rocks are altered in composition, texture, or internal structure by extreme heat, pressure or addition of other substances
metasedimentary	Sediment or sedimentary rock that shows evidence of having been subjected to metamorphism
metasiliciclastic	Metamorphosed siliciclastic rock
mineral claim	A mining right that grants a holder the exclusive right to search and develop any mineral substance within a given area
mineral deposit	A mass of naturally occurring mineral material, usually of economic
NATMAP	A geoscience study initiative to examine the various geological terranes of Canada
orthogneiss	Gneiss originating from igneous rock
outcrop	A portion of bedrock or other stratum protruding through the soil level
oxidized zones	A region of mineral deposits which has been altered by oxidizing surface
Paleozoic	Of, belonging to, or designating the era of geologic time from 544 million to about 230 million years ago
pathfinder elements	Often sub-economic elements that are associated with economic elements such as gold
pelite	Aluminum-rich metamorphic rock formed by the action of temperature and pressure on clay-rich sedimentary rocks
pericratonic terranes	The area surrounding a stable plate of the Earth's crust or craton
plutonic	Of igneous rock that has solidified beneath the earth's surface
Proterozoic	Of or relating to the later of the two divisions of Precambrian time, from approximately 2.5 billion to 570 million years ago
provenance	Place of origin or derivation
psammite	A metamorphosed rock unit with a dominantly sandstone origin
pyrite	A brass-colored common metallic mineral, FeS2
pyroxenite	An ultramafic igneous rock consisting essentially of minerals of the pyroxene group
pyrrhotite	A bronze-colored mineral of metallic luster that consists of ferrous sulfide
quartzite	A rock formed from the metamorphism of quartz sandstone
radiometrics	Measuring the radioactive decay of uranium, thorium and potassium
rheological	The study of the deformation and flow of matter
ridge and spur sampling	Bedrock and soil sampling at elevated terranes in mountainous regions
schist	Any of various medium-grained to coarse-grained metamorphic rocks composed of laminated, often flaky parallel layers of chiefly micaceous minerals
sericite	Sericite is a fine grained mica, either muscovite, illite, or paragonite. Sericite is a common alteration mineral of orthoclase or plagioclase
siliciclastic	Clastic noncarbonate sedimentary rocks that are almost exclusively silica-bearing
silicification	Introduction of or replacement by silica
sill	A subhorizontal sheet intrusion of molten or solidified magma
Slide Mountain Ocean	An ancient ocean that existed between the Intermontane Islands and North America
sphalerite	The primary ore of zinc, occurring in usually yellow-brown or brownish-black crystals or cleavage masses, essentially ZnS
standard reference material (SRM)	‘Controls’ or ‘standards’ used to check the quality and traceability of products
stockwork veins	A complex system of structurally controlled or randomly oriented veins
stratigraphic	The arrangement of rocks in layers or strata
stream sediment data	Geochemical signature of fine silts and sands collected from stream beds
strike	Orientation of rock strata with respect to a 360 degree compass
subvolcanic	Rocks that form immediately beneath volcanic rocks which form at the surface of the earth
sulphidation	The replacement or impregnation of a rock by sulphides
sulphide minerals	A mineral compound characterized by the linkage of sulfur with a metal or semimetal
tectonic	Of or having to do with building; constructional; architectural; designating, of, or pertaining to changes in the structure of the earth's crust
tonalite	A coarse grained granitic rock composed of quartz, sodium-calcium feldspar and a high proportion of iron-rich minerals
ultramafic	Igneous and meta-igneous rocks with very low silica content (less than 45%)
vein	Vein is a distinct sheetlike body of crystallized mineral within a rock
XRF	X-Ray Fluorescence
zircon	A mineral belonging to the group of nesosilicates. Its chemical name is zirconium silicate and its corresponding chemical formula is ZrSiO4

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical fact relating to the Company, certain statements in this Prospectus may constitute forward-looking information within the meaning of Canadian securities laws. Forward-looking information may relate to this Prospectus, the Company’s future outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “targeted”, “possible”, “continue” or other similar expressions concerning matters that are not historical facts. In particular, this Prospectus contains forward-looking statements pertaining to the following:

- proposed expenditures for exploration work (see “Narrative Description of the Business – Recommendations” and “Use of Proceeds” for further details). The assumptions underlying these proposed expenditures are as set forth in the Report, and are considered reasonable by management;

- proposed expenditures for general administrative expenses (see “Use of Proceeds” for further details). These expenditures are based on management’s experience with other public companies in the junior mineral exploration sector;

- expectations generally regarding completion of this Offering and the ability to raise further capital for corporate purposes; and

Such forward-looking statements are based on a number of material factors and assumptions, including, but not limited in any manner, those disclosed in any other of the Company’s public filings, and include the ultimate determination of mineral reserves, if any, the availability and final receipt of required approvals, licences and permits, sufficient working capital, access to adequate services and supplies, economic conditions, commodity prices, foreign currency exchange rates, interest rates, access to capital and debt markets and associated costs of funds, availability of a qualified work force, and the ultimate ability to mine, process and sell mineral products on economically favourable terms. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. Actual results may vary from such forward-looking information for a variety of reasons, including but not limited to risks and uncertainties disclosed in this Prospectus. See “Risk Factors”. The Company has no specific policies or procedures for updating forward-looking information. Forward-looking statements are based upon management’s beliefs, estimates and opinions on the date the statements are made and, other than as required by law, the Company does not intend, and undertakes no obligation to update any forward-looking information to reflect, among other things, new information or future events.

Investors are cautioned against placing undue reliance on forward-looking statements.

SUMMARY OF PROSPECTUS

The following is a summary of the principal features of this distribution and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus. Unless otherwise noted, all currency amounts are stated in Canadian dollars.

The Company

The Company was incorporated as “Encore Minerals Corp.” on June 4, 2010 pursuant to the Business Corporations Act (British Columbia). It changed its name to Smash Minerals Corp. on October 28, 2010. See “Corporate Structure”.

To date, our principal business has been entering into an option to acquire an interest in the Property, raising initial equity funding, undertaking initial exploration of the Property, and seeking a listing on the Exchange. See “Description of the Company’s Business”.

The Offering

We seek to raise $6,400,000 through the sale of 8,000,000 Shares at $0.80 per Share. See “Plan of Distribution” and “Description of Securities Distributed”.

Agents’ Consideration

Wolverton has received a $10,000 deposit (plus HST) toward its Corporate Finance Fee and a $10,000 retainer toward its expenses. On the Closing Day, the Agents will receive: (i) the Agents’ Commission, payable through the issuance of 187,500 Commission Shares, with the balance payable in cash or Commission Shares (or any combination thereof) at the Agents’ election; and (ii) the Agents’ Options. On the Closing Day Wolverton will be paid: (i) the balance of the Corporate Finance Fee, payable in cash or Corporate Finance Shares (or any combination thereof) at its election; and (ii) the balance of the Agents’ expenses and all applicable taxes in cash. This Prospectus qualifies the distribution of any Commission Shares, any Corporate Finance Shares, and the Agents’ Options to the extent the same are Qualified Compensation Securities. See “Plan of Distribution”.

Use of Proceeds

We intend to use the net funds available from the Offering (after payment of all costs of the Offering) to make exploration expenditures on the Property, and for general working capital requirements. See “Use of Proceeds –Principal Purposes”.

Risk Factors

An investment in the Offered Shares should be considered highly speculative due to the nature of our business, being that we have only one mineral property without any known body of ore, and with minimal exploration having been completed on the Property. We have no history of operations, success, revenues, earnings or dividends. An investment in our securities is suitable only for those knowledgeable and sophisticated investors who are willing to risk a loss of their entire investment. Investors should consult with their professional advisors to assess an investment in our securities.

Our activities are subject to the risks normally encountered in the mineral resource exploration and development business. The following risk factors should be considered in connection with an investment in the Company: liquidity concerns and future financing requirements; dilution; no history of operations, revenues, earnings or dividends; exploration and development risks; adverse consequences of our failing to maintain our mineral property interests; substantial capital expenditure requirements; operating hazards and risks; mineral prices; environmental and other regulatory factors; competition; title matters; political and economic changes; uninsurable risks; quarterly operating result fluctuations; and industry regulation. See “Risk Factors”.

Summary of Selected Financial Information

The following table summarizes selected financial data of the Company for the period from our incorporation to October 31, 2010, and should be read in conjunction with the audited financial statements and the related notes thereto; together with Management’s Discussion and Analysis, as included elsewhere in this Prospectus:

Item	Period from Incorporation on June 4, 2010 to October 31, 2010 (audited)
Revenues	Nil
Expenses	$909,432[1]
Net Loss	$909,432
Current Assets	$173,138
Mineral Property	$307,000
Total Assets	$483,013
Current Liabilities	$350,883
Working Capital (deficit)	($177,745)
Shareholders’ Equity	$132,130
Number of Shares Outstanding	4,900,000
1.	Includes (i) stock based compensation expense of $186,310 pertaining to 1,502,500 shares issued at $0.001 per share, and (ii) $664,607 of mineral exploration costs.

To date the Company has depended on equity capital to finance its activities. For the fiscal year ended October 31, 2010, the Company had a negative operating cash flow. The Company is an exploration stage company and has no operating revenue; consequently it will continue to have a negative operating cash flow for the foreseeable future. It is expected that the funds raised from this Offering, together with existing cash resources will be utilized to fund negative operating cash flow and that additional funds will be required to fund negative operating cash flow in the future.

Business Objectives and Milestones

Our short term business objectives are to: (i) complete the Offering under this Prospectus; (ii) obtain a listing of our Shares on the Exchange; and (iii) undertake the first phase exploration program on the Whiskey Property as recommended in the Report. See “Description of the Company’s Business” and “Use of Proceeds”.

CORPORATE STRUCTURE

Name, Address and Incorporation

The Company was incorporated as “Encore Minerals Corp.” pursuant to the Business Corporations Act (British Columbia) on June 4, 2010. It changed its name to Smash Minerals Corp. on October 28, 2010.

Our head office is located at Suite 906 – 595 Howe Street, Vancouver, British Columbia; and our registered and records office is located at Suite 700, 625 Howe Street, Vancouver, British Columbia.

We are not a reporting issuer in any jurisdiction; and our Shares are not listed or posted for trading on any stock exchange.

Intercorporate Relationships

The Company has no subsidiaries.

DESCRIPTION OF THE COMPANY’S BUSINESS

General

Our sole business purpose since incorporation has been to acquire an interest in and explore the Whiskey Property, with a view to obtaining a listing of our Shares on the Exchange.

We have taken the following steps to develop our business: (1) recruited directors and officers with the skills required to operate a public mineral exploration company; (2) raised sufficient capital to acquire an interest in the Whiskey Property; (3) entered into the Property Option Agreement; (4) completed initial exploration of the Whiskey Property; (5) commissioned and received the Report on the Property; and (6) engaged the Agents to assist us in making an application for listing on the Exchange, and to complete our Offering.

To date we have raised an aggregate of $1,382,752 through the sale of our Shares, which we have used to further our business, including paying a portion of the acquisition costs for the Property and completing an initial exploration program of the Property.

Significant Acquisitions and Significant Dispositions

Whiskey Property, Yukon

Our only significant acquisition to date has been an option to acquire an interest in the Whiskey Property. The Property Option Agreement pertains to 3,607 mineral claims optioned from the Property Optionor and 570 additional claims subsequently staked by the Company in the area of mutual interest. Pursuant to the Property Option Agreement, the Company was granted the exclusive right and option (the “Option”) to acquire a 100% undivided legal and beneficial interest in and to the Whiskey Property from the Property Optionor, subject to a 2% net smelter royalty, in consideration of reimbursing the aggregate costs of staking and maintenance of the Property ($631,575); issuing 2,500,000 Shares; and completing an aggregate $2,350,000 of exploration work on the Property, as follows:

(a)	reimbursement of the staking costs to the Property Optionor as follows:
	(i)	$200,000 upon the Company having raised at least $750,000 of seed financing (paid); and
	(ii)	the balance of the staking costs (being $431,575) within five days of the Listing Date;

(b)	the issuance of 2,500,000 Shares to the Property Optionor as follows:
(i)

400,000 Shares upon the date of execution of the Property Option Agreement (July 7, 2010) at a deemed price of $0.05 per Share (recorded as $0.125 per Share in the Company’s financial statements for GAAP purposes), which Shares have been issued;

(ii)	an additional 400,000 Shares on or before July 7, 2011;
(iii)	an additional 500,000 Shares on or before July 7, 2012;
(iv)	an additional 600,000 Shares on or before July 7, 2013; and
(v)	an additional 600,000 Shares on or before July 7, 2014; and

(c)	completion of:
(i) $350,000 of exploration work on the Property during the Summer 2010 exploration work season (which work has been completed); and
(ii)

an additional $2,000,000 of exploration work on the Property during the Summer 2011 exploration work season, provided that if the Company does not complete its initial public offering of its Shares prior to the start of the 2011 exploration work season, the Company’s obligation shall be reduced from $2,000,000 to such amount of exploration work as is required to maintain the Property in good standing following the Summer 2011 exploration work season, with the balance of the $2,000,000 of exploration work required to be completed during the Summer 2012 exploration work season.

The Company may accelerate the exercise of the Option, at its discretion.

In addition to the Option price payable, the Company has agreed to pay to the Property Optionor a royalty (the “Royalty”) pertaining to any or all mineral product mined or removed from the Property equivalent to 2.0% of net smelter returns received by the Company. The Company may at any time purchase one-half of the Royalty (1.0% of net smelter returns) by payment to the Property Optionor of the sum of $2,500,000. Until the Company begins payment of the Royalty, it has agreed to make annual advance instalments toward the Royalty on or before each anniversary of the date of the Property Option Agreement (July 7, 2010) of $100,000 for the first five years and $50,000 thereafter; provided that all such advance instalments toward the Royalty will be offset against future Royalty payments made or the purchase by the Company of a one-half interest in the Royalty, as applicable.

The Property Option Agreement may be terminated at any time after the Company has paid the staking costs and issued the initial 400,000 common shares, subject to 30 days’ written notice. The Property Optionor may terminate the Property Option Agreement if the Company fails to make any payment or fails to do anything on or before the last day provided for such payment or performance if written notice is given to the Company of the failure containing particulars of the payment or act that the Company has not performed.

DESCRIPTION OF MINERAL PROPERTY

Technical Report

The Report on the Whiskey Property was prepared for us by Mr. David Benson, P.Geo. (“Benson”) and Mr. Dennis Arne, Ph.D., P.Geo. (the “Authors”), both principal consultants of Revelation Geoscience Ltd. (“REV”) of Vancouver, British Columbia, in accordance with NI 43-101. Each Author is a “qualified person” within the meaning of NI 43-101 and both are independent of us and the Property. REV and the Authors were retained to review the ownership of the Whiskey Property; the obligations and rights of the permit holder; the geology and mineralization; the results of previous exploration and mining activities and the results of the work accomplished during the 2010 field season, in particular, the ridge and spur sampling program, and to provide recommendations for further advancement of the Whiskey Property with respect to the mineral potential. The lead Author, David Benson, visited the Property on August 23 and 24, 2010. REV has not performed an independent verification of the land title and tenure of the Property; nor did it verify the legality of any underlying agreements that may exist concerning the licences or other agreements between third parties relating to the Property.

No material work has been done on the Property since the date of the Report. The complete Report can be accessed at www.sedar.com or at our registered office at Suite 700, 625 Howe Street, Vancouver, B.C. during normal business hours for a period of 30 days following the Offering Day. The following disclosure relating to the Property was derived from the Report.

LOCATION, CLAIMS, AND PROPERTY DESCRIPTION

The Property is located in west-central Yukon, within the Dawson Mining District, Canada, 95 kilometers southwest of Dawson City, and 350km northwest of Whitehorse. The Property consists of 4,177 quartz claim blocks for an aggregate 846 km2. The Company currently does not hold any surface rights or placer claims on the Property. All claims lie to the east of the confluence of the Yukon and Stewart Rivers and are centred around Black Hills Creek and southward across the Stewart River.

All quartz mineral claims were staked and located following the quartz claim staking guidelines set out by the Quartz Mining Act of the Yukon Territory of March 20, 2003. The common four-corner post method is utilized in the Yukon Territory with each post marked by the appropriate location identifiers. Once staked, the appropriate application forms and fees must be submitted to the office of the Mining Recorder within 30 days. The Mining Recorder assesses the application form and either approves (claims granted and issued) or rejects (claims denied). Any person having duly located and recorded a mineral claim is entitled to hold it for the period of one year after the date of recording the claim. Claims can be renewed from year to year without the necessity for the further recording of it by performing work on the claim in the value of one hundred dollars. The claim holder must supply the mining recorder within fourteen days of the expiration of the claim with a renewal application and statement of the work performed. The claim holder may group together up to sixteen adjoining claims for the purpose of recording work performed. Alternatively, the claim holder, in lieu of performing work required, pay the office of the mining recorder where the claim is held the sum of one hundred dollars per claim. Excess work performed on a claim in a given year, up to a value of four hundred dollars, may be applied to renewal of the claim for subsequent years. The Company’s management team is taking care of the renewal process for all claims on the Property and anticipate the same will be completed prior to the first anniversary date.

Several claim boundaries were visited during the Authors’ site visit in August, 2010. Claim posts and tags were clearly marked, upright and flagged and claim lines were clear and straight.

Claim Data

CLAIM NAME	GRANT NUMBER (prefix YD)	NO. OF CLAIMS	EXPIRATION DATE
Angel 631-654	50407 – 50430	24	24/06/2011
Angel 219-388	50431 – 50600	170	03/06/2011 & 24/06/2011
Angel 389-488	46401 – 46500	100	24/06/2011
Angel 489-630	47801 – 47942	142	24/06/2011
Angel 001-084	43845 – 43928	84	03/2011
Angel 085-152	44423 – 44490	68	25/03/2011 & 03/06/2011
Angel 153-242	49701 – 49790	90	03/06/2011
Rico 001-218	48283 – 48500	218	26/04/2011
Rico 219-240	44401 – 44422	22	26/04/2011
Rico 241-336	48187 – 48282	95	26/04/2011
Rico 337-799	46501 – 46963	463	25/05/2011, 03/06/2011 & 10/06/2011
REV 001-432	44501 – 44932	432	26/04/2011 & 21/05/2011
REV 433-828	44933 – 45328	396	21/05/2011
Cooper 001-096	43749 – 43844	96	25/03/2011
Cooper 097-236	46261 – 46400	140	25/05/2011
Cooper 237-536	45901 – 46200	300	09/05/2011 & 25/05/2011
Cooper 537-562	45329 – 45354	27	25/05/2011
BEV 001-304	45401 – 45704	304	25/05/2011
BEV 305-500	45705 – 45900	196	25/05/2011
BEV 501-560	46201 – 46260	60	25/05/2011
BEV 561-740	15301 – 15480	180	21/07/2011
PEAT 001-060	97501 – 97560	60	20/10/2011
PEAT 078-138	97577 – 97638	62	20/10/2011
PEAT 153-614	97653 – 98114	448	20/10/2011

Land Tenure and Underlying Agreements

Under the terms of the Property Option Agreement, the Company was granted the exclusive right and option to acquire 100% undivided legal and beneficial interest in and to the Property, less a 2% Net Smelter Return Royalty (“NSR”), from the Property Optionor, an individual residing in the Yukon Territory, by reimbursing the aggregate costs of staking and maintenance of the Property; issuing 2,500,000 common shares in the capital of the Company; and completing an aggregate $2,350,000 of exploration work on the Property over a 48 month period from the effective date of the Agreement. The Company may accelerate exercise of the Option at its discretion.

The 2% NSR is based on proceeds received by the Company from production from the Property free and clear of all costs of development and operations. The Company may at any time purchase 1% of the NSR by payment to the Property Optionor of the sum of $2,500,000. Until payment of the NSR begins, the Company agrees to make annual advance installments toward the NSR of $100,000 for the first five years following the effective date of the Property Option Agreement and $50,000 on or before each anniversary date thereafter.

The Property Option Agreement may be terminated at any time after the Company has paid the staking costs and issued the initial 400,000 common shares of the Company, subject to 30 days written notice. The Property Optionor may terminate the Property Option Agreement if the Company fails to make any payment or fails to do anything on or before the last day provided for such payment or performance if written notice is given to the Company of the failure containing particulars of the payment or act that the Company has not performed.

Environmental Considerations

The Company is not aware of any outstanding environmental issues or liabilities currently associated with the Property. The Company recognizes that its mineral claims lie with the Traditional Territory of the Tr'ondëk Hwëch'in, Nacho Nyak Dun, and Selkirk First Nations' territories. The Company plans to have an open and active dialogue with these First Nation Natural Resources and Lands Departments and Heritage Departments to ensure wildlife, environment and heritage values are readily identified and addressed. To date, no significant heritage sites have been identified on the Property.

Permits

To perform the exploration programs described herein, and future exploration programs, a Class 3 Land Use Permit issued by Yukon Energy, Mining and Resources is required. Class 3 Permits require submission of a detailed Operating Plan to the Mining Lands Officer. The Operating Plan must be approved before any exploration activities can proceed. Operating Plans may entail multi-year exploration programs to allow greater flexibility for the operator. For activities up to a 10-year duration the applicant specifies the proposed timeframe within the Operating Plan, which the Chief of Mining Land Use may approve or alter. The Operating Plan outlines all of the proposed Property activities and requirements, as well as what measures will be undertaken to minimize any adverse effects on the environment. It is the applicant's responsibility to outline the operating procedures that will reduce potential effects to acceptable limits. The Company prepared a Class 3 Mining Land Use Permit application and filed the same for assessment on January 31, 2011. In recent discussions with the Yukon Energy, Mining and Resource’s assessment office, it was indicated that the average assessment time for a Class 3 Mining Land Use Permit was 35 days. Once this is completed and an evaluation report released, the Yukon Government then considers the assessor’s evaluation report and issues its decision document and the Class 3 Mining Land Use Permit. This typically takes 10-14 days. The expectation is that the Class 3 Mining Land Use Permit will be issued mid-March 2011, which is prior to the expected commencement of the Company’s work on the Property.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

Accessibility

The Company has the right of free entry to the Property under the terms of the Yukon Quartz Mining Act. Access to the northern portion of the Property is good, with an all-weather road to most of the northern portion of the Property, a newly constructed 2,600 foot air strip at Roger Stuart’s placer operation on Black Hills Creek and river access to the entire Property via barge along the Yukon-Stewart River system. Access for the southern portion of the Property at this point in time is somewhat more difficult. A winter road route exists from Pelly Crossing and Pelly Farm along Walhalla Creek to the Stewart River and then linking up with a road Schmidt Mining has built from Barker Creek to the Barge Landing on the Yukon River near the mouth of Thistle Creek. There are constraints to using this winter road that must be mitigated with the Yukon Ministry of the Environment and several non-government organizations (NGO).

Fixed wing aircraft can be used extensively to mobilize equipment and personnel from both Dawson City and Whitehorse where numerous operators with aircraft of variable sizes and payload capacity are available. There currently is an airstrip available near Kinross’ Golden Saddle (Thistle airstrip) but to date the Company has not received permission to utilize this airstrip although no resistance to the Company is expected.

Helicopter support and transportation can and have been used extensively to move field personnel and gear around the Property. Dense bush and steep topography make helicopter support the most efficient of transportation. Numerous helicopter pads have been established to date at key access points around the Property and there does not appear to be any limitations on the construction and use of further helicopter pads. Dawson City has numerous helicopter operators that can be utilized. The approximate helicopter flight time between Dawson City and the

Property is 25 minutes to the northern portion and 35 minutes to the southern portion.

Climate

Yukon has a sub-arctic continental climate with a summer mean of 10ºC and a winter mean of -23ºC with temperatures reaching as high as 35ºC in the summer and as low as minus 55ºC in the winter. Dawson City, the nearest access point, has a daily average above 0ºC for 180 days per year.

The field season for the Property commences in late spring (April) and extends for at least five and one-half months. The first snow falls as early as mid-September. Daylight hours are greatly extended at this northerly latitude in conjunction with the warmer summer months.

Local Resources and Infrastructure

The nearest city or town to the Property is Dawson City, Yukon, hosting a population of approximately 1,327 people. The town of Dawson City lies within the traditional lands of the Hän people, the Tr'ondëk Hwëch'in. The Hän called the site where the town now stands, at the confluence of the Yukon and Klondike rivers, "Tr'ochëk" and used it as a seasonal fishing camp. The discovery of gold in the Klondike valley in 1896 led to the establishment of a tiny community where the Klondike River flows into the Yukon. By the summer of 1898, Dawson City was the largest city in Canada west of Winnipeg, Manitoba with a population of 40,000 in the immediate area. In the early 1960s Dawson City was declared a national historic Site. Preservation of buildings and historic areas, an assortment of activities related to the Klondike Gold Rush, and other tourism initiatives draw some 60,000 visitors each year.

Dawson City's economy is strongly linked to tourism, subordinately mining. Most employment is linked to providing services for tourists although government services does account for approximately 25% of the workforce. The results of a 2001 census showed that mining employed about 8% of the Dawson City workforce, mostly in placer mining operations with some people working in other sectors for most of the year and in gold placer mining during the summer. Other primary industries include agriculture, fishing, trapping and forestry, provide a small share of employment; approximately 1%.

The community has most services common for small communities in Canada with kindergarten to grade 12 education, adult education at Yukon College, a community health centre, policing by the Royal Canadian Mounted Police, a volunteer fire and ambulance service, postal service, banking, library and a variety of family and social services. The community has a range of commercial campgrounds, hotels and motels, and entertainment travel suppliers.

Dawson City’s airport is located about 16 km outside Dawson City, and Customs service is available there. There is regular air service from Whitehorse and Fairbanks, Alaska. Road access is by the Klondike Highway (to Whitehorse), Dempster Highway (to Inuvik, NWT), and Top of the World Highway (summer only, to Tok, Alaska). Whitehorse is 536 km away or six and one-half hours' driving time. Whitehorse, the Yukon’s largest city hosting approximately 22,000 people, is the main transportation and service hub for the region. The city contains most, if not all, services and conveniences of a mid-sized North American city.

The nearest source of electrical power for the Property is from the Mayo/Dawson City grid system that runs between the two communities. The power generating station, located at Mayo, produces an average of up to 43 GWh of electrical energy per year and partially displaces Dawson City’s primary diesel electrical generators via a newer transmission line recently built.

There are ample sources of water with the Yukon and Stewart River systems and their tributaries within or adjacent to the Property. Mining and industrial personnel are readily available within the Yukon as a whole and the Canadian north. The region has active mines and placer operations as well as numerous past-producing mining operations. Due to the early stage of exploration, the Company has not assessed the Property or adjacent area for use as potential tailings storage areas, waste disposal sites or processing sites.

Physiography

The Property lies in unglaciated terrain, with sparse outcrop exposure. Rolling hills and mountain valleys are characteristic landforms. Elevations range from 750 metres to 1,500 metres above sea level. Permafrost occurs near surface levels on north facing slopes, and beneath one metre depth on south facing slopes. Vegetation consists of alpine grass and moss, willow, and black spruce. Valleys are densely vegetated with spruce, birch and cottonwood. Alder and willow form dense covers over flat areas. The Stewart River, Black Hills and Barker creeks and their many tributaries are the dominant hydrological systems on the Property.

EXPLORATION HISTORY

General History

Very little mineral exploration has occurred on the Property prior to the Company acquiring the option to the land package in 2010. Publicly available records from assessment reports and mineral inventory files available from the Yukon Energy, Mines and Resources at best indicate very sparse and undetailed accounts of mineral exploration from the late 1800’s Klondike Gold Rush until the late 1960’s when Canadian Occidental Petroleum Ltd. initiated a regional reconnaissance exploration program. In the late 1990’s, moderate interest renewed in the Property area but very limited exploration was performed by non-governmental organizations.

The greatest source of geological information was the initiation in 1999 by the Geological Survey of Canada (GSC) and the National Research Council (NRC) of the NATMAP – Ancient Pacific Margin Project. This multi-year, multi-disciplinary initiative aimed to elucidate the stratigraphic and tectonic framework of the belt of rocks that lies between ancestral North America and the oceanic/accreted terranes to the west – the pericratonic terranes. The northern portion of this initiative focused on the Yukon –Tanana Terrane covering the area of the Property.

No historic hard rock mining has occurred on the Property. However, the area has seen substantial placer mining operations from the 1800’s Klondike gold rush to present day.

Government and Academia

There exists a long history of geological work performed in the Property area by government organizations, in particular the Yukon Geological Survey (and predecessors) and the GSC. Most information can be accessed via open file reports. In 1996, Mortensen of the Exploration and Geological Service, Yukon, Indian and Northern Affairs Canada produced a notable open file geological compilation: Geological Compilation Maps of the North Stewart Rive Map Area, Klondike and sixty-mile districts. This map more than adequately integrated and compiled previous geological mapping efforts.

Perhaps the greatest source of geological information was the initiation in 1999 by the GSC and the National Research Council (NRC) of the NATMAP – Ancient Pacific Margin Project. This multi-year, multi-disciplinary initiative aimed to elucidate the stratigraphic and tectonic framework of the belt of rocks that lies between ancestral North America and the oceanic/accreted terranes to the west – the pericratonic terranes. An ancillary goal of the project is to characterize the metallogenic potential of the pericratonic terranes. The northern portion of this initiative focused on the Yukon –Tanana Terrane covering the area of the Property and all data is contained with GSC Open File 4308. In 2000 and 2001, multi-sensor airborne surveys (radiometry, magnetometer) were flown over approximately 75% of the Property. As well, a robust geological mapping and geochronology program was initiated by Ryan and Gordey (2001) of the GSC that encompassed the entire Property. Mapping was done at a 1:50,000 scale although the final map products were produced at 1:100,000. This map remains the best geological data source for the Property to date.

Other notable geophysical work that encompassed at least parts of the Property include the 500 metre line spacing McQuesten-Minto airborne magnetic survey (GSC open files 6106 to 6123) published in 2009 that covered the southern portion of the Property and the 400 metre line spacing Lucky Joe airborne magnetic survey conducted in 2002 by Copper Ridge Explorations Inc. which covered a small portion of the northwestern half of the Property.

Historic Mining

No historic hard rock mining has occurred on the Property. However, the area has seen substantial placer mining operations from the Klondike Gold Rush in the 1800’s to present day. The Property falls within the Lower Stewart Placer Mining District where placer gold is primarily produced from Black Hills, Henderson, Barker and Scroggie Creek and their many smaller tributaries.

GEOLOGICAL SETTING

The Property is situated within the Yukon-Tanana Terrane (YTT), which spans part of the Yukon Territory and east-central Alaska. This terrane is part of the Intermontane superterrane, and is bounded to the northeast and southwest by the right-lateral Tintina-Kaltag and Denali-Farewell fault systems, respectively.

Between late Paleozoic and early Cenozoic the Canadian Cordillera was accreted to the western margin of the North American craton. Many of the accreted terranes consist of island-arc and oceanic juvenile rocks, but there are also terranes of older pericratonic affinity. The largest of these accreted pericratonic terranes is the YTT. The origin of these pericratonic terranes is not well understood, but they have isotopic and provenance ties to Archean and Proterozoic cratonic source regions. In the mid-Paleozoic, the YTT rifted southward and westward away from the north-west margin of Laurentia, in conjunction with the opening of the Slide Mountain ocean. Quartz-rich schists and gneisses are the result of continental margin-type deposition of sediments during this period.

Reversal of subduction and closure of the Slide Mountain ocean began in the mid-Permian, with re-suturing of the YTT occuring near its point of origin in the early Mesozoic. The Laurentian margin and the YTT both host late Devonian to early Mississippian and Permian igneous rocks. Mid Cretaceous intrusive rocks, also found intruding YTT, have commonly been associated with mineralization in the Tintina Gold Province, an arcuate zone that stretches across Alaska and western Canada hosting known mineral deposits like Pogo, Fort Knox and Dublin Gulch.

The lowermost unit in the Stewart River map area is a Middle Paleozoic metasiliciclastic rock unit dominated by psammites and quartzites correlating to the Snowcap assemblage elsewhere in the YTT. The Snowcap assemblage is interpreted as a metamorphosed continental margin and consists mostly of meta sedimantary quartzites, psammites, pelitic calc-silicic schists along with amphibolites and minor ultramafic rocks. The basement was metamorphosed during the Permian. Jurassic thrusting created km-scale stacked thrust sheets marked along strike with thin m-scale lenses of commonly magnetic ultramafic rocks. This thrusting event overprinted by Permian metamorphic fabric and was followed by subsequent deformation associated with late Cretaceous normal faulting. Younger intrusive rocks include granodiorites of Jurassic and mid Cretaceous age, and upper Cretaceous Carmacks Group consisting of dacites, andesite, basalt and minor rhyolite.

Property Geology

Until recently the YTT has been one of the most poorly understood terranes of the Canadian Cordillera due to its lack of exposure and complex geologic history. However, in the last decade more geological mapping in the Stewart River area has been undertaken by the GSC as a part of the NATMAP program. This mapping provides the most recent, regional scale mapping effort around the Property.

The Stewart River area is underlain by twice-transposed, amphibolite-facies gneiss and schist of mostly Paleozoic age that formed overturned tight to isoclinal outcrop-scale folds with shallowly-dipping axial planes that generally strike NNW. During a later stage of greenschist grade metamorphism, a series of pyroxenite and ultramafic pods or lenses intruded the rocks and were locally ductily deformed. The metamorphic rocks were subsequently intruded by a series of felsic sills that generally cut subparallel to foliation. Felsic sills/dikes range from aphanitic to porphyritic and commonly contain feldspars and mafics such as hornblende or biotite. Locally, a few of the felsic dikes underwent ductile deformation during greenschist grade metamorphism. These are intruded by younger plutonic rocks (Jurassic, Cretaceous and Eocene) and overlain by upper Cretaceous volcanic rocks. Metasiliciclastic rocks are widespread and dominated by psammite and quartzite, with lesser pelite and rare conglomerate. Preliminary detrital zircon geochronology and geochronology for plutonic rocks constrain the siliciclastic rocks to the Middle Paleozoic.

Amphibolite interdigitates with and stratigraphically overlies the siliciclastic rocks. Marble horizons occur within the amphibolite and siliciclastic rocks. Orthogneissic rocks with diorite, tonalite and granodiorite protoliths intrude both the siliciclastic and amphibole assemblages; it is interpreted as a subvolcanic intrusive complex.

Stratigraphically above the siliciclastic rocks a unit of intermediate to mafic metavolcanic rocks including amphibolites and orthogneisses represent a continental arc system. It has been suggested that the mafic orthgneisses and the potassic augen gneisses may comprise a subvolcanic intrusive complex of late Devonian to Mississippian granite, tonalite, diorite, monzogranite, and granodiorite intrusions. Other rocks include carbonaceous pelite, chert and minor quartzite of the Nasina assemblage. To the north of the Property is the Permian Klondike schist. The Klondike schist is a highly fissile muscovite/chlorite-quartz schist primarily of volcanic protoliths.

Late brittle faulting has since affected the rocks, forming conspicuous linear drainages that cut across ridges. Locally along and adjacent to these brittle fault zones are patches of hydrothermal alteration that have developed where hydrothermal fluids have circulated through structurally favourable rocks.

DEPOSIT TYPES

Exploration on the Property is not sufficiently advanced to assign specific deposit types to the Property. Regionally, the White Gold District – Dawson Range experienced ±40 million years of protracted intrusive activity from the Late Cretaceous to Early Tertiary with multiple associated gold veins and breccia bodies, including epithermal (Mt. Freegold, Eureka Dome), intrusion-related (Mt. Freegold), porphyry (Casino), and auriferous skarn (Sonora Gulch) occurrences. Accordingly, the primary target deposit type on the Property is intrusion-related gold, similar to styles of mineralization observed and reported from mineral deposits and occurrences elsewhere in the district, and the secondary targets are epithermal Ag-Au and mesothermal (orogenic) Au mineralization, with some potential for porphyry Cu-Au and Au skarn deposits.

Intrusive-related Au Systems

Intrusive-related Au systems have only been recognized as a distinct deposit, and appear to be gradational with epithermal and mesothermal styles of Au mineralization. Intrusive-related Au deposits generally form at convergent plate margins and are associated with intermediate, oxidized, I-type or magnetite-series plutons, and often occur in districts that also host Sn and or W deposits. Mineralization typically involves carbonate-rich fluids and enrichment of the pathfinder elements Bi, W, As, Mo, Te, Sb, Pb and Zn, in addition to Au. A distinct variant of the intrusive-related deposit type that is typical of the Tintina gold province in the Yukon Territory and Alaska are deposits associated with reduced intrusive bodies. The particular pathfinder suite associated with Au mineralization appears to depend on proximity to the intrusion driving hydrothermal fluid circulation.

Intrusions of Jurassic to Cretaceous age occur on or within close proximity to the Property and thus provide a potential locus for the circulation of intrusive-related hydrothermal fluids. Some ridge & spur soil samples collected in 2010 on the Property show evidence of geochemically anomalous levels of Au, Mo, Pb, As, Sb and W, as do some outcrop samples also collected on the Property in 2010. While grassroots geochemical results to date are encouraging, they do not guarantee discovery of economically significant Au mineralization on the Property.

Epithermal Ag-Au Deposits

Epithermal Ag-Au deposits are also located at convergent plate boundaries associated with intermediate to felsic volcanism. They are associated with intrusions emplaced at shallow depths of between 2 and 5 km, and mineralization generally occurs as stockworks, disseminations, and complex veins systems characterized by banded, crustiform and brecciated textures. Geochemically, the deposits typically have a Ag:Au ratio greater than 1, and are enriched in Cu, Pb, Zn and Hg. Wallrock alteration can be extensive in these systems, and varies depending on whether the deposits formed in high- or low-sulphidation systems.

Several geological features on the Property consistent with intrusive-related Au systems, such as Jurassic and Cretaceous igneous activity, would also be consistent with epithermal Ag-Au mineralization. The presence of anomalous Hg in rock samples collected from the Property in 2010 are also consistent with an epithermal style of Ag-Au mineralization. However, these observations do not guarantee discovery of economically significant Ag-Au mineralization on the Property.

Mesothermal (Orogenic) Lode-Quartz Veins

Mesothermal Au deposits generally form late during orogenesis of accretionary belts adjacent to continental magmatic arcs over a wide range of temperatures and pressures. They are typically structurally-controlled and generally (but not exclusively) hosted by rocks of low (sub-amphibolite) metamorphic grade. Although often consisting of Au-only in quartz veins, they are variably associated with elevated As, Cu, Pb, Zn, Te, Mo, Sb and W, and thus overlap intrusive-related and epithermal deposits geochemically.

Meta-sedimentary rocks of the Snowcap assemblage on the Property were metamorphosed to amphibolite metamorphic grade during the Paleozoic, although they have also been metamorphosed at sub-amphibolite grade during more recent tectonic events. The Property is traversed by numerous geophysical lineaments that may be related to faults. Geochemical enrichments of As, Mo, W and Sb in both soil and rock samples collected from the Property in 2010 would also be consistent with a mesothermal style of Au mineralization. However, these observations do not guarantee discovery of economically significant Au mineralization on the Property.

Placer Mineralization

There are numerous gold placer mining claims and operations that overlap on to the Property quartz claims. To date, no attempt has been made to correlate placer-type gold mineralization with bedrock-hosted gold mineralization in the White Gold District. For the neighboring Klondike placer-gold district, it was found that placer-gold mineralization there was mainly, if not entirely, derived from mesothermal quartz veins. It stands to reason though that the source of gold in the White Gold District and Property’s placer comes, in some part, from proximal bedrock sources. The preceding statements could not be verified by the Authors and this information is not necessarily indicative of the mineralization on the Property.

MINERALIZATION

In-situ gold mineralization has yet to be discovered on the Property. Historically, placer-type gold mineralization and operations occur within the Property although the Company has not yet acquired any placer claims, licenses or permits for placer mining.

EXPLORATION BY THE COMPANY

The Company plans to utilize a multi-phase exploration strategy for the Property; a strategy similar to the very successful strategy utilized by Underworld Resources Inc. (“Underworld”) on its White Gold Property. The Company’s exploration plan for the Property is detailed below:

1.	Compilation and interpretation of all historical data;
2.	Property-wide ridge and spur geochemical soil sampling and follow-up stream sediment sampling
3.	Interpretation and integration of initial geochemical results with historical data, in particular magnetic surveys, stream sediment sampling and available geology;
4.	Prioritize and target anomalous areas based on item 3 above;
5.	Grid soil sampling, trenching, detailed geological mapping and geophysical surveys over anomalous areas based on item 4 above;
6.	Diamond drill priority targets identified from items 3 through 5 above.

To date, the Company has compiled pre-existing geological data; undertaken an extensive ridge and spur soil geochemistry program; conducted a preliminary bedrock/structural interpretation; contracted Eureka Consulting to analyze and interpret publicly available satellite and gravity data and make preliminary structural interpretations for the region; ground-truthed and prospected areas of interest determined from the initial results of the soil geochemistry program, initial structural interpretations and staked additional claims; performed a critical geochemical review of the historical stream sediment sampling; and integrated these results with the recently acquired soil and rock geochemistry.

Compilation

A preliminary compilation of all geological, geophysical and geographical data was undertaken by geological consultants to the Company in the months following the acquisition of the option to the Property. The Authors do not feel this is complete and recommend a complete integration and compilation of all data into a Microsoft ACCESS™ database or similar database structure and format prior to future exploration work. Line Cutting

No line or grid cutting has been conducted on the Property by the Company other than the claim lines from the additional claim staking completed in September-October, 2010.

Geophysics

No geophysical surveys have been performed by the Company on the Property to date. The Company contracted Eureka Consulting to acquire, analyze and interpret satellite gravity and make a preliminary regional structural analysis of the White Gold District. Conclusions and interpretations from this report are as follows: 1) the main structural trends, both major and minor appear to be NW; 2) these lineaments appear to highlight a series of faulted blocks; 3) a major NW feature located in the NE corner of the dataset has a number of parallel structures that intersect the Company’s (and other landholders’) claims; 4) some minor NW oriented faults and conjugate features extend across the Company’s claims and could be prospective for mineralization although higher resolution groundwork would be required to validate and test this hypothesis.

Ridge and Spur Sampling Program

The Company conducted an extensive, Property-wide ridge and spur soil sampling program in 2010. A total of 7,752 ridge and spur soil samples were collected by contractor, GroundTruth Exploration Inc. The quality of the ridge and spur soil sample data is considered to be high, although the Au data suffer from high field and analytical variances. The following description draws on a detailed exploratory data analysis of the data. Most relevant to the discussion of geochemical data is the presence of residual soils within the Dawson Range that link soil geochemical anomalies to proximal bedrock Au mineralization.

Approximately 85% of the samples were collected from C horizon soils at depths of between 0.4 and 1.1 m. The shallowest samples and those samples collected primarily from B horizon soils come from the northern claim blocks. The vast majority of samples were collected from oxidized soil horizons, based on the colour of the sample recorded at the time of collection. Subtle variations in metal content occur in oxidized and reduced soil categories, such that leveling of the data may be necessary when comparing pathfinder elements from all soil samples.

Arsenic and, to a lesser extent, Cu, display a positive association with Au in scatter plots, and this is supported by significant Spearman Rank correlation coefficients, although the positive association between Au and Cu is not supported by robust correlation coefficients. Spearman Rank coefficients have been used as most elements do not conform to normal distributions, particularly those that contain censored data (i.e. data below the lower limit of detection). The elements Sb, Mo and Pb also show significant positive correlations with Au, and thus represent a pathfinder element suite similar to that observed elsewhere in the White Gold District. Cu shows a positive correlation with Fe whereas the other pathfinder elements for Au show no association with Fe content of the soil samples. Robust principal component analysis using log-transformed data and a correlation matrix supports this grouping of pathfinder elements (Au, As, Sb, Mo, Pb) and indicates that the first principal component (PCR1) from a limited array of trace elements and Fe would be a suitable indicator of proximity to Au enrichment in residual soils. The elevated pathfinder elements define a northwest-trending zone that is coincident in the northern part with a metamorphosed gabbroic body of Paleozoic and/or Mesozoic age. A similar conclusion holds for pathfinder elements leveled for oxidation state of the soils and elevated Au described in the following sections.

Although the Au data have analytical coefficients of variation of ~50%, they provide a useful guide for further exploration when used in isolation. Analysis of a probability plot of Au data suggests that values above 10 ppb represent weakly anomalous samples, whereas values above 100 ppb are highly anomalous. These samples overlap with the upper 98th percentile of PCR1 values, as well as with highly anomalous leveled pathfinder values, although there are differences in detail, as not all samples with elevated pathfinder elements contain anomalous Au. This may in part reflect the high analytical variance associated with the Au data.

Lithogeochemical Interpretation

Of the 143 rock samples taken during the reconnaissance program, only four samples contain anomalous Au in excess of 10 ppb, and these occur in the northern claim group. Au shows no positive association with any of the other pathfinder elements, but As correlates positively with Sb, Pb, Mo, Ba and Cd, based on Spearman Rank correlation coefficients and robust principal component scores (PCR2). Those areas elevated in the pathfinder elements are also elevated in Hg and W, suggesting an igneous association to elevated metals in the northeastern claim block.

While the rock geochemical data do not show particularly elevated Au values, they are locally indicative of hydrothermal alteration and do show evidence of elevated pathfinder element concentrations known to be associated with the White Gold District. It is not uncommon within mineralized systems for the host rocks to show erratic distributions of Au and pathfinder elements within close proximity to mineralized structures due to permeability controls on the flow of hydrothermal fluids during Au mineralization.

Stream Sediment Geochemical Review

The most recent compilation of open file regional stream sediment data for the Yukon Territory has been evaluated for the White Gold District. A few samples from the area contain >10 ppb Au, and no samples contain >100 ppb. This may in part reflect the small sample size used (10 g) and a high sampling variance associated with particulate Au. Alluvial Au deposits are widely distributed throughout the region, suggesting that higher Au values would be expected in the tributaries leading into alluvial workings if a sufficiently large sample or fine grain size is collected.

DRILLING

Historic Drilling

There has been no drilling recorded on the Property.

Drilling by the Company

The Company has not performed any diamond drilling o the Property to date.

SAMPLING METHOD AND APPROACH

Sampling of geological materials by contractors to the Company in 2010 is considered to have followed standard industry protocols. Sample submission included field duplicate and standard reference materials with the soil samples, and the laboratory provided data on both standard and certified reference materials and blanks. No independent certified reference materials were submitted by the Company to the laboratory, and there were no quality control samples submitted with the rock samples. The Authors consider the QAQC protocols adopted to be adequate for an early stage exploration program, and believe the Company is committed to following industry “best practice” QAQC protocols for future exploration programs.

Ridge and Spur Soil Sampling

GroundTruth was contracted to conduct the ridge and spur sampling program for the Company. Sampling traverses were pre-determined by the Company and/or GroundTruth and sampling crews were transported via helicopter to, or as near to, traverse lines on a daily basis from either the GroundTruth base camp in Dawson City or a number of smaller exploration camps set up at locations on the Property. Crews were equipped with all necessary equipment for soil sampling and recording of data: shovels, augers, pre-numbered sample bags, sample tags, flagging tape and metal tags to mark sample locations. Samples were taken along the pre-determined traverses at approximately 50 metre intervals with a protocol of a duplicate field sample taken at every 25th station. It should be noted that a field duplicate was not always taken at every 25th station but any variance was never more than +/- two sample stations. Generally, a soil sample and a rock chip sample representing weathered bedrock were taken from each sample location. Soil samples were collected preferentially from the C horizon, although about 1/6th of all samples collected were designated B horizon by the samplers. Soils were generally acquired using a “dutch” style open faced auger. The sampler would auger down through the soil profile. The depth of each sample depended on the thickness of the soil profile that usually ranged from 50 to 70 cm depth but did range from <40 cm up to 1.10 metres. Each individual ‘auger load’ was brought to surface and laid out on plastic bags for identification. Where the ‘B’ or ‘C’ horizon was identified, approximately 600 grams of unsieved soil material was bagged individually in pre-marked sample bags. Location and other pertinent sample data such as primary soil colour, approximate slope, sample depth, vegetation cover at each site and notes on the composition of the soil material were collected on hand-held GPS at the sample location and this data was uploaded to an ACCESS™ database program in the evenings. Sample locations were clearly marked in the field with flagging tape attached to the nearest tree, a metal tag with the sample number clearly marked secured to the nearest vegetation and assay lab tag sealed and placed in the vicinity of the actual auger hole. Data were checked for errors and corrected each evening by a GroundTruth field supervisor.

Soil samples from the northern half of the claim blocks were dried for approximately 3 days on racks at GroundTruth’s base in Dawson City, Yukon Territory. Samples from the southern half of the claim block were dried and then transported from a field camp located near Thistle Creek by helicopter to Dawson City. Samples were prepared and dried at field camp locations, assembled in to rice bags and transported periodically to the base camp in Dawson City via helicopter. Once in base camp, samples were organized in to lots of twelve and assembled into polypropylene bags, and stored in systematic order awaiting pickup by Acme Labs. Standard reference materials (SRMs) were inserted in to the sample streams at base camp or on occasion at the field camp location. Acme Labs picked up the samples from the base camp in Dawson City and transported the samples to their preparation lab in Whitehorse, Yukon. Receipt of samples was confirmed via email. Chain of custody forms were sent back to the Company and are stored in the Vancouver office. Pulps and rejects remain at the laboratory, and will be stored there for 1 year.

The collection of soil samples is considered to have been representative and unbiased, as the samples were collected from pre-determined sample locations in areas for which there was no knowledge of pre-existing gold mineralization (i.e. greenfields exploration). Samples were collected by trained personnel and are considered to be of high quality.

Rock Samples

Samples (grab, chip, float) were collected by geologists during the reconnaissance field program in September 2010. Daily traverses were discussed and decided by the geological team on a daily basis; with most traverses following the same paths as the soil sampling crews to maximize the area covered. Samples were collected at the geologist’s discretion with appropriate information recorded at each sample site including location, sample type, and description. Samples were transported back to Dawson City on a daily basis and subsequently transported to Acme Labs’ facility in Whitehorse, Yukon.

The collection of grab, chip and float rock samples in greenfields exploration is inherently unrepresentative, as sample collection is biased towards existing rock exposures and concentrated in areas of suspected mineralization. Sampling is directed towards determining the presence or absence of anomalous concentrations of the target element and/or relevant pathfinder elements in the area, and no meaningful estimates of potential grade can be inferred from the data for such an early-stage reconnaissance program. No mineralized zones have been identified on the Property, and so no systematic, representative sampling has been undertaken to date.

DATA VERIFICATION

The assay data collected so far from the Property are of a reconnaissance nature and verification of the data undertaken is considered to be early stage greenfields exploration assays. No attempt has been made by the Company to verify soil and rock assay results beyond the use of field and laboratory duplicate analyses.

Assay data were provided to REV by GroundTruth in the form of a spreadsheet produced from querying an ACCESSTM database. In addition to the 277 field duplicate samples collected during the soil program, 193 samples of a standard reference material (SRM) supplied by Aurum Geological in Whitehorse were inserted into rice bags for shipping.

After a statistical review of the data collected in 2010, REV concluded that the quality of the data is high. With the exception of Au, analysis of the pathfinder elements As, Sb, Mo, Pb and Cu show field preparation variations less than 20% and analytical variations less than 5%. The field and laboratory duplicate analyses for Au show a similar variation on the order of 50%. Aside from Au, for which no certified reference material was included with the analyses, the remaining pathfinder elements show less than 5% bias compared to SRMs included with the analyses. Gold biases would also be acceptable with removal of statistical outliers from the standard data sets.No independent QAQC samples were included with the shipment of rock samples to Acme Labs. Charting of Au and the main potential pathfinder elements in certified reference material Oreas 45P, a ferruginous multi-element reference material indicates that Au, As, Cu, Pb and Zn all fell within 3 standard deviations of the recommended mean value for the material. Overall, the quality of the data appears to be adequate.

SAMPLE SECURITY, PREPARATION, AND ANALYSES

Sample Security

All soil and rock samples were housed prior to transportation to the assay lab at GroundTruth’s base camp facility in Dawson City, Yukon. Samples were assembled and prepared for shipment either indoors or outdoors at GroundTruth’s base camp. The samples were supervised by GroundTruth’s personnel during regular working hours and the facility was gated and locked during overnight hours. While it is not ideal for samples to be stored outdoors and not specifically under ‘locked’ conditions, it is the authors’ opinion that sample security is of industry standards for soil and rock samples.

Sample Preparation and Analyses

All soil and rock sample geochemistry were performed by Acme Labs at their Whitehorse, Yukon and Vancouver, British Columbia facilities. Acme Labs is an ISO 9001 (2008) accredited laboratory.

Acme Labs Sample Preparation and Analyses

Soils

Once the soil samples arrived at Acme Labs in Whitehorse, they were further dried at 60 C and sieved to -80 mesh. Sieved pulps were then shipped to Acme Labs‘ main laboratory in Vancouver for analysis. It is worth noting that the sieved pulps were not re-mixed upon arrival in Vancouver, raising the possibility that gravity settling of Au particles in the samples may have occurred during transport. The samples were analyzed by Group 1DX2. 15 g of each sample was digested in dilute “aqua regia” (1 HCL: 1HNO3: 1 H2O) acid and the extract analyzed by ICP-MS.

Rocks

Once rock samples arrive at Acme Labs in Whitehorse for sample preparation they were crushed to 80% less than 2 mm and a 200 to 250 g split was transported to Acme Labs in Vancouver for pulverization. An aliquot of this material was analyzed by modified aqua regia digestion (1DX), followed by analysis by ICP-OES and ICP-MS, similar to the soil samples. A 50 g sample was also analyzed by fire assay for Au (GX-50).

Detection limits

The following table contains selected analytical detection limits for Acme Labs.

Element	Group 1DX Detection
Ag	0.1 ppm
Au	0.5 ppb
As	0.5 ppm
Bi	0.1 ppm
Cd	0.1 ppm
Co	0.1 ppm
Cu	0.1 ppm
Fe	0.01%
Hg	0.01 ppm

Mo	0.1 ppm
Ni	0.1 ppm
Pb	0.1 ppm
S	0.05%
Sb	0.1 ppm
Se	0.5 ppm
W	0.1 ppm
Zn	1 ppm

QUALITY ASSURANCE & QUALITY CONTROL

Ridge and Spur Soil Sampling

In addition to the 277 field duplicate samples collected during the soil program, 193 samples of a standard reference material (SRM) supplied by Aurum Geological in Whitehorse were inserted into rice bags for shipping at the average rate of 1 in every 36 samples, or one every 3 bags. Samples were processed and analyzed in random order. In addition to the quality control samples inserted by GroundTruth, Acme Labs inserted 227 standard reference materials, 225 blanks and 391 pulp repeats, at the rate of either 1 in 40 or 2 in 40 samples (i.e. per laboratory batch). The quality control data were reviewed in the process of preparing the Report.

Overall, the quality of the data was considered by the Authors to be high. There were variances associated with different stages of collection and analyses for the main pathfinder elements utilized in the interpretation of the data. The data used for these calculations was filtered to remove any values within 10 times the detection limit for the element under examination as this data may suffer from poor analytical precision by virtue of being close to the limit of detection.

With the exception of Au, analysis of the pathfinder elements As, Sb, Mo, Pb and Cu show field preparation variations less than 20% and analytical variations less than 5%. The field and laboratory duplicate analyses for Au show a similar variation on the order of 50%. Therefore, for example, a reported value of 50 ppb Au could lie between 25 and 75 ppb, so the use of absolute threshold values must be used with caution. Aside from Au, for which no certified reference material was included with the analyses, the remaining pathfinder elements show less than 5% bias. Gold biases would also be acceptable with reoval of statistical outliers from the standard data sets.

Rock Sampling

143 rock samples were collected by the Company’s contractors from September 21 – 27, 2010 and shipped to Acme Labs for analysis. Each sample weighed approximately 1 kg. No independent QAQC samples were included with the shipment of rock samples to Acme Labs. The following discussion is based on standards that Acme Labs included with the analysis. Preparation and pulp duplicate data have not been analyzed in any detail because most samples failed to contain any significant Au, and the pathfinder element levels were generally low. Charting of Au and the main potential pathfinder elements in Acme Labs’ internal certified reference material (CRM) Oreas 45P, a ferruginous multi-element reference material, indicates that Au, As, Cu, Pb and Zn all fell within 3 standard deviations of the recommended mean value for the material. Oreas 45P is not certified for Mo, and the Sb levels are close to lower limit of detection and so are unlikely to be reliable. Overall, the quality of the data appears to be adequate.

Comparison of Au data from fire assay appears to generally be higher than that obtained from the aqua regia digestion, although most analyses lie within 10 times the detection limit of the respective analytical techniques, and are therefore unlikely to be precise. For the purposes of interpretation in this report, the aqua regia data have been used as they will have higher precision at values less than 50 ppb. Fire assay analysis of the sample having the highest Au assay of 163.7 ppb confirms the anomalous Au levels.

ADJACENT PROPERTIES

Prior to the discovery of the Golden Saddle and Arc deposits by Underworld in 2008, the White Gold District had been subject to very little mineral exploration other than placer gold extraction. Following this discovery, the White Gold District became subject to a modern-day ‘staking rush’ as up to 40 junior mining and exploration companies and prospectors staked thousands of hectares of quartz claims. The following review of adjacent properties is based largely on publically available material that has not been independently verified. This information is not necessarily indicative of mineralization on the Property.

KINROSS PROPERTIES – WHITE GOLD, and JP/MAISY

The White Gold Property was discovered by Underworld Resources Inc. and is now currently being explored and advanced by Kinross Gold Corporation (“Kinross”). On July 1, 2010, Kinross acquired all the outstanding shares of Underworld for a cash value of $139.2 million. The flagship property of Underworld was the White Gold Property located approximately 10 km to the west-southwest of the Property. The JP/Maisy property is located immediately to the west of the Property North Blocks while the Black Fox property is approximately 3 km to the west of the Property South Blocks. Kinross has not formally released its exploration plans for its properties in the White Gold District but all indications were that they were conducting an extensive exploration program including diamond drilling, airborne magnetic surveys and soil sampling over the summer months of 2010.

White Gold Property

The White Gold property contains the Golden Saddle and Arc gold deposits. Underworld completed a $10 million program consisting of 25,800 meters of drilling in September of 2009. The objective of the program was to expand the gold discoveries made by the 2008 drill program with emphasis on Golden Saddle deposit. Sixty holes were drilled at Golden Saddle and 19 holes at Arc Zone. Regional targets at Minneapolis Creek, Donahue, South Donahue and McKinnon were also drill tested. Drilling at Golden Saddle deposit was highly successful resulting in a dramatic increase in the total gold resources. To date, three distinct styles of gold mineralization have been discovered on the White Gold property: Golden Saddle , Arc and mesothermal lode-quartz veins.

The Golden Saddle Deposit, which varies from 20 to 100 metres thick, has a footprint of 580 metres along strike and up to 560 metres down dip and remains open to expansion along strike to the northeast and down dip to the northwest. Strength of alteration and mineralization increases in intensity to the northeast. At Golden Saddle, gold mineralization is hosted by metamorphosed felsic intrusive units, as well as felsic and mafic metavolcanic rocks, and is associated with quartz veins, stockworks, and breccia zones, as well as pyrite disseminations that form NE striking and moderately NW dipping (±50o) tabular bodies of gold mineralization.

Gold mineralization at Golden Saddle is hosted in a meta-volcanic and meta-intrusive package broadly consisting of felsic orthogneiss, amphibolite, and ultramafic units. Mineralization is dominated by veined – disseminated pyrite within lode and stockworked quartz veins, quartz vein breccias, zones of pervasive silicification, and locally as limonite within strongly oxidized zones. Minor molybdenite, galena, and chalcopyrite are also observed and are generally associated with lode style veins and breccia zones. Rare veined massive stibnite has also been observed in the alteration halo adjacent to some quartz vein breccia zones. Sulphide minerals typically comprise <10% of the mineralized zones and there appears to be a correlation between pyrite volume and gold grades; particularly mineralization within the felsic orthogneiss.

Petrographic work indicates the dominant alteration minerals include quartz, sericite, and ankerite with minor albite, clay minerals and potassium feldspar. Fluids responsible for alteration and mineralization at Golden Saddle were introduced primarily along fractures and grain boundaries within rheologically favourable units such as the felsic orthogneiss and amphibolite gneiss. Multiple mineralizing events are recognized and lead to complexly overprinted alteration assemblages of sericite ± ankerite ± albite ±potassium feldspar. The earliest recognized alteration consists of sericitisation of foliation-parallel biotite, muscovite, and feldspars, replacing the coarse metamorphic minerals with fine grained sericite and albite. This was overprinted by later phases of coarse sericite ±ankerite ±albite. Sericitic alteration is also commonly overprinted and augmented by disseminated – veined Ti-rich hematite. Silicification occurs with all phases of mineralization as a pervasive silica overprint adjacent to mineralized fractures, quartz veins, and breccia zones. Distal to mineralization, alteration grades into an assemblage of sericite + chlorite ± carbonate replacing mafic minerals with minor sausserization of primary feldspars. Alteration assemblages appear to be very similar between the felsic orthogneiss and amphibolite hosts, however, the scale of alteration varies significantly. Felsic units typically have large (1 - >10m) halos of intense alteration associated with mineralization, resulting in a distinct “bleaching” of the rock due to decomposition of biotite, and localized silicification of fracture walls. Alteration halos in amphibolitic units are typically sharply defined and proximal (<1m) to mineralized veins and breccias with “distal” halo of carbonate ± quartz veinlets in unaltered amphibolites

(Paulsen et al., 2010). Locally, the hydrothermal alteration is overprinted by an oxidized zone related to wall rock -meteoric water interactions. The oxidation is strongly controlled by fractures/faults and is most prevalent within 50m of the surface, though oxidized zones are noted to occur to +400m depth within the mineralized zone. Ultramafic units don’t appear to be a primary host to mineralization. However, a distinct alteration assemblage of fuchsite, quartz, magnesite, and carbonate minerals occurs in the ultramafic units proximal to mineralized zones.

Gold mineralization at Arc is hosted in a meta-sedimentary package broadly consisting of banded quartzites and biotite schist with late cross-cutting felsic – intermediate dikes. Arc -type mineralization principally consists of the addition of veinlets of arsenopyrite, pyrrhotite, and graphite, with minor pyrite and sphalerite, within fracture zones. The most intense mineralization typically occurs in fold-hinge focused breccias that have a matrix of graphite, pyrite, and arsenopyrite. Hydrothermal sulphides are also disseminated within quartzite adjacent to the fractures, typically replacing metamorphic pyrrhotite, pyrite, and chalcopyrite. Gold typically occurs as micron scale blebs encapsulated in both disseminated and veined arsenopyrite and pyrite, and as free-grains in graphite. Gold grades typically average between 1.0 – 2.5 g/t within mineralized intervals. Alteration associated with Arc-style mineralization consists principally of silicification and the addition of hydrothermal graphite. The alteration is strongly fracture controlled, from micro to meso scale, and focused within the rheologically favourable quartzite. Extensive fracturing, with local brecciation and shearing, occurs within F3 fold hinges and has focused alteration/mineralization in these areas.

The Arc deposit located 500 meters south east of Golden Saddle is exposed at the surface. Gold mineralization up to 30 meters thick dips at 35o to the north east. The mineralization is hosted by metamorphosed sediments often occurring with breccias. The Arc deposit is open in all directions. The preceding statements could not be verified by the Authors and this information is not necessarily indicative of the mineralization on the Property.

Mesothermal style lode-quartz veins are also found throughout the White Gold property and typically consist of en-echelon suites of quartz veins (< 3m in width) with bonanza-style gold associated with pyrite and galena, ±sphalerite, ±chalcopyrite. The veins are typically lensoidal and discontinuous, and have narrow halos of sericite + carbonate alteration. The veins are interpreted to be older than Golden Saddle and Arc styles of mineralization, and are genetically similar to Jurassic mesothermal veins throughout the Klondike district to the north.

JP Ross/Maisy

The JP Ross/Maisy property was acquired by Underworld in 2009 due to its similarities to the White Gold property. During the 2009 field season, 4,380 ridge and spur soil samples, 1,827 grid soil samples and 181 rock chip samples were collected on the White Gold property and directly led to six new target areas to be followed up on during the 2010 season. Kinross has not released any information to date from the 2010 field season. The preceding statements could not be verified by the Authors and this information is not necessarily indicative of the mineralization on the Property.

KAMINAK GOLD CORPORATION – COFFEE GOLD PROJECT

Kaminak Gold Corporation (“Kaminak”) owns 100% of the Coffee Gold project, 1,803 claims (90,150 acres or 360 square kilometers) measuring approximately 43km long by up to 13km wide in the White Gold District, approximately 35 km south of the Property. The primary target at Coffee is a near surface, bulk tonnage gold deposit analogous to Kinross’s White Project - Golden Saddle Deposit. The preceding statements could not be verified by the Authors and this information is not necessarily indicative of the mineralization on the Property.

In the spring of 2010, Kaminak conducted the first ever drill program at Coffee, and two major gold discoveries were made at the Supremo and Latte Zones. Located 1km apart and on two separate structures, both these discoveries are open at depth and along strike. Presently, eight gold zones have been identified on the Property through soil-sampling; however, only 7% of the Property has been soil sampled. An extensive soil sampling program and trenching over previously identified anomalous soils was planned for the 2010 season but results have not been released to date. The preceding statements could not be verified by the Authors and this information is not necessarily indicative of the mineralization on the Property.

Kaminak has recently reported discovery of two new gold zones identified from their 2010 drilling program; the Double Double and Kona zones. The best drill intersections reported from the Double Double zone yielded 6.3 g/t

Au over 35 metres and 15.9 g/t Au over 5 metres (true width unknown) in two separate zones. The other new zone, the Kona zone, yielded two separate drill intersections of 2.2 g/t Au over 57 metres and 1.9 g/t Au over 23 metres.

GOLDEN PREDATOR CORP. – EUREKA PROPERTY

Golden Predator Corp.’s Eureka project includes over 300 contiguous quartz mining claims located within the Dawson Range lying 90 km southeast of Dawson City; immediately to the northwest of the Property. Previous explorers identified three showings exhibiting mineralization occurring in a series of subparallel NS NNW trending breccia zones composed of quartz, pyrite, arsenopyrite, and Fe Oxides. The breccias zones remain open in both directions along trend. The preceding statements could not be verified by the Authors and this information is not necessarily indicative of the mineralization on the Property.

In 2006, Strategic Metals Ltd. (“Strategic”) drilled ten reverse circulation holes on the Wealth showing that yielded best results of 0.592 g/t Au over 18.3 metres, 0.30 g/t Au over 15.25 metres, 0.48 gpt Au over 3.05 metres, 0.32 g/t Au over 9.15 metres and 0.42 g/t Au over 3.05 metres. True widths for the previous drill hole intersections are not known or could be verified by the Authors. Subsequent trenching and soil geochemical analyses have identified high priority drill targets for their 3,500 metre, 2010 reverse circulation drill program that commenced in June, 2010.

COPPER RIDGE EXPLORATIONS INC. – TAIPAN RESOURCES INC.- LUCKY JOE PROPERTY

Copper Ridge Explorations Inc. (“Copper Ridge”) owns a 100% interest in the Lucky Joe property, a copper-gold exploration property consisting of 548 claims, covering 9,000 hectares, located 50 km south of Dawson City. On Nov. 3, 2009, Copper Ridge announced that it had entered into an option agreement with Taipan Capital Corp. (now Taipan Resources Inc. (“Taipan”)), whereby Taipan can earn a 51% interest in the Lucky Joe property by making payments of $155,000 and issuing 500,000 shares to Copper Ridge and completing $2,000,000 in exploration over four years.

The Lucky Joe property consists of 548 claims with a total area of approximately 11,000 hectares and hosts a unique style of mineralization; possibly a gold-rich copper porphyry or an Iron Oxide Copper-Gold (IOCG) deposit type. Soil anomalies and a correlation with linear magnetic anomalies indicate a large aerial extent of potential mineralization while geological observations suggest that the mineralization is near surface and possibly flat-lying, with a strong correlation between gold and copper. Recent drill results by Copper Ridge in 2007 yielded include 7.3 metres of 0.905% Cu and 0.5 g/t Au, 26.6 metres of 0.152% Cu and 15.3 metres of 0.176% Cu.

Drilling results to date define a copper-gold mineralized horizon that extends for at least 1,500 metres and possibly greater than 3,500 metres in strike length. The horizon is defined by pyrite mineralization that occurs as both disseminated and massive to semi massive blebs throughout the host quartz-biotite-chlorite schist. Copper mineralization, with associated elevated gold values, occurs within this horizon as malachite near the upper sections and as disseminated to blebby chalcopyrite at depth. Taipan recently announced (September 17, 2010) results from a two-hole, 287 metre diamond drill program that only yielded weakly anomalous results at best from a 50 metre section of 2% to locally as high as 20% disseminated pyrite mineralization, with narrow contained zones of up to 5% disseminated magnetite.

MINERAL PROCESSING AND METALLURGICAL TESTING

Mineral processing or metallurgical testing has not been conducted to date on the Property.

MINERAL RESOURCE AND RESERVE ESTIMATES

No NI 43-101 compliant resource estimate is available for the Property as no potential economic mineralization has been identified to date.

OTHER RELEVANT DATA AND INFORMATION

Land Use Restrictions, Covenants and Other Interested Parties

The Company’s land package consisting of quartz claims on Crown Land has very limited restrictions with regards to mineral exploration. That said though, there are certain licenses, requirements and consultations that must be adhered to in order to effectively and continually advance mineral exploration on the Property.

First Nations Traditional Territories

Three First Nations groups have traditional territories that overlap on to the Property claims: Tr'ondëk Hwëch'in, Nacho Nyak Dun, and Selkirk First Nations' territories. These First Nations should be informed and consulted with on exploration plans well in advance of future company exploration activity.

First Nations Settlement Lands

The Tr'ondëk Hwëch'in First Nation holds two Category ‘A’ settlement land parcels, R-82A and R-18A. Category ‘A’ lands are where both the surface and sub-surface rights are owned by the First Nations. While these are not within the Property it is still prudent and highly recommended to consult with any First Nation settlement lands, in particular if exploration work requires traversing settlement lands.

First Nations Consultations

The following are some of the key consultation components that should be addressed by companies when researching and developing a project proposal for either exploration or licensing applications:

  identify nearby communities;

  identify key contact people in nearby communities (e.g. chief, councillors, lands officer, administrators, mayor);

  identify issues and concerns of importance to the communities;

  communicate the Company’s short and long term plans to the community;

  be aware of local cultural differences and communication styles;

  initiate meetings to exchange information between the Company’s President and the Chief, Director of Lands and Resources or other senior official(s).

Renewable Resource Councils

There are three Renewable Resource Councils with interests in the Property area: Dawson District, Mayo District and Selkirk District. Renewable Resource Councils (RRCs) are local management bodies in the Yukon established in areas where individual land claim agreements have been signed. RRCs are a voice for local community members in managing renewable resources, such as fish, wildlife, habitat and forestry matters, specific to their Traditional Territory. RRCs provide strong input into planning and regulation by the territorial, federal and First Nations governments. RRCs also play an important advisory role to the Yukon Fish and Wildlife Management Board by raising awareness of specific issues and providing local and traditional information. Establishing relations with the principals of these RRCs is highly recommended for future exploration advancement.

Registered Trap lines

Three registered trap lines, numbers 62, 57 and 64, traverse through the Property. It is recommended to contact and consult with the owners of these trap lines and make every effort to avoid them during exploration activities.

Other Possible Interested Parties

Although the Property does not encompass any National or Provincial Parks, Canadian Parks and Wilderness and the Yukon Conservation Society are active with regard to mineral exploration and mining activity and it is highly recommended to consult these organizations as the Property advances exploration to later stages. The Yukon Quest

1,000 mile international dog race and various other dog sled tourism operators may also require consultation, particularly if the Company plans to use the winter trail from Pelly Crossing to access the Property.

Placer Mining Operations

There are significant placer mining operations (Class 4 Land Use permit) currently on the Property with the bulk of activity concentrated along Black Hills Creek and its tributaries in the northern half of the Property and Barker Creek and its tributaries in the southern half. These operations run concurrently with the exploration field season. As access to the Property necessitates traveling through active placer mining operations it is integral that the Company consult with each individual operation, receive verbal and/or written permission to travel through their operations and establish any safety protocols with respect to travelling through active industrial operations. As well, some of these operators have a great deal of ‘local’ knowledge of the area, both geographic and geological, that may aid future exploration efforts. These industrial operations also possess the heavy equipment and knowledge for infrastructure construction (i.e. road building, airstrip construction) that will aid mineral exploration on the Property.

INTERPRETATION AND CONCLUSIONS

The initial phase of exploration by the Company yielded considerable evidence for the potential of the Property to host gold mineralization. Key interpretations and results are as follows:

  Preliminary structural analysis by Colin Brodie yielded 16 structural targets that may represent gold- bearing structures. However, the magnetic data is far too coarse to properly resolve secondary and tertiary structures likely to host gold mineralization. It is recommended to upgrade the geophysical database with either airborne magnetometer or ground magnetic surveys at substantially tighter line-spacings (<200 m) and integrate these data with the geochemistry and geology.

  The ridge and spur sampling geochemistry produced multiple anomalous values or zones of enrichment in both Au and common pathfinder elements for Au. These results, can in most part, be correlated with the limited reconnaissance mapping and stream sediment data but clearly there are large gaps in the data that must be mitigated to properly assess the validity and target potential of the anomalous ridge and spur Au and pathfinder responses.

  Satellite gravity structural interpretation depicts a minor, but prominent NW structural feature proximal to the additional claims staked on the NE side of the Property. This shows promise as a lot of the anomalous soil Au and pathfinder anomalies (with associated stream sediment anomalies) and initial geological interpretations for the area (substantial alteration) occur very proximal to this feature. Minor structures extending to the west-southwest of this structural feature not identified to date (but can be easily hypothesized) could be Au-bearing and the source for the anomalous responses.

  The NE corner of the Property (Area 1 from the reconnaissance program) clearly has the highest initial target ranking with the presence of strongly altered augen gneiss and numerous Au and pathfinder anomalies and a proximal major structure immediately to the east-northeast.

Based on the key interpretations and observations listed above, the Company has determined that the Property is a property of merit and worthy of advanced mineral exploration. The geological similarities to adjacent mineral discoveries along with newly acquired geochemical data, observations and preliminary interpretations suggest that the Property may host substantial, undiscovered gold mineralized systems.

RECOMMENDATIONS

The following recommendations for the next two phases of exploration are presented below and are based on results to date, interpretations and recommendations from other consultants to the Company, and discussions with management of the Company. The Phase 1 exploration program includes airborne geophysics, geological mapping, additional ridge and spur soil sampling, grid sampling and stream sediment sampling. A phase two exploration program including additional grid soil sampling, geological mapping, trenching and core drilling is contingent upon the results received from the Phase 1 program.

Thereafter, any further exploration programs will be considered on a merit basis following the Company’s technical staff compiling and prioritizing all available data with respect to prospective geological, geochemical and geophysical features, as well as logistics and scheduling. The Company intends to concentrate most of its efforts on the northern block of the Property claims, and, in particular, the north-eastern corner and any new claims. The Company will not be conducting any work programs on the southern block of its Property in the immediate future.

Phase 1 Exploration Program

Airborne Magnetics and Radiometrics

This would ideally be completed prior to the field season and should be completed and interpreted prior to the commencement of extensive field-work. An initial target area would be the north-eastern corner of the Property in a corridor paralleling Black Hills Creek and to the west although it is highly advisable to generate new magnetic and radiometric data for the entire Property. Line spacing should not exceed 150 metres.Ridge and Spur Sampling

Completion of reconnaissance soil sampling on the newly staked ground should be viewed as a top priority and completed as early in the field season as possible.

Stream Sediment Sampling

A follow-up stream sediment program using appropriate sample volumes and grain sizes for particulate Au analyses, coupled with modern analytical detection limits for key pathfinder elements, is recommended. Sample density should be based on catchments having areas of less than 10 km2. This should be undertaken to ensure that ridge & spur soil sampling hasn’t missed any mineralized areas in the catchments.

Grid Soil Sampling

Extensive grid cutting and soil sampling over high priority targeted areas. If possible, use of a portable XRF device to provide the exploration team with ‘real-time’ results and allow the team to prioritize exploration efforts as they are received.

Detailed and Regional Geological Mapping

Detailed mapping over priority target areas with the aid of a portable XRF device.

Phase 2 Exploration Program

Due to the limited field season in the Yukon and dependent upon positive results from the Phase 1 exploration program, the Company intends to conduct an additional exploration program including:

1.

Trenching. Extensive trenching should be conducted on verified exploration targets deduced from geological mapping and grid soil sampling from the Phase 1 exploration program. Channel lithogeochemical sampling with the use of a portable XRF for analysis;

2.	Additional Ridge and Spur Sampling over remaining underexplored areas;
3.	Regional reconnaissance mapping over unexplored portions of the Property; and
4.	Diamond Drilling: drill testing of high priority targets produced from the Phase 1 exploration program.

Exploration Budgets

The proposed exploration expenditures for the Phase 1 program are $2,312,200; and for the Phase 2 program are $2,593,250.

The following represents the detailed budgets and expenditures for the Phase 1 and Phase 2 exploration programs.

Phase 1 Exploration
Item	Description	Cost ($CDN)
Airborne geophysics	Helicopter magnetics survey, 11,000 line km, mobilization and interpretation included	550,000
Field Camp	Construction of 25 person field camp on Black Hills Creek	130,000
Ridge & spur sampling	3,000 samples at $25/sample, contractor	75,000
Stream sediment sampling	100 samples at $50/sample	5,000
Grid soil sampling	5,000 soil samples at $25/sample, contractor	125,000
Geological mapping	Detailed geological mapping, 600 rock samples	included elsewhere
Assay costs	10,440 samples (including QAQC) at $25/sample	261,000
Helicopter charter	Field crew support at $1575/hr	220,000
Fixed wing charter	Charter flights ex Whitehorse	30,000
Equipment rental	Trucks, Dawson office, portable XRF	21,000
Equipment	Field equipment and supplies	80,000
Salaries	Project Geologist, 3 Geologists, 4 Technicians, camp management, cooks, labour, plus travel costs to Yukon	425,000
Camp costs	Operation of a 25 person camp, food, accommodation, telecommunications	145,000
Fuel	Jet B and diesel for helicopter, camp and vehicles	35,000
Contingency (10%)		210,200
	Total	2,312,200

Phase 2 Exploration
Grid soil sampling	7,000 soil samples at $25/sample	175,000
Geological mapping	Detailed mapping of target areas, 400 rock samples	included elsewhere
Trenching	Two portable back hoes and operators, 2,000 samples	100,000
Core drilling	3,000 meters at $150/meter, 1,500 samples	450,000
Assay costs	13,100 samples (including QAQC) at $25/sample	327,500
Helicopter charter	Field crew and drill support at $1,575/hr	410,000
Fixed wing charter	Charter flights ex Whitehorse	55,000
Equipment rental	Trucks, Dawson office portable XRF, etc	50,000
Salaries	Project Geologist, 3 Geologists, 4 Technicians, camp management, cooks, labour, consultants, plus travel costs to Yukon	550,000
Camp costs	Food, accommodation, telecommunications	195,000
Fuel	Jet & diesel fuel	45,000
Contingency (10%)		235,750
	Total	2,593,250

USE OF PROCEEDS

Proceeds and Funds Available

We estimate we will have the following net funds available to us following closing of the Offering:

Source of Funds	Funds
Gross Proceeds of the Offering	$6,400,000
Agents’ Commission[1]	$298,000
Remaining Offering Costs[2]	$107,000
Net Proceeds of the Offering	$5,995,000
Working Capital (February 28, 2011)[3]	$179,964
Net Funds Available	$6,174,964

1.	Assumes the balance of the Agents’ Commission is fully paid for in cash.
2.	Includes the full estimated amount of all legal, audit and accounting costs, the balance of the Agents’ expenses, and all filing fees with the Exchange and Securities Commissions.
3.	The February 28, 2011 working capital includes $329,692 of cash and current assets, and $149,728 of current payables.

Principal Purposes

We intend to use our available funds as follows:

Principal Purpose	Funds
Phase 1 Work Program on the Property	$2,312,200
Phase 2 Work Program on the Property	$2,593,250
General and Administrative Expenses[1] (12 months)	$545,004
Staking Costs (payable under the Property Option Agreement)	$431,575
Royalty payment under Property Option Agreement	$100,000
Unallocated Working Capital	$192,935
Total:	$6,174,964

1.	Our projected monthly general and administrative expenses for the next 12 months include the following:
	Rent	$1,500 per month
	Office & Administration	$6,917 per month
	Professional Fees (legal & audit)	$5,833 per month
	Management Fees	$17,500 per month[1]
	Consulting Fees	$8,000 per month[2]
	Director Fees	$4,000 per month[3]
	Transfer Agent Fees	$1,667 per month
	Total:	$45,417 per month

[1]	$12,500 to be paid to Adrian Fleming a director and officer of the Company and $5,000 to be paid to ArkOrion Enterprises Inc., a company controlled by Adam Kniec, an officer of the Company.
[2]

$3,000 to be paid to JR Management Corp. (a private company owned by Darryl Cardey, a director of the Company) and $5,000 to be paid to Chelmer Consulting Corp. (a private company owned by Darren Devine, a consultant to the Company).

[3]	$1,000 to be paid to each of Darryl Cardey, Gregory Fekete and Stephen Swaffield in their roles as directors; and an additional $1,000 to Darryl Cardey in his capacity as Chair of the Audit Committee.

We intend to spend the funds available to us as stated in this Prospectus. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. If such event occurs during distribution of the securities offered under this Prospectus, we may have broad discretion in the application of such net proceeds and, if required, an amendment to this Prospectus will be filed. Pending utilization of the net proceeds derived from the Offering, we intend to invest the funds in short-term, interest-bearing obligations.

Our net available funds will be sufficient to fund our operations for at least 12 months.

To date we have depended on equity capital to finance our activities. For the fiscal year ended October 31, 2010, we had a negative operating cash flow. We are an exploration stage company and have no operating revenue; consequently we will continue to have a negative operating cash flow for the foreseeable future. It is expected that the funds raised from the Offering, together with our existing cash resources will be utilized to fund negative operating cash flow and that additional funds will be required to fund negative operating cash flow in the future.

Business Objectives

Our immediate business objective is to complete the Offering and obtain a listing on the Exchange. The aggregate remaining costs of completing these objectives are estimated at $128,000 (including legal costs, auditor fees, filing fees for the Exchange and the Securities Commissions, and expenses of the Agents).

We intend to carry out a two-staged recommended exploration program that is estimated to cost $4,905,450. If the results of these initial work programs warrant continued exploration, it is intended that a further work program will be carried out. We do not have the financial resources to complete such additional work program, and no assurance can be given that we will be able to raise such financing on terms acceptable to us, or at all. Our Phase 2 exploration work program is contingent upon receiving positive results from the Phase 1 work program. We may amend the Phase 2 exploration work program to reflect unexpected results from the Phase 1 work program; or may cancel the Phase 2 work program if the results from the Phase 1 program are unsatisfactory. Should the Phase 2 work program be reduced or cancelled, we will use any remaining funds for investigating alternative mineral resource opportunities.

Milestones

Our business objective of completing the Offering under this Prospectus will occur shortly after the Offering Day; and our business objective of listing on the Exchange will occur on the Listing Date. The Phase 1 and 2 exploration programs are expected to take 14 weeks to complete, and the results will take an additional four months to compile.

DIVIDENDS OR DISTRIBUTIONS

We have not paid dividends since our incorporation. While there are no restrictions precluding us from paying dividends, we have no cash flow, and we anticipate using all available cash resources toward our stated business objectives. As such we do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to finance our business operations. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis includes financial information from, and should be read in conjunction with, the audited financial statements of the Company for the period from incorporation on June 4, 2010 to October 31, 2010 and the notes thereto, appearing elsewhere in this Prospectus, as well as the disclosure contained throughout this Prospectus.

The following MD&A is as of January 31, 2011.

Overall Performance

The Company was incorporated on June 4, 2010 and commenced business at that time. Our business has been to operate as a mineral resource exploration and development company primarily focused on the acquisition and exploration of the Property, and obtaining a listing on the Exchange. To those ends, we have (i) entered into an option to acquire a 100% interest in the Property; (ii) raised sufficient funds to make initial payments under the Property Option Agreement and undertake an initial $664,607 of exploratory work on the Property; (iii) commissioned the Report on the Property; and (iv) engaged the Agents to assist in our application to the Exchange for a listing of our Shares and to assist in the Offering. As of the date of this Prospectus, we have raised an aggregate of $1,382,752 through the sale of our Shares.

Financial Information

The following table summarizes selected financial data from our audited financial statements for the period from incorporation on June 4, 2010 to October 31, 2010, and should be read in conjunction with such statements and related notes, contained in this Prospectus:

Item	Period from incorporation on June 4, 2010 to October 31, 2010 (Audited)
Revenues	Nil
Expenses	$909,432[1]
Net Loss	$909,432
Current Assets	$173,138
Resource Property	$307,000
Total Assets	$483,013
Current Liabilities	$350,883
Working Capital (Deficit)	($177,745)
Shareholders’ Equity	$132,130
Number of Shares Outstanding	4,900,000

As of the date of this Prospectus, the Company is not a reporting issuer in any jurisdiction.

Results of Operations

The audited financial statements for the period ended October 31, 2010 reflect our start-up costs and initial operations. There are no comparative periods as the Company was incorporated on June 4, 2010. Briefly, as at October 31, 2010 we had:

(i)	raised $449,627 through the sale of our securities;

(ii)	paid $200,000 and issued 400,000 Shares toward the option price for the acquisition of the Property, and incurred an additional $57,000 of staking costs;

(iii)	incurred $664,607 of expenditures on exploration of the Property. We had an aggregate of $350,883 of accounts payable as of October 31, 2010; and

(iv)	incurred additional cash expenses of $58,515.

The Property expenditures include $180,936 in aircraft expenses; $149,435 in soil sampling; $137,675 in assays, $52,870 in camp expenses, $36,735 in geological consulting and analysis. For the period from inception to October 31, 2010 we incurred $244,825 in general and administrative expenses, which included (i) $186,310 of stock based compensation expense pertaining to 1,502,500 Shares sold to management and others at $0.001 ($1,503) that had a fair market value of $187,812; (ii) $25,878 of consulting fees; (iii) $15,000 of salaries and benefits, and (iv) $13,500 of audit and accounting costs.

Subsequent to October 31, 2010, we raised an additional $933,125 through the sale of 3,732,500 of our Shares at $0.25 per Share.

Liquidity - Working Capital

As at October 31, 2010 we had a working capital deficit of $177,745, including cash of $127,463 and current liabilities of $350,883. As at February 28, 2011 we had working capital of $179,964 (current assets of $329,692 less current liabilities of $149,728). We estimate that upon Closing of the Offering we will have available capital of approximately $6,174,964.

We have no cash flow from operations. We are dependent upon raising equity financing to sustain our operations. No assurance can be given that we will be successful in raising equity financing in the future on terms acceptable to us, or at all.

Outstanding Share Data

Our authorized share capital consists of an unlimited number of Common Shares without par value.

At October 31, 2010 there were 4,900,000 Shares issued and outstanding. As at the date of this Prospectus, there are 8,632,500 Shares issued and outstanding, that collectively were issued for aggregate consideration of $1,432,752 (including 400,000 Shares issued pursuant to the Property Option Agreement at a deemed price of $0.05 per Share and recorded as $0.125 per Share in the Company’s financial statements for GAAP purposes).

Changes in Accounting Policies

The Company did not make any changes to its accounting policies during the period ended October 31, 2010. The Company will adopt new accounting policies regarding Business Combinations, Consolidated Financial Statements, and Non-Controlling Interests. The Accounting Standards Board issued CICA section 1582 – Business Combinations; section 1601 – Consolidated Financial Statements; and section 1602 – Non-Controlling Interests which supersede current sections 1581 – Business Combinations and 1600 – Consolidated Financial Statements.

Section 1601 provides revised guidance on the preparation of consolidated financial statements, and section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. These new sections seek to harmonize Canadian accounting for business combinations with IFRS. These sections will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Earlier adoption is permitted. The Company will be required to adopt these sections effective November 1, 2011. The adoption of these sections is not expected to have a significant impact on the Company’s financial statements.

Critical Accounting Estimates

Our significant accounting policies are presented in Note 2 of the audited financial statements for the period ended October 31, 2010. Note 2 provides that the preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions. Such estimates may have a significant impact on the financial statements. The Company regularly reviews these estimates; however, actual amounts could differ from the estimates used and accordingly affect the results of operations.

These estimates include:

  The carrying values of mineral properties

  The valuation of future income taxes and allowances

  The valuation of financial instruments

  The valuation of stock-based compensation

Financial Instruments

Our significant accounting policies regarding our financial instruments are set out in Note 2 (k) to our financial statements included in this Prospectus. Our only financial instruments consist of cash, receivables, accounts payable, and accrued liabilities. We are of the opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.Contractual Obligations for Next Five Years

The Company has no contractual obligations over the next five years, other than limited obligations under the Property Option Agreement. All payments, Share issuances and exploration expenditures are optional to the Company, except for the reimbursement of the Property Optionor’s staking costs of $431,575. Should we wish to maintain the Property Option Agreement in good standing, then commencing on July 7, 2011, we are required to make annual advance royalty payments of $100,000 per year for the first five years, and $50,000 per year thereafter. We have no office lease or material equipment lease obligations.

Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract metal from the ore and to develop the mining and processing facilities and infrastructure at any site chosen for mining. No assurances can be given that any ore reserves will be determined, or that we will be successful in raising the funds necessary to fully develop the Property.

Adoption of New Accounting Standards

Transition to International Financial Reporting Standards (“IFRS”)

Canadian publicly accountable enterprises will be required to adopt IFRS in replacement of Canadian generally accepted accounting principles ("GAAP") for fiscal periods beginning on or after January 1, 2011. This transition is effective for the Company on November 1, 2011, and will require the Company to present its financial statements under IFRS starting with its first quarterly report for the period ended January 31, 2012, with restated comparative information for the comparative quarter ended January 31, 2011, also under IFRS.

IFRS Transition Plan:

The Company has established a comprehensive IFRS transition plan. There are four phases that will be followed to ensure compliance with IFRS as follows: (1) Impact assessment (2) Detailed planning (3) Implementation and (4) Post implementation review.

Impact of Adopting IFRS on the Company’s Financial Statements:

The adoption of IFRS will result in some changes to the Company’s accounting policies that are applied in the recognition, measurement and disclosure of balances and transactions in its financial statements. However, based on its evaluation to date, the Company does not expect any changes to its accounting policies that would result in significant changes to line items within its financial statements.

The following provides a summary of the Company's evaluation of potential changes to accounting policies in key areas based on the current standards and guidance within IFRS. This is not intended to be a complete list of areas where the adoption of IFRS will require a change in accounting policies, but to highlight the areas the Company has identified as having the most potential for a significant change.

First Time adoption (IFRS 1)

IFRS 1 provides guidance to entities on the general approach to be taken when first adopting IFRS. The underlying principle of IFRS 1 is retrospective application of IFRS standards in force at the date an entity first reports using IFRS. IFRS 1 acknowledges that full retrospective application may not be practical or appropriate in all situations and prescribes:

-	Optional exemptions from specific aspects of certain IFRS standards in the preparation of the Company’s opening balance sheet; and
-	Mandatory exceptions to retrospective application of certain IFRS standards.

The Company has not yet identified optional exemptions that it expects to adopt in its preparation of an opening IFRS statement of financial position as of November 1, 2010, the Company’s transition date. However, prior to reporting interim financial statements in accordance with IFRS for the quarter ended January 31, 2012, the Company may decide to apply optional exemptions contained in IFRS 1. Additionally, IFRS 1 contains disclosure requirements to highlight changes made to financial statement items due to the transition to IFRS.

IFRS 1 does not permit changes to estimates that have been made previously. Accordingly, estimates used in the preparation of the Company’s opening IFRS statement of financial position will be consistent with those made when preparing the Company’s financial statements under current GAAP. If necessary, estimates will be adjusted to reflect any differences in accounting policies.

Impairment (IAS 36, IFRS6)

IFRS requires the use of a one-step impairment test (impairment testing is performed using discounted cash flows) rather than the two-step test under GAAP (using undiscounted cash flow as a trigger to identify potential impairment loss). IFRS requires reversal of impairment losses where previous adverse circumstances have changed; this is prohibited under GAAP. Impairment testing should be performed at the asset level for long-lived assets and intangible assets. Where the recoverable amount cannot be estimated for individual assets, it should be estimated as part of a Cash Generating Unit (“CGU”).

The Company’s accounting policies related to impairment tests will be changed to reflect these differences; however, the Company does not expect this change will have an immediate impact to the carrying value of its assets. The company will perform impairment assessments as at the transition date in accordance with IFRS.

Share-based payments (IFRS 2)

Per IFRS, the forfeiture rate, with respect to share options, needs to be estimated by the Company at the grant date instead of recognizing the entire compensation expense and only record actual forfeitures as they occur.

The company does not expect any changes to the Company’s accounting polices related to share-based payments that would result in a significant change to line items within its financial statements.

Mineral property interests, exploration and evaluation costs (IFRS 6)

Under IFRS, the Company will be required to develop an accounting policy to specifically and consistently identify which expenditures on exploration and evaluation activities will be recorded as assets. Unlike IFRS, GAAP indicates that exploration costs may initially be capitalized if the Company considers that such costs have the characteristics of property, plant and equipment. Under IFRS, exploration and evaluation assets shall be classified as either tangible or intangible according to the nature of the assets acquired.

The Company expects to continue capitalizing acquisition costs, but exploration costs will be expensed as incurred. Therefore, the adoption of IFRS is not expected to result in significant changes to the related line items within its financial statements.

Impact on the business

The business processes of the Company are simple and no major challenges are expected at this point to operate under IFRS. The Company does not expect that IFRS will have a significant impact on the requirements or business processes when it completes new flow-through financings. The Company has no compensation arrangements that will be affected by the IFRS implementation. The Company’s Stock Option Plan is not affected by ratios or financial targets. Business process will be monitored during the following months to detect and address any previously not identified IFRS conversion issues.

Liquidity and Capital Resources

To date we have financed our operations through the sale of our securities. We have raised an aggregate of $1,382,752 through the sale of 1,502,500 Shares at $0.001 per Share; 2,410,000 Shares at $0.125 per Share and 4,320,000 Shares at $0.25 per Share.

We have no source of revenue, income or cash flow. We are wholly dependent upon raising monies through the sale of our Shares to finance our business operations. For purposes of obtaining a listing on the Exchange, we will need to have sufficient funds to complete the recommended work program ($4,905,450), plus 12 months of general and administrative expenses (estimated at $45,417 per month, for a total of $545,004) for the 12 months following the Listing Date, and at least $100,000 of unallocated working capital. We will realize estimated net proceeds from the Offering of $5,995,000, which together with our existing working capital will be sufficient for all of our needs in the first 12 months following the Listing Date.

After listing on the Exchange, we may require additional funds to support our working capital requirements or for other purposes and may seek to raise additional funds through public or private equity funding, bank debt financing or from other sources. There can be no assurances that this capital will be available in amounts or on terms acceptable to us, or at all.

Transactions with Related Parties

From our incorporation on June 4, 2010 to October 31, 2010, we have had the following related party transactions:

(a)

1,502,500 Shares were issued to a number of our directors, officers and founders at a price of $0.001 per Share (for a total value of $1,502). An aggregate stock based compensation expense of $186,310 was realized for such Share issuance, being the difference between the fair market value of those Shares (estimated at $187,812) and the $1,502 of proceeds actually received.

(b)	683,250 Shares were issued to a number of our current and former directors, officers and founders at a price of $0.125 per Share (for total consideration of $85,406.25).

(c)	302,500 Shares were issued to a number of our directors, officers and founders at a price of $0.25 per Share (for total consideration of $108,750).

(d)	$12,500 of consulting fees was accrued as consulting fees payable to JR Management Corp., a company controlled by Darryl Cardey, a director of the Company.

(e)	$878 of consulting fees was paid to ArkOrion Enterprises Inc., a company controlled by Adam Kniec an officer of the Company.

(f)	$25,000 was accrued in salaries to Adrian Fleming, a director and officer of the Company.

(g)	As for October 31, 2010, $38,483 was owing to directors and officers of the Company and companies controlled by directors and officers of the Company for unpaid salaries and consulting fees.

The transactions with related parties were in the normal course of operations and were measured at the exchange value that represented the amount of consideration established and agreed to by the parties.

DESCRIPTION OF SECURITIES DISTRIBUTED

The securities being distributed by this Prospectus consist of:

(a)	8,000,000 Offered Shares;

(b)	a minimum of 187,500 Commission Shares and a maximum of 560,000 Commission Shares;

(c)	up to 37,500 Corporate Finance Shares, should Wolverton elect to receive the balance of its Corporate Finance Fee in Shares; and

(d)	640,000 Agents’ Options.

All of the Offered Shares and the eligible Qualified Compensation Securities being issued to the Agents are qualified by this Prospectus. See “Plan of Distribution.”

Common Shares

We have one class of shares, being common shares without par value (“Shares”). The Company is authorized to issue an unlimited number of Shares, of which as of the date hereof 8,632,500 Shares are issued and outstanding as fully paid and non-assessable.

Our Shares are not subject to any future call or assessment and do not have any pre-emptive, conversion or redemption rights, and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of our Shares, all of which rank equally as to all benefits which might accrue to the holders of the Shares. All holders of Shares are entitled to receive a notice of any general meeting to be convened by us. At any general meeting, subject to the restrictions on joint registered owners of Shares, every shareholder has one vote for each Share of which he is the registered owner. Voting rights may be exercised in person or by proxy.

The holders of Shares are entitled to share pro rata in any: (i) dividends if, as and when declared by our directors, and (ii) such of our assets as are distributable to them upon liquidation of the Company. The Shares issued and outstanding upon completion of the Offering will be fully paid and non-assessable. Rights pertaining to the Shares may only be amended in accordance with applicable corporate law.

Securities Issuable to the Agents

On the Closing Day, we will issue the Agents’ Options and the Commission Shares required to be issued to the Agents; and any Corporate Finance Shares required to be issued to Wolverton. We have reserved an aggregate of 640,000 Agents’ Option Shares for issuance to the Agents in the event the Agents’ Options are exercised.

The certificates representing the Agents’ Options will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agents’ Option Shares to be issued on exercise of such options upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Company’s Common Shares, the payment of stock dividends, and corporate reorganization of the Company. The issue of Agents’ Options will not restrict or prevent us from obtaining any other financing, or from issuing additional securities or rights, during the period within which the options may be exercised.

CAPITALIZATION

The following table summarizes our share and loan capitalization; and should be read in conjunction with the financial statements appearing elsewhere in this Prospectus:

Designation of Security	Amount Authorized	Amount Outstanding at October 31, 2010	Amount Outstanding at date of the Prospectus	Amount Outstanding upon Completion of the Offering[1]
Common Shares	Unlimited	4,900,000 Shares ($685,937)[2]	8,632,500 Shares ($1,619,063)[2]	16,820,000 Shares ($7,568,988)[2]
Long Term Debt	Nil	Nil	Nil	Nil

1.	Includes only 187,500 Commission Shares, and does not include the issuance of any Corporate Finance Shares or Agents’ Option Shares.
2.	Includes $186,310 of stock based compensation.

OPTIONS AND OTHER RIGHTS TO PURCHASE SECURITIES

Summary of Stock Option Plan

Incentive stock options are governed by our stock option plan (the “Plan”). The purpose of the Plan is to offer to our directors, officers, employees and consultants (and those of our affiliates) the opportunity to acquire a proprietary interest in the Company, thereby providing an incentive to such persons to promote the best interests of the Company, and to provide us with the ability to attract qualified persons as directors, officers and employees.

The Plan is administered by our directors. The maximum number of shares or bonus shares that may be issuable pursuant to options subject to the Plan shall not exceed 10% of the number of Shares outstanding as of the date of each grant, on a non-diluted basis. Options issued pursuant to the Plan will have an exercise price determined by our directors provided that the exercise price shall not be less than the price permitted by the Exchange.

Subject to the particular provisions of option agreements, options granted under the Plan are non-transferable, have a maximum term of 10 years from the date of grant, and will expire 30 days from the date the optionee ceases to be an officer, director, employee or consultant of the Company, except in the event of termination for just cause or the death of an optionee, in which case options held by the estate of such optionee will expire not less than three months and not more than six months from the date of the optionee’s death. The Plan is subject to annual Shareholder approval and acceptance for filing by the Exchange.

Stock Options

As of the date hereof, no stock options have been granted under the Plan. As of the Listing Date, the Company intends to grant an aggregate 1,400,000 incentive stock options, exercisable at $0.80 per share for a five year term, on the Listing Date, as follows:

Optionee	No. of Options
Executive Officers (2; as a group)	425,000
Directors (3; excluding executive officers, as a group)	425,000
Consultants	550,000
Total:	1,400,000

Agents’ Options

Pursuant to the terms of the Agency Agreement, the Agents will be granted the Agents’ Options to acquire up to 640,000 Agents’ Option Shares exercisable at a price of $0.80 per Agents’ Option Share for a period of 24 months from the Listing Date.

PRIOR SALES

Since the date of our incorporation, the following Shares or securities convertible or exercisable into Shares have been issued:

Date	Number and Type of Securities	Issue Price Per Security	Aggregate Issue Price	Nature of Consideration Received
June 4, 2010	1 Share[1]	$1.00	$1.00	cash
July 26, 2010	1,502,500 Shares[2]	$0.001	$1,502	cash
August 10, 2010	400,000 Shares[3,7]	$0.05	$20,000	Property
August 30, 2010	2,410,000 Shares[4,7]	$0.125	$301,250	cash
Sept. 3, 2010	587,500 Shares[5,8]	$0.25	$146,875	cash

Dec. 6, 2010	3,732,500 Shares[6,7]	$0.25	$933,125	cash
Totals	8,632,500 Shares		$1,402,752

1.	The one original incorporator’s share was repurchased by the Company for $1.00 on July 26, 2010.
2.	1,285,000 of these Shares are held in escrow under the Escrow Agreement; 217,500 Shares are subject to escrow restrictions imposed by the Exchange; See “Escrowed Securities” below.
3.	Shares issued pursuant to the Property Option Agreement at the deemed price of $0.05 per Share , however shown in our financial statements at $0.125 per Share in accordance with GAAP.
4.	683,250 of these Shares are held in escrow under the Escrow Agreement. See “Escrowed Securities” below.
5.	302,500 of these Shares are held in escrow under the Escrow Agreement. See “Escrowed Securities” below.
6.	180,000 of these Shares are held in escrow under the Escrow Agreement. See “Escrowed Securities” below.
7.

These Shares are subject to resale restrictions imposed by Exchange policies such that 20% will be free trading on the Closing Day and an additional 20% will become free trading every three months thereafter.

8.

These Shares are subject to resale restrictions imposed by Exchange policies such that 20% will be free trading on the Closing Day and an additional 20% will become free trading every month thereafter.

FULLY DILUTED SHARE CAPITAL

The following table sets out our share capital on a fully diluted basis after closing of the Offering:

	No. of Common Shares	Percentage of Shares
Shares outstanding prior to the Offering	8,632,500	39.80%
Shares issued under the Offering	8,000,000	36.88%
Commission Shares[1]	560,000	2.58%
Corporate Finance Shares[1]	37,500	0.17%
Sub-total	17,230,000	79.43%
Shares issuable upon exercise of Agents’ Options	640,000	2.95%
Shares issuable pursuant to the Stock Option Plan	1,400,000	7.94%
Shares issuable under the Property Option Agreement	2,100,000	9.68%
Total	21,370,000	100.00%

1.	Assumes the Agents elect to have all of the Agents’ Commission and Wolverton elects to have the balance of its Corporate Finance Fee paid in Shares.

ESCROWED SECURITIES AND SECURITIES SUBJECT TO RESTRICTIONS ON TRANSFER

Escrowed Securities

National Policy 46 – 201, Escrow for Initial Public Offerings (“NP 46-201”), sets out a national escrow regime applicable to initial public distributions. Pursuant to that policy, the Common Shares held by certain shareholders must be placed in escrow with the Escrow Agent, to be released therefrom over a period of three years. The following table sets forth details of our securities to be held in escrow following the completion of the Offering:

Designation or Class	Number of Securities Held in Escrow[1]	Percentage of Class upon Completion of Offering[2]
Common Shares	2,450,750 Shares	14.22%

1.

Shares are held in escrow pursuant to the Escrow Agreement. The shareholders subject to escrow are set forth in the table below. Pursuant to the Escrow Agreement the Escrowed Securities will be released from escrow as to 10% upon the Listing Date, with the balance in six equal releases at six-month intervals over the 36 months following the Listing Date. The Escrow Agent is Equity Financial Trust Company. See disclosure below for details of the dates and conditions of release of the Escrowed Securities.

2.

Assumes 17,230,000 Shares outstanding; that the Agents elect to receive their Commission and Wolverton elects to receive the balance of its Corporate Finance Fee in Shares; and that none of the escrowed shareholders participate in the Offering.

The following is a list of those shareholders who own Escrowed Securities subject to the Escrow Agreement:

Name and Municipality of Residence	No. of Escrow Shares
Adrian Fleming , Vancouver, B.C.	1,360,000
Cardey Management Corp., Vancouver, B.C. (a private company controlled by Darryl Cardey)	435,000
Stephen Swaffield, Vancouver, B.C.	100,000
Greg Fekete[1], Whitehorse, Yukon	225,000
Darryl Cardey, Vancouver, B.C.	183,250
Vivian Cardey, Vancouver, B.C. (spouse of Darryl Cardey)	147,500
Total	2,450,750

1.

Mr. Fekete also holds a 25% equity interest in Agra Financial Inc., a private British Columbia company, which is the beneficial owner of 100,000 Shares. The Shares held by Agra Financial Inc. are not subject to escrow.

We are an “emerging issuer” as defined in NP 46-201.

Pursuant to the terms of the Escrow Agreement, the Escrowed Securities may not be transferred or otherwise dealt with during the term of the Escrow Agreement except for certain circumstances, including:

(a)	transfers to our continuing or incoming directors and senior officers, subject to the Company’s Board of Directors’ approval;

(b)	transfers to an RRSP or similar trust plan provided that the only beneficiaries are the transferor or the transferor's spouse or children;

(c)	transfers upon bankruptcy to a trustee in bankruptcy; and

(d)	pledges to a financial institution as collateral for a bona fide loan, provided that upon a realization the securities remain subject to escrow.

The complete text of the Escrow Agreement is available for inspection at the registered and records office of the Company and is also available on SEDAR at www.sedar.com.

Securities Subject to Resale Restrictions

National Instrument 45-102 – Resale of Securities (“NI 45-102”) imposes resale restrictions on securities issued pursuant to exemptions to the registration and prospectus requirements of applicable securities legislation. The 3,732,500 Shares sold on December 6, 2010 will be subject to a hold period expiring on April 7, 2011. Of these, 180,000 are also subject to the Escrow Agreement. Any of the Corporate Finance Shares, Commission Shares and

Agent’s Options which are not Qualified Compensation Securities will be subject to resale restrictions expiring four months from the Closing Day.

In addition, Exchange policies require that in certain circumstances securities distributed prior to an issuer completing an initial public offering that are sold at a discount to the initial public offering price, will be subject to additional resale restrictions over and above those imposed by NI 45-102, which in this instance will be as follows:

(i)

217,500 Shares issued July 26, 2010 at $0.001 per Share that are not subject to the Escrow Agreement will be subject to resale restrictions imposed by Exchange policies such that 10% will be released from resale restrictions on the Effective Date and an additional 15% will be released every six months thereafter over 36 months;

(ii)

The 400,000 Shares issued on August 10, 2010 pursuant to the Property Option Agreement will be subject to resale restrictions imposed by Exchange policies such that 20% will be released from resale restrictions on the Effective Date and an additional 20% will be released every three months thereafter over 12 months;

(iii)

The 1,726,750 Shares sold at $0.125 per Share on August 30, 2010 that are not subject to the Escrow Agreement will be subject to resale restrictions imposed by Exchange policies such that 20% will be released from resale restrictions on the Effective Date and an additional 20% will be released every three months thereafter over 12 months;

(iv)

The 285,000 Shares sold at $0.25 per Share in September 2010 that are not subject to the Escrow Agreement will be subject to resale restrictions imposed by Exchange policies such that 20% will be released from resale restrictions on the Effective Date and an additional 20% will be released every month thereafter over four months;

(v)

The 3,552,500 Shares sold at $0.25 per Share in December 2010 that are not subject to the Escrow Agreement will be subject to resale restrictions imposed by Exchange policies such that 20% will be released from resale restrictions on the Effective Date and additional 20% will be released every three months thereafter over 12 months.

PRINCIPAL SHAREHOLDERS

To the knowledge of our directors and officers, no person will beneficially own, as of the Closing Day, directly or indirectly, or exercise control or direction over, more than 10% of our Shares, and no person currently owns, directly or indirectly, or exercises control or direction over, more than 10% of our Shares other than the following parties:

Name of Holder	No. of Shares Owned	Percentage of Outstanding Shares prior to Closing[1]	Percentage of Outstanding Shares following Closing[2]
Adrian Fleming	1,360,000	15.75%	7.89%
Shawn Ryan	975,000	11.29%	5.66%

1.	Assumes 8,632,500 Shares outstanding.
2.	Assumes 17,230,000 Shares outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

Name, Address, Occupation and Security Holding

The name, province or state and country of residence, and position with the Company, of each of our directors and executive officers is set out in the table below. Details of their principal business or occupation in which they have been engaged during the immediately preceding five years are as set out under “Management of Reporting Issuers” following the table.

Name, Position, Province or State and Country of Residence	Principal Occupation or Employment for the Past Five Years	Date Elected or Appointed
ADRIAN W. FLEMING British Columbia, Canada CEO and Director	Business Executive. See “Management of Reporting Issuers” below.	June 4, 2010
ADAM R. KNIEC British Columbia, Canada CFO and Secretary	Business Executive. See “Management of Reporting Issuers” below.	Nov. 15, 2010
DARRYL S. CARDEY British Columbia, Canada Director	Chartered Accountant. See “Management of Reporting Issuers” below.	June 4, 2010
GREGORY A. FEKETE Yukon, Canada Director	Lawyer. See “Management of Reporting Issuers” below.	June 4, 2010
STEPHEN J. SWAFFIELD British Columbia, Canada Director	Business Executive. See “Management of Reporting Issuers” below.	Nov. 23, 2010

The term of office for our directors and members of our committees expires at each annual general meeting. The board of directors after each such meeting appoints our committees for the ensuing year. We currently have three board committees, being:

  Audit Committee, that presently consists of Darryl Cardey (Chair), Gregory Fekete and Stephen Swaffield;

  Compensation Committee, that presently consists of Stephen Swaffield (Chair), Darryl Cardey and Gregory Fekete; and

  Corporate Governance Committee, that presently consists of Gregory Fekete (Chair), Adrian Fleming and Stephen Swaffield.

As of the date hereof, our directors and executive officers as a group beneficially own, directly or indirectly, or exercise control or direction over 2,303,250 Common Shares representing 26.68% of the issued and outstanding Common Shares prior to the Offering, and 13.36% of the issued and outstanding Common Shares upon completion of the Offering (assuming 17,230,000 Shares outstanding; and that no Stock Options or Agent’s Options are exercised).

Management of the Company

The following provides additional information regarding our directors and executive officers:

ADRIAN WALLACE FLEMING, CEO and Director

Mr. Fleming, age 62, has been CEO and a director of the Company since June 4, 2010.

Mr. Fleming received a P.Geo designation from the Australian Institute of Geoscientists in December 2004; and an Aus. I.M.M. designation from the Australian Institute of Mining and Metallurgy in June 1973.

Mr. Fleming is currently a director of Goldminex Resources Ltd., a company listed on the Australian Stock Exchange (since November 2007). He is President and a director of Queensland Minerals Ltd. (since April 2006) and a director of Tarsis Resources Ltd. (since June 2010), both TSXV companies. He is also a director of Gonzaga

Resources Ltd. (since November 2010) and the CEO and a director of Entourage Metals Ltd., both reporting issuers in the process of listing their common shares for trading on the TSXV. He has been the President of Rockworks Limited (an independent geologic advisory company) since September 1998. He was CEO of Underworld Resources Inc. (TSXV from March 2007 to April 2010). He is currently CEO of Valhalla Resources Ltd., a Canadian privately held company conducting exploration in Romania and Turkey.

Mr. Fleming is not a full time employee of the Company; and, in his capacity as CEO and a director, will dedicate as much time as required, estimated at 50% of his time to the affairs of the Company. Mr. Fleming is not a party to any non-competition or confidentiality agreement with the Company.

ADAM ROBERT KNIEC, CFO and Secretary

Mr. Kniec, age 42, has been CFO of the Company since November 15, 2010 and Secretary of the Company since December 1, 2010.

Mr. Kniec has been the President and sole owner of Arkorion Enterprises Inc., a private British Columbia company (since August 2007) Mr. Kniec holds a Chartered Accountant’s degree from the Institute of Chartered Accountants, British Columbia (since 2002). He is presently Chief Financial Officer of China Health Labs & Diagnostics Ltd. (TSXV; since October 2010); Otterburn Resources Corp. (TSXV; since May, 2010); and Petro Vista Energy Corp. (TSXV since January 2008). He is formerly Chief Financial Officer of Nortec Ventures Corp. (TSXV; October 2007 to January 2009); Frontier Pacific Mining Corporation (TSXV; October 2007 to July 2008); and Crosshair Exploration & Mining (TSX; NYSE; September 2009 to February 2011). He was a Manager and employee of Staley, Okada & Partners, Chartered Accountants, Vancouver, B.C. from February 1998 to July 2006.

Mr. Kniec is not an employee of the Company, and, in his capacity as CFO, will only dedicate approximately 25% of his time to the affairs of the Company. Mr. Kniec is not a party to any non-competition or confidentiality agreement with the Company.

DARRYL STEPHEN CARDEY, Director

Mr. Cardey, age 43, has been a director of the Company since June 4, 2010. He was CFO for the Company for the period June 4, 2010 until November 15, 2010 when Adam Kniec was appointed in his place.

Mr. Cardey has been the President and sole owner of Cardey Management Corp., a private British Columbia company involved in the business of venture capital financing and investments since October, 2000. He holds a Chartered Accountant’s degree from the Institute of Chartered Accountants, British Columbia (since 2003). He obtained a Bachelor of Commerce degree from the University of British Columbia in 1990. He is currently a director of the following TSXV companies: Minaurum Gold Inc. (since November 2007), Millrock Resources Ltd. (since May 2007), Vendetta Mining Corp. (since December 2009), Tatmar Ventures Inc. (since June 2004), Crazy Horse Resources Inc. (since May 2007), Full Metal Minerals Ltd. (since October 2009) and Otterburn Resources Corp. (since May 2010). He is formerly a director of Underworld Resources Inc. (TSXV; September 2005 to June 2010). He is also CFO of Minaurum Gold Inc. and Crazy Horse Resources Inc.

Mr. Cardey is not an employee of the Company, and, in his capacity as director, will only dedicate approximately 10% of his time to the affairs of the Company. Mr. Cardey is not a party to any non-competition or confidentiality agreement with the Company.

GREGORY ARPAD FEKETE, Director

Mr. Fekete, age 44, has been a director of the Company since June 4, 2010.

Mr. Fekete is a partner of a law firm in the Yukon – Austring, Fendrick, Fairman & Parkkari (since January 2001); and an active member of the Law Society of the Yukon (since July 1, 1996); formerly a member of the Law Society of British Columbia. He obtained his law degree from the University of New Brunswick, Fredericton, New Brunswick on May 23, 1995; and obtained a B.A. (Hons) from Dalhousie University, Halifax, Nova Scotia (May 1, 1991).

Mr. Fekete has previously been a director of True North Gems Inc. (TSXV; March 2002 to July 2009), President of True North Gems Inc. (TSXV; June 2004 to March 2008), and Secretary of True North Gems Inc. (TSXV; June 2007 to July 2009). He is currently a director of Hinterland Metals Inc. (TSXV; since September 2002) and Secretary of Hinterland Metals Inc. (TSXV; since September 2003).

Mr. Fekete is not an employee of the Company, and, in his capacity as director, will only dedicate approximately 10% of his time to the affairs of the Company. Mr. Fekete is not a party to any non-competition or confidentiality agreement with the Company.

STEPHEN JAMES SWAFFIELD, Director

Mr. Swaffield, age 48, has been a director of the Company since November 23, 2010.

Mr. Swaffield has been the President and sole owner of CarbEx Consulting Inc. (a B.C. private company) since November 2010. He was unemployed during the period April 2010 to November 2010. He was formerly Managing Director of Canaccord Capital Inc. (April 2007 to April 2010); Senior Vice President of Terasen Inc. (January 2004 to November 2005); and Managing Director of RBC Dominion Securities Inc. (February 1998 to January 2004). He obtained his MBA from INSEAD, Fontainebleau, France (June 2000); and graduated from Oxford University, United Kingdom with a Bachelor of Arts (1986) and Masters degree (1989).

Mr. Swaffield is not an employee of the Company, and, in his capacity as director, will only dedicate approximately 10% of his time to the affairs of the Company. Mr. Swaffield is not a party to any non-competition or confidentiality agreement with the Company.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of our directors or executive officers are, as at the date of this Prospectus, or have been within 10 years before the date of this Prospectus, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or

(b)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and that resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

None of our directors, executive officers or a shareholder holding a sufficient number of our securities to affect materially the control of the Company:

(a)

is, as at the date of this Prospectus, or has been within the 10 years before the date of this Prospectus, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(b)

has, within the 10 years before the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder;

(c)	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(d)	has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

Our directors are required to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests that they may have in any project or opportunity of the Company. However, our directors and officers may serve on the boards and/or as officers of other companies that may compete in the same industry as the Company, giving rise to potential conflicts of interest. To the extent that such other companies may participate in ventures in which we may participate, they may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such conflicts of interest arise at a meeting of our directors, such conflicts of interest must be declared and the declaring parties must abstain from voting for or against the approval of such participation. The remaining directors will determine whether or not we will participate in any such project or opportunity.

Our directors and officers are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest, and we will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors or officers. Such directors or officers in accordance with the Business Corporations Act (British Columbia) will disclose all such conflicts and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In assessing the compensation of its executive officers, the Company does not have in place any formal objectives, criteria or analysis. Compensation payable is currently determined by the Compensation Committee, subject to ratification by the Board. The Company’s executive compensation program is based on negotiations with the applicable NEO. Both individual and corporate performances are also taken into account. At the present time, compensation paid to our executive officers is expected to consist solely of management fees and stock options.

Payments may be made from time to time to executive officers or companies they control for the provision of consulting services. Such consulting services are paid for by the Company at competitive industry rates for work of a similar nature by reputable arm’s length services providers.

We intend to pay management fees to our NEOS following the Listing Date, being a salary of $12,500 per month to Adrian Fleming, our CEO, and a consulting fee of $5,000 per month to ArkOrion Enterprises Inc., a company controlled by Adam Kniec, our CFO and Secretary. We also intend to grant 300,000 stock options to Adrian Fleming and 125,000 options to Adam Kniec, exercisable at $0.80 per share for a period of 60 months from the Listing Date.

Option Based Awards

Stock options will be granted pursuant to the Company’s Plan to provide an incentive to the directors, officers, employees and consultants of the Company to achieve the longer-term objectives of the Company; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company; and to attract and retain persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

Named Executive Officers’ Compensation

In accordance with applicable securities legislation, we currently have two Named Executive Officers (“NEOs”); being Adrian Fleming as CEO and Director, and Adam Kniec as CFO and Secretary. From incorporation to October 31, 2010, the Company accrued $25,000 payable to Adrian Fleming for his services as our CEO, and ArkOrion Enterprises Inc. (“ArkOrion”), a company controlled by Adam Kniec, was paid $878 for his services as our CFO and Secretary.

Name and Principal Position	Period Ended[1]	Salary[2] ($)	Share Based Awards ($)	Option Based Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)	All Other Compensa- tion ($)	Total Compensa- tion ($)
					Annual Incentive Plans	Long Term Incentive Plans
Adrian Fleming CEO, Director	Oct. 31/10	25,000	nil	nil	nil	nil	nil	$105,435[4]	$130,435[4]
Adam Kniec CFO, Secretary	Oct. 31/10	878	nil	nil	nil	nil	nil	nil	$878[2]

1.	Period from incorporation to October 31, 2010;
2.

From incorporation to October 31, 2010, the Company accrued $25,000 payable to Adrian Fleming for his services as a CEO of the Company; and ArkOrion Enterprises Inc., a company controlled by Adam Kniec, was paid $878 for his services as our CFO and Secretary. Adrian Fleming will receive $12,500 per month commencing upon the Listing Date.

ArkOrion Enterprises Inc. will receive $5,000 per month commencing upon the Listing Date.
3.

It is proposed that stock options will be granted on the Listing Date, exercisable at $0.80 per share for a period of five years from the Listing Date. Adrian Fleming is to be granted 300,000 options and Adam Kniec is to be granted 125,000 options.

4.	Pro rata share of stock based compensation expense of $186,310 pertaining to Shares issued at $0.001 per Share.

We do not provide any retirement benefits for our directors or officers; nor do we have any long term incentive plan (“LTIP”) or SAR.

Outstanding Share-Based Awards and Option-Based Awards

The Company has a Stock Option Plan in place. No options were granted to its NEOs during the period from incorporation on June 4, 2010 to October 31, 2010. No options will be granted under the Plan until the Listing Date, at which time we intend to grant options, exercisable at $0.80 per share for a five-year term. It is proposed that (i) Adrian Fleming will be granted 300,000 options, (ii) Adam Kniec will be granted 125,000 options, (iii) each of Steven Swaffield and Greg Fekete will each be granted 100,000 options, and (iv) Darryl Cardey will be granted 225,000 options. For a description of our Stock Option Plan, see “Options and Other Rights to Purchase Securities of the Company – Stock Option Plan” above.

Management and Consulting Agreements

We do not have in place any management, employment or consulting agreements. We do have verbal understandings with each of the following parties:

1.

JR Management Corp. (a private company controlled by Darryl Cardey, a director of the Company) in consideration of the payment of $2,500 per month, plus applicable taxes, for services in relation to business and financial advice including means and sources of financing, cash flow analysis and working capital projections. On the Listing Date, it is proposed that this fee will be increased to $3,000 per month;

2.

Arkorion Enterprises Inc. (a private company controlled by Adam Kniec, CFO and Secretary of the Company) in consideration of the payment of consulting fees based on actual time spent on Company matters, plus applicable taxes. On the Listing Date, it is proposed that this fee will be increased to $5,000 per month;

3.

Adrian Fleming (CEO and director), in consideration of the payment of $5,000 per month for management services. On the Listing Date, it is proposed that this fee will be increased to $12,500 per month;

4.

Chelmer Consulting Corp. (a private company controlled by Darren Devine), in consideration of the payment of $2,500 per month for services in acting as an advisor to the Board, including as to investment banking relationships, corporate structuring and corporate governance matters. On the Listing Date, it is proposed that this fee will be increased to $5,000 per month;

5.

It is proposed that each of Darryl Cardey, Gregory Fekete and Stephen Swaffield, directors of the Company, will be paid $1,000 per month commencing on the Listing Date for services in relation to their acting as directors.

6.	It is proposed that Darryl Cardey will be paid $1,000 per month commencing on the Listing Date in consideration for his acting as Chair of the Audit Committee.

Termination of Employment, Change of Control Benefits and Employment Contracts

We have not entered into any employment contracts for management services or otherwise. No benefits will accrue to any of our executive officers or employees upon their termination, or upon any change of control of the Company.

Directors’ Compensation

The non-executive directors, Darryl Cardey, Stephen Swaffield and Gregory Fekete, will be entitled to receive monthly fees of $1,000 for their acting as directors. All directors will be entitled to receive: (i) incentive stock options pursuant to the Company’s Stock Option Plan in such individual amounts as the board of directors may determine from time to time, and (ii) reimbursement for out-of-pocket expenses incurred on our behalf or in providing services as a director for the Company.

The purpose of granting stock options is to assist the Company in compensating, attracting, retaining and motivating the directors of the Company and to closely align the personal interests of such persons to that of the shareholders.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director or officer of the Company, or any associate or affiliate of such person, is or has ever been indebted to the Company; nor has any such person’s indebtedness to any other entity been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company.

AUDIT COMMITTEE

Pursuant to Exchange Policies, the rules of the Securities Commissions, and the provisions of section 224 of the Business Corporations Act of British Columbia, we are required to have an Audit Committee comprised of at least three directors, the majority of whom must not be officers or employees of the Company.

We must also, pursuant to the provisions of National Instrument 52-110 Audit Committees (“NI 52-110”) have a written charter that sets out the duties and responsibilities of our audit committee.

Audit Committee’s Charter

Mandate

The primary function of the audit committee (the “Committee”) is to assist the board of directors (the “Board”) in fulfilling its financial oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, (ii) the Company’s systems of internal controls regarding finance and accounting, and (iii) the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control systems and review the Company’s financial statements;

  review and appraise the performance of the Company’s external auditors; and

  provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board.

Composition

The Committee shall be comprised of three directors as determined by the Board, the majority of whom shall be free from any relationship that, in the opinion of the Board, would reasonably interfere with the exercise of his or her independent judgment as a member of the Committee. At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Audit Committee’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements. The members of the Committee shall be elected each year by the Board at its first meeting following the annual shareholders’ meeting.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

(a)	Review and update the Audit Committee Charter annually.

(b)

Review the Company’s financial statements, MD&A and any annual and interim press releases regarding the same before the Company publicly discloses this information, and any reports or other financial information (including quarterly financial statements) that are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

(c)	Confirm that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements.

External Auditors

(a)	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company.

(b)

Obtain annually, a formal written statement of the external auditors setting forth all relationships between the external auditors and the Company, consistent with the Independence Standards Board Standard 1 (as adopted by the American Institute of Certified Public Accountants).

(c)	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

(d)	Take, or recommend that the full Board of Directors take appropriate action to oversee the independence of the external auditors.

(e)	Recommend to the Board the selection and compensation and, where applicable, the replacement of the external auditors nominated annually for shareholder approval.

(f)

At each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company's financial statements.

(g)	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company.

(h)	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

(i)

Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

(i)

the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of fees paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided;

(ii)	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)

such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. Provided the pre-approval of the non-audit services is presented to the Committee’s first scheduled meeting following such approval, such authority may be delegated by the Committee to one or more independent members of the Committee.

Financial Reporting Processes

(a)	In consultation with the external auditors, review with management the integrity of the Company’s financial reporting process, both internal and external.

(b)	Consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(c)	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management.

(d)	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

(e)

Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(f)	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements.

(g)	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

(h)	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.

(i)	Review the auditor’s certification process.

(j)	Establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Composition of the Audit Committee

The Audit Committee is presently comprised of Darryl Cardey, Gregory Fekete and Stephen Swaffield; Gregory Fekete and Stephen Swaffield are independent directors of the Company within the meaning of NI 52-110. Mr. Cardey is not independent as he will be receiving monthly consulting fees. The Chairman of the Audit Committee is Darryl Cardey. As consideration for acting as Chairman of the Audit Committee, Mr. Cardey will be entitled to receive $1,000 per month. All members of the Audit Committee are financially literate. The members of the Audit Committee are elected by the Board of Directors at its first meeting following each annual shareholders meeting to serve a one year term and are permitted to serve an unlimited number of consecutive terms.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member is as follows:

Darryl Cardey

Mr. Cardey is a Chartered Accountant. He has been a director or officer of a number of public companies in the natural resource sector and as a director has been responsible for approving financial statements. He will provide the audit committee with knowledge and expertise on the reporting and understanding of exploration costs and accounting. See “Management of the Company” above.

Gregory Fekete

Mr. Fekete has been a director or officer of two public companies in the natural resource sector and has been responsible for approving financial statements. See “Management of the Company” above.

Stephen Swaffield

Mr. Swaffield has been a senior officer of three large companies – Canaccord Capital Inc., Terasen Inc. and RBC Dominion Securities Inc. since 1998 and as such is familiar with financial matters and approving financial statements. See “Management of the Company” above.

Audit Committee Oversight

At no time has a recommendation of the Committee to nominate or compensate an external auditor not been adopted by the Board.

Reliance on Certain Exemptions

At no time has the Company relied on any of the following exemptions contained in NI 52-101:

(a)	Section 2.4 (De Minimis Non-audit Services);
(b)	Section 3.2 (Initial Public Offerings);
(c)	Section 3.4 (Events Outside Control of Member);
(d)	Section 3.5 (Death, Disability or Resignation of Audit Committee Member);
(e)	Subsection 3.3(2) (Controlled Companies);
(f)	Section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances);
(g)	Section 3.8 (Acquisition of Financial Literacy); or
(h)	the general provisions of Part 8.

We are relying upon the exemption in section 6.1 of NI 52-110 that exempts “venture issuers” from the requirements regarding the composition of the audit committee and certain disclosure obligations.

Pre-Approval Policies and Procedures

The Committee has adopted specific policies and procedures for the engagement of non-audit services as described above under the heading “External Auditors”.

External Auditor Service Fees (By Category)

The aggregate fees billed by our external auditors for audit and other fees since the date of incorporation on June 4, 2010 to October 31, 2010 are as follows:

Period Ended	Audit Fees	Audit Related Fees[1]	Tax Fees[2]	All Other Fees[3]
Oct. 31/10[4]	$nil	$nil	$nil	$nil
1.	Fees charged for assurance and related services reasonably related to the performance of an audit, and not included under “Audit Fees”.
2.	Fees charged for tax compliance, tax advice and tax planning services.
3.	Fees for services other than disclosed in any other column.
4.	For the period from incorporation on June 4, 2010 to October 31, 2010.

CORPORATE GOVERNANCE

Corporate governance relates to the activities of the Board of Directors, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board of Directors and who are charged with day-to-day management of the Company. National Instrument 58-201 Corporate Governance Guidelines (“NI 58-201”) establishes corporate governance guidelines to be used by issuers in developing their own corporate governance practices. The Board of Directors is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making.

In accordance with National Instrument 58-101 Disclosure of Corporate Governance Practices our corporate governance practices are summarized below. The Board of Directors will continue to monitor such practices on an ongoing basis and when necessary implement such additional practices as it deems appropriate. The Company has appointed a Corporate Governance Committee to be comprised of each of Gregory Fekete (Chair), Adrian Fleming and Stephen Swaffield.

Board of Directors

The Company’s Board of Directors (the “Board”) is currently composed of four directors: Adrian Fleming, Darryl Cardey, Gregory Fekete and Stephen Swaffield. The Board facilitates its exercise of independent supervision over management by ensuring sufficient representation by directors independent of management.

NI 58-201 suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as “independent” directors. An “independent” director is a director who is independent of management and is free from any interest and any business or other relationship that could, or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, NI 58-201 suggests that the board of directors should include a number of directors who do not have interests in either the company or the significant shareholder. The independent directors would exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary. Three-quarters of the Company’s Board is independent. Each of Darryl Cardey, Gregory Fekete and Stephen Swaffield can be considered to be “independent” as defined in NI 52-110. Adrian Fleming, by reason of him being CEO is considered to be “non-independent”.

The independent directors will meet separately from the non-independent director, as determined necessary from time to time, in order to facilitate open and candid discussion among the independent directors. No separate meetings of the independent directors have been held to date. Adrian Fleming, a non- independent director, acts as the lead director with respect to the conduct of Board meetings. Gregory Fekete acts as the lead director with respect to the independent directors. Given the Company’s relatively small size and start-up nature, the Board is satisfied as to the extent of independence of its members. The Board is satisfied that it is not constrained in its access to information, in its deliberations, or in its ability to satisfy the mandate established by law to supervise the business and affairs of the Company, and that there are sufficient systems and procedures in place to allow the Board to have a reasonable degree of independence from day-to-day management.

Since the Company’s incorporation on June 4, 2010 until the date of this Prospectus, the Company’s Board has not held any formal Board meetings, but the directors have approved various matters by consent resolutions.

Board Mandate

The Board does not presently have a written mandate describing how the Board delineates its role and responsibilities. The size of the Company is such that all of its operations are conducted by a small management team that is also represented on the Board. The Board considers that management is effectively supervised by the independent directors on an informal basis as the independent directors are actively and regularly involved in reviewing and supervising the operations of the Company and have regular and full access to management. Further supervision is performed through the Company’s Audit Committee that is composed of a majority of independent directors who meet with the Company’s auditors without management being in attendance.

Position Descriptions

The Board has not developed written position descriptions for the lead director with respect to the conduct of Board meetings, or for the lead director of any committees. The lead director’s role and responsibilities in each instance include reviewing notices of meetings, setting meeting agendas, conducting and chairing meetings in accordance with good practices, and reviewing minutes of meetings.

The Board has not developed written position descriptions for the Company’s CEO. The CEO’s general roles and responsibilities include overseeing all operations of the Company, and developing and devising the means to implement general strategies for the direction and growth of the Company.

Other Reporting Issuer Experience

The following table sets out the directors of the Company that are currently directors of other reporting issuers in any Canadian or foreign jurisdiction:

Name	Name of Reporting Issuer	Name of Exchange or Market (if applicable)
Adrian Fleming	Goldminex Resources Ltd. Gonzaga Resources Ltd. Entourage Metals Ltd. Queensland Minerals Ltd. Tarsis Resources Ltd.	ASX TSXV (reporting issuer not yet listed) TSXV (reporting issuer not yet listed) TSXV TSXV
Darryl Cardey	Full Metal Minerals Ltd. Millrock Resources Inc. Minaurum Gold Inc. Tatmar Ventures Inc. Vendetta Mining Corp. Otterburn Resources Corp. Crazy Horse Resources Inc.	TSXV TSXV TSXV TSXV TSXV TSXV TSXV
Gregory Fekete	Hinterland Metals Inc.	TSXV

Orientation and Continuing Education

Each new director is given an outline of the nature of the Company’s business, its corporate strategy, and current issues within the Company. New directors are encouraged to review the Company’s public disclosure records as filed on SEDAR; and are also required to meet with management of the Company to discuss and better understand the Company’s business and are given the opportunity to meet with counsel to the Company to discuss their legal obligations as directors of the Company.

In addition, management of the Company takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies that may affect the directors, officers and committee members of the Company as a whole. The Company continually reviews the latest securities rules and policies and is on the mailing list of the Exchange to receive updates to any of those policies. Any such changes or new requirements are then brought to the attention of the Company’s directors either by way of director or committee meetings or by direct communications from management to the directors.

Ethical Business Conduct

The Board has established a Corporate Governance Committee (comprising of Gregory Fekete (Chair), Stephen Swaffield and Adrian Fleming). As some of our directors also serve as directors and officers of other companies engaged in similar business activities, our directors must comply with the conflict of interest provisions of the British Columbia Business Corporations Act, as well as the relevant securities regulatory instruments, in order to ensure that they exercise independent judgment in considering transactions and agreements in respect of which they may have a material interest. Any interested director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings of directors that evoke any such conflict.

The Board has established a code of ethical conduct policy pursuant to the requirements of National Policy 58-201. The full text of this policy is available for review under the Company’s profile on SEDAR at www.sedar.com on the Listing Date and may be obtained free of charge upon request to the Company by mail to Suite 906, 595 Howe Street, Vancouver, B.C. V6C 2T6 (telephone: 604.638-8063).

Nomination of Directors

The Company’s management is continually in contact with individuals involved with public sector issuers. From these sources management has made numerous contacts and in the event that the Company requires any new directors, such individuals will be brought to the attention of the Board of Directors. The Company conducts due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the time required and a willingness to serve.

Compensation

The Board of Directors has formed a Compensation Committee (comprising of Stephen Swaffield (Chair), Gregory Fekete and Darryl Cardey) to monitor and review the salary and benefits of its executive officers, and the Company’s general compensation structure, policies and programs in consideration of industry standards and the Company’s financial situation. The Compensation Committee will also be responsible for determining the compensation of the directors who currently are not compensated in their capacity as directors but do receive stock options.

Other Board Committees

At present, the Company has an Audit Committee, Compensation Committee and a Corporate Governance Committee. The Company has no present intention of creating any other committees, but may do so in the future should its Board of Directors become larger.

Assessments

Neither the Company nor the Board of Directors has determined formal means or methods to regularly assess the Board, its committees or the individual directors with respect to their effectiveness and contributions. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director is informally monitored by the other Board members, having in mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.

PLAN OF DISTRIBUTION

The Shares will be offered in each of the Provinces of British Columbia, Alberta, Ontario and the Yukon Territory.

The Company will appoint the Agents as its agents to offer for sale to the public, on a commercially reasonable efforts agency basis, subject to compliance with all necessary legal requirements and the terms and conditions of the Agency Agreement, not less than 8,000,000 Shares at the Offering Price (being $0.80 per Share). The Offering Price of the Shares was determined by negotiation between the Company and the Agents.

It is expected that one or more global certificates (which may be delivered in electronic form) evidencing the Shares will be issued in the name of CDS and will be deposited with CDS on the Closing Day. It is expected that no certificate evidencing the Shares will be issued to purchasers and registration will be made in the depository service of CDS. In this case, purchasers of Shares will receive only a customer confirmation from the Agents or other registered dealer who is a CDS Participant.

For services provided by the Agents in connection with the Offering, the Company has agreed to pay the Agents:

(i)

the Agents’ Commission, $150,000 of which payable through the issuance of 187,500 Commission Shares and the balance of which is payable in cash or Commission Shares (or any combination thereof) at the Agents’ election; and

(ii)	the Agents’ Options.

In addition, Wolverton will be paid the Corporate Finance Fee ($10,000 (plus HST) of which has been paid, and the balance of $30,000 of which will be payable in cash or Corporate Finance Shares (or any combination thereof) at Wolverton’s election); and reimbursement of its legal fees and expenses, toward which a $10,000 retainer has been paid.

This Prospectus qualifies for distribution in the Selling Provinces, the Commission Shares, the Corporate Finance Shares and the Agents’ Options, to the extent permitted by NI 41-101. NI 41-101 restricts the maximum number of securities being issued to an agent as compensation that may be qualified under a prospectus (“Qualified Compensation Securities”), to not more than 10% of the number of securities being offered; which in the case of the Offering equates to 800,000 Shares. For the purposes of this Offering, any combination of Commission Shares, Corporate Finance Shares and Agents’ Options totalling up to 10% of the number of Shares sold are Qualified Compensation Securities and are qualified for distribution by this Prospectus. To the extent that the Agents are entitled to receive securities as compensation exceeding 10% of the Shares sold, those securities exceeding the 10% threshold will not be Qualified Compensation Securities, will not be qualified for distribution under this Prospectus, and will be subject to a four month hold period in accordance with applicable securities laws.

The Agents and their principals and employees do not hold any Shares of the Company, other than two employees of Wolverton who own a total of 743,500 Shares.

The Agents have agreed to assist with the Offering on a commercially reasonable efforts basis, and are not obligated to purchase any of the Shares for their own accounts. Closing will take place on a day, determined by the Agents in consultation with the Company, that will be no later than 90 days from the Effective Date, or, if an amendment to the Prospectus is filed, no later than 90 days from the date on which a receipt is issued for the amendment and, in any case, no later than 180 days from the Effective Date. Should the full amount of the Offering not be raised within such time frames, all subscription proceeds will be returned to subscribers without interest or deduction.

The Agency Agreement provides that the obligations of the Agents thereunder may be terminated at their discretion on the basis of their assessment of the state of financial markets and may also be terminated upon the occurrence of certain stated events.

The Company has agreed to grant the Agents a right of first refusal on future financings for a period of six months from the Closing Date. NCP Northland Capital Partners Inc. will have the right to be the lead agent on future financings with Wolverton as a syndicate member, with such syndication splits to be mutually agreed to by the Agents and the Company. Should the Company advise of its intention to conduct a financing, the Agents will have two days from the date of notice of the same within which to exercise their rights of first refusal with respect thereto. In the event that the Agents do not elect to accept an agency relationship for that financing, the Company will be free to negotiate with any other securities firm or agent for that financing and the right of first refusal shall terminate if the Company enters into an agreement with such other securities firm or agent.

Subscriptions will be received for the Shares offered hereby subject to rejection or acceptance by us in whole or in part, and the Agents reserve the right to close the subscription books at any time provided the Agents have received subscriptions in aggregate equal to the Offering. Upon rejection of a subscription, the subscription price and the subscription will be returned to the subscriber forthwith without interest or deduction.

All subscription funds will be held in trust by the Agents until the Offering is realized, or the Offering is otherwise closed. If the Offering is not completed within the term of the Agency Agreement or the time required by the rules of the Securities Commissions, the subscription price and the subscriptions will be returned to the subscribers forthwith without interest or deduction.

There are no payments in cash, securities or other consideration being made, or to be made, to a promoter, finder or any other person or company in connection with the Offering other than the payments to be made to the Agents in accordance with the terms of the Agency Agreement.

Our directors, officers and other insiders may purchase Shares from the Offering.

The price of the Shares under this Prospectus was determined by negotiation between the Company and the Agents and bears no relationship to earnings, book value or other valuation criteria.

As at the date of this Prospectus, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities, and do not intend to apply to list or quote any of our securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside of Canada and the United States of America other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.

Listing of Common Shares

The Exchange has conditionally accepted the listing of the Common Shares on the Exchange. Listing is subject to the Company fulfilling the listing requirements of, and satisfying all conditions imposed by, the Exchange.

RISK FACTORS

An investment in the securities offered hereunder should be considered highly speculative due to the nature of our business and the present stage of development. An investment in the securities should only be made by knowledgeable and sophisticated investors who are willing to risk and can afford the loss of their entire investment. Prospective investors should consult with their professional advisors to assess an investment in the Company. In evaluating the Company and its business, investors should carefully consider, in addition to the other information contained in this Prospectus, the following risk factors. These risk factors are not a definitive list of all risk factors associated with an investment in the Company or in connection with our operations.

Risks Related to the Offering and Holding of Shares

High Risk, Speculative Nature of Investment

An investment in the Shares carries a high degree of risk and should be considered speculative by purchasers. We have no history of earnings, have limited cash reserves, a limited business history, have not paid dividends, and are unlikely to pay dividends in the immediate or near future. We are in the “start up” phase of our business. Our operations are not sufficiently established such that we can mitigate the risks associated with our planned activities.

Dilution and Shareholdings

The Offering Price significantly exceeds the net tangible book value of the Shares. Accordingly, investors will suffer immediate and substantial dilution of their investment. Shares acquired at $0.80 per Share will have a value, based on an average sale price per Share of the Company as of the Closing Day of approximately $0.4691 per Share, representing a dilution of approximately 41.36%. An aggregate of 1,502,500 Shares were sold to directors, officers and founders at a price of $0.001 per share; 2,410,000 Shares were sold at $0.125 per Share and 4,320,000 Shares were sold at $0.25 per Share.

No Established Market

There is currently no market through which our securities may be sold and purchasers may not be able to resell the Shares purchased under this Prospectus. Even if a market develops, there is no assurance that the price of the Shares offered under this Prospectus, that was determined through negotiations between the Company and the Agents, will reflect the market price of the Shares once a market has developed.

Liquidity Concerns and Future Financing Requirements

We have no source of operating revenue. It is likely we will operate at a loss until we are able to put a mineral property into production. We may require additional financing in order to fund our businesses or business expansion. Our ability to arrange such financing in the future will depend in part upon prevailing capital market conditions, as well as our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us. If additional financing is raised by the issuance of Shares from treasury, control of the Company may change and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to operate our businesses at their maximum potential, to expand, to take advantage of other opportunities, or otherwise remain in business.

Volatility of Share Price

As it is anticipated that our Shares will be listed on the Exchange, factors such as announcements of quarterly variations in operating results, revenues, costs, as well as market conditions in the mineral exploration industry may have a significant impact on the market price of our Shares. Global stock markets and the Exchange in particular have, from time to time, experienced extreme price and volume fluctuations, which have often been unrelated to the operations of particular companies. Share prices for many companies in the mineral exploration industry have experienced wide fluctuations that have been often unrelated to the operations of the companies themselves. In addition, there can be no assurance that an active trading or liquid market will develop or be sustained for our Shares.

Uncertainty of Use of Proceeds

Although we have set out our intended use of proceeds from this Offering, the same are estimates only and subject to change. While management does not contemplate any material variation, management does retain broad discretion in the application of such proceeds. See “Forward-looking Statements” for more details.

Prospect of Dividends

We do not anticipate that any dividends will be paid on our Shares in the foreseeable future.

Increased Costs of Being a Publicly-Traded Company

As a company with publicly-traded securities, we will incur significant legal, accounting and filing fees not presently incurred. Securities legislation and the rules and policies of the Exchange require us to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which will significantly increase our legal and financial compliance costs.

Risks Related to our Business

Use of Proceeds

The recommended Phase 2 exploration work program is contingent upon receiving positive results from the Phase 1 work program. There is no assurance the Phase 1 exploration work program will generate positive results, or results which will justify any continued expenditures being made on any part of the Property. We may amend the Phase 2 exploration work program to reflect unexpected results from the Phase 1 work program; or may cancel the Phase 2 work program if the results from the Phase 1 program are unsatisfactory. Should the Phase 2 work program be reduced or cancelled, we intend to use any remaining funds for investigating alternative mineral resource opportunities. There is no assurance we will be successful in locating and acquiring an interest in any other mineral property.

Fluctuating Mineral Prices

The mining industry is heavily dependent upon the market price of the metals or minerals being mined. There is no assurance that, even if commercial quantities of mineral resources are discovered, a profitable market will exist for their sale. There can be no assurance that mineral prices will be such that our properties can be mined at a profit. Factors beyond our control may affect the marketability of any minerals discovered. The price of gold has experienced volatile and significant price movements over short periods of time, and is affected by numerous factors beyond our control.

Substantial Capital Expenditures Required

Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis. The discovery of mineral deposits is dependent upon a number of factors. The commercial viability of a mineral deposit once discovered is also dependent upon a number of factors, some of which relate to particular attributes of the deposit, such as size, grade and proximity to infrastructure, and some of which are more general factors such as metal prices and government regulations, including environmental protection. Most of these factors are beyond our control. In addition, because of these risks, there is no certainty that the expenditures to be made by us on the exploration of our Property as described herein will result in the discovery of commercial quantities of ore.

Negative Cash Flow

To date we have depended on equity capital to finance our activities. We have had negative operating cash flow since our date of incorporation. We have no history of, and no current source of revenues. Funds raised by us through the sale of our Shares have been used toward acquisition and exploration costs of our mineral property interests, and for general working capital purposes. We are an exploration stage company and have no operating revenue; consequently we will continue to have a negative operating cash flow for the foreseeable future. It is expected that the funds raised from this Offering, together with existing cash resources will be utilized to fund negative operating cash flow and that additional funds will be required to fund negative operating cash flow in the future. There is no assurance we will ever be successful in attaining a positive cash flow position.

Management Experience, and Dependence on Key Personnel and Employees

Our success is currently largely dependent on the performance of our directors and officers. Our management team has experience in the resource exploration business. The experience of these individuals is a factor that will contribute to our continued success and growth. We will initially be relying on our board members, as well as independent consultants, for certain aspects of our business. The amount of time and expertise expended on our affairs by each of our management team and our directors will vary according to our needs. We do not intend to acquire any key man insurance policies and there is, therefore, a risk that the death or departure of any member of management, our board, or any key employee, could have a material adverse effect on our future. Investors who are not prepared to rely on our management team should not invest in our securities.

Exploration and Development

The Property is in the exploration stage and is without a known body of commercial ore and requires extensive expenditures during this exploration stage. See “Description of the Company’s Business”. Mineral exploration and development involves a high degree of risk that even a combination of experience, knowledge and careful evaluation may not be able to mitigate. The vast majority of properties that are explored are not ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of our operations will be in part directly related to the cost and success of our exploration programs that may be affected by a number of factors.

To the best of our knowledge, none of the claims that comprise the Property have surface rights. In the event that a significant mineralized zone is identified, detailed environmental impact studies will need to be completed prior to initiation of any advanced exploration or mining activities. There is no guarantee that areas for potential mine waste disposal, heap leach pads, or areas for processing plants will be available within the Property.

Land Use Restrictions, Covenants and Other Interested Parties

There are no land use restrictions or covenants overlying the Property; however, overlapping land use interests are common place in the Yukon and the Property shares common space with placer miners and trap line holders. All land-based interests are exclusive to the holder and convey specific rights. There is no assurance the various land use interest holders will be able to work together to ensure there is no interference in each other’s activities or restriction of work activities.

Land Use Permits

To perform the exploration programs recommended in the Report, a Class 3 Mining Land Use Permit issued by Yukon Energy, Mining and Resources is required. This will require submission of a detailed operating plan to the Chief of Mining Land Use, who may approve, alter or deny the proposed operating plan. The Company filed a Class 3 Mining Land Use Permit application on January 31, 2011, and expects to receive a Class 3 Mining Land Use Permit in mid-March 2011. There is no assurance the requested permit will be granted on terms acceptable to the Company, or at all. If the permit is not received, it will have a material adverse impact on the Company’s ability to explore the Property.

First Nations Traditional Territories

Three First Nations have traditional territories overlapping the Whiskey Property claims: Tr'ondëk Hwëch'in, Nacho Nyak Dun, and Selkirk First Nation. It is the responsibility of Yukon Energy, Mining and Resources to consult with these First Nations as part of the process of granting Mining Land Use Permits. There is no assurance the First Nations will agree to the grant of the Mining Land Use Permits requested by the Company. If such permission is not granted, or should the Company fail to comply with any procedures or protocols enforced by First Nations at any time in the future, the same could have a material adverse impact on the Company. Approval from local First Nations communities may also be required to carry out the proposed work programs on the Property. There is no guarantee that we will be able to obtain approval from local First Nations.

Registered Trap lines

Three registered trap-lines traverse through the Property. The Company will be contacting and consulting with the owners of these trap-lines and make every effort to avoid them during exploration activities. There is no assurance the trap-line owners will be cooperative with the Company’s exploration activities or seek to prohibit the Company from undertaking any part of its planned exploration activities.

Placer Mining Operations

There are significant placer mining operations (Class 4 Land Use permit) currently on the Property with the bulk of activity concentrated along Black Hills Creek and its tributaries in the northern half of the Property and Barker Creek and its tributaries in the southern half. These operations run concurrently with the exploration field season. As access to the Property necessitates travelling through active placer mining operations it is integral that the Company consult with each individual operation, receive verbal and/or written permission to travel through their operations and establish any safety protocols with respect to travelling through active industrial operations. There is no assurance the placer operators will be cooperative with the Company’s exploration activities or seek to prohibit the Company from undertaking any part of its planned exploration activities.

Expiration and Renewal of Existing Mineral Claims

Three of the Company’s quartz claim blocks aggregating 248 mineral claims expire in March 2011. There is no assurance that the Company will be able to renew or continue such claims.

Future Acquisitions

As part of our business strategy, we may seek to grow by acquiring companies and/or assets or establishing joint ventures that we believe will complement our current or future business. We may not effectively select acquisition candidates or negotiate or finance acquisitions or integrate the acquired businesses and their personnel or acquire assets for our business. We cannot guarantee that we can complete any acquisition we pursue on favourable terms, or that any acquisitions completed will ultimately benefit our business.

Uncertainty of Additional Funding

With the net proceeds from the Offering, we will have sufficient financial resources to undertake the Phase 1 and Phase 2 work programs on the Property. Upon the successful completion of those work programs, we will not have sufficient financial resources to undertake further work on the Property. There is no assurance that we will be successful in obtaining the required financing or that such financing will be available on terms acceptable to us. Any future financing may also be dilutive to our existing shareholders.

Reliability of Historical Information

We have relied, and the disclosure from the Report set out under “Description of Mineral Property” above, is based, in part, upon historical data compiled by previous parties involved with the Property. To the extent that any of such historical data is inaccurate or incomplete, our exploration plans may be adversely affected.

Operating Hazards and Risks

Mineral exploration and development involves risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have a direct or indirect interest will be subject to hazards and risks normally incidental to exploration, development and production of minerals, any of which could result in work stoppages, damage to or destruction of property, loss of life and environmental damage. We do not currently carry any liability insurance for such risks, electing instead to ensure our contractors have adequate insurance coverage. The nature of these risks is such that liabilities might exceed any insurance policy limits, the liabilities and hazards might not be insurable or we might not elect to insure ourselves against such liabilities due to high premium costs or other factors. Such liabilities may have a materially adverse effect upon our financial condition.

Competition

The mining industry is intensely and increasingly competitive, and we compete for exploration and exploitation properties with many companies possessing greater financial resources and technical facilities than we do. Competition in the mining business could adversely affect our ability to acquire suitable producing properties or prospects for mineral exploration in the future.

Title Matters

While we have reviewed and are satisfied with the title to the claims comprising the Property, and, to the best of our knowledge, such title is in good standing, there is no guarantee that titles to such claims will not be challenged or impugned. The Property may be subject to prior unregistered agreements of transfer or aboriginal land claims, and title may be affected by undetected defects.

Environmental Risks and Other Regulatory Requirements

Our current or future operations, including exploration or development activities and commencement of production on our properties require permits from various federal and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with the applicable laws, regulations and permits. There can be no assurance that all permits that we may require for the construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations would not have an adverse effect on any mining project that we might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed upon them for violation of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material impact on us and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in the development of new mining properties.

Industry Regulation

We currently operate our business in a regulated industry. There can be no assurances that we may not be negatively affected by changes in the applicable legislation, or by any decisions or orders of any governmental or administrative body or applicable regulatory authority.

Uninsured or Uninsurable Risks

We may become subject to liability for cave-ins, pollution or other hazards against which we cannot insure or against which we may elect not to insure because of high premium costs or for other reasons. The payment of any such liabilities would reduce the funds available for exploration and mining activities. Payments of liabilities for which we do not carry insurance may have a material adverse effect on our financial position.

General Business Risks

Conflicts of Interest

Certain of our directors and officers are, and may continue to be, involved in the mineral exploration industry through their direct and indirect participation in corporations, partnerships or joint ventures that are potential competitors of the Company. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers may conflict with our interests. Directors and officers of the Company with conflicts of interest will be subject to and follow the procedures set out in applicable corporate and securities legislation, regulations, rules and policies.

Dependence on, and Protection of, Key Personnel

We depend on the continued support and involvement of our directors and officers to develop our business and operations, and the services of our key technical, sales, marketing and management personnel. The loss of any of these key persons could have a material adverse effect on our business, our results of operations, our ability to implement our business plans, and our financial condition. Our success is also highly dependent on our continuing ability to identify, hire, train, motivate and retain highly qualified technical and management personnel. Competition for such personnel can be intense, and we cannot provide assurance that we will be able to attract or retain highly qualified personnel in the future. Our inability to attract and retain highly qualified technical, sales, marketing and management personnel may adversely affect our future growth and profitability. It may be necessary for us to increase the level of compensation paid to existing or new employees to a degree that our operating expenses could be materially increased. We do not currently maintain corporate life insurance policies on key employees.

Risk Related to General Economic Factors

Current Global Financial Condition

The recent downturn of the global capital markets generally makes the raising of capital by equity or debt financing more difficult, and we will be dependent upon the capital markets to raise financing. Access to financing has been negatively impacted by both sub-prime mortgages in the United States and elsewhere, and the liquidity crisis affecting the asset-backed commercial paper market. As such, we are subject to counterparty risk and liquidity risk. The Company is exposed to various counterparty risks including, but not limited to: (i) financial institutions that hold the Company’s cash; (ii) companies that have payables to the Company; and (iii) the Company’s insurance providers. The Company is also exposed to liquidity risks in meeting its operating and exploration expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability of the Company to raise equity or obtain loans and other credit facilities in the future and, if obtained, on terms favourable to the Company. If these increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Company’s Shares could be adversely affected.

Volatility in the Worldwide Economy

Reduction in credit, combined with reduced economic activity and the fluctuations in the Canadian and United States dollar, have adversely affected businesses and industries in almost every sector in more significant and unpredictable ways than in more normal economic times. Prolonged depressed economic conditions and volatility in the worldwide economy will continue to adversely affect consumer and business spending, that is likely to negatively affect our businesses.

Our operations and performance may depend significantly on general economic conditions, and their impact on levels of business and consumer spending. Spending is often affected by a number of factors, including business / consumer confidence in the strength of economies, fears of recession, the tightening of credit markets, higher levels of unemployment, higher tax rates, the cost of credit and other factors. The current volatility in the North American economy in particular has resulted in an overall slowing in growth in many sectors because of decreased business and consumer spending, which may remain depressed for the foreseeable future.

AS A RESULT OF THESE RISK FACTORS, THE OFFERING IS SUITABLE ONLY FOR THOSE PURCHASERS WHO ARE WILLING TO RELY ON THE MANAGEMENT OF THE COMPANY AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE OFFERED SECURITIES.

ELIGIBILITY FOR INVESTMENT

In the opinion of our counsel, Maitland & Company, based on the provisions of the Income Tax Act (Canada) (the “ITA”), the regulations thereunder in force as of the date hereof (the “Regulations”) and the proposals to amend the ITA and the regulations thereunder publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof, the Shares, when issued, will be “qualified investments” under the ITA and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans and tax free savings accounts (“TFSA”) (provided the holder of the TFSA deals at arm’s length with the Company) (collectively, the “Plans”).

Notwithstanding that the Shares may be qualified investments for a trust governed by a TFSA, the holder of a TFSA will be subject to a penalty tax with respect to the Shares held in a TFSA if such securities are “prohibited investments” for the TFSA within the meaning of the ITA. Provided that the holder of a TFSA does not hold a “significant interest” (as defined in the ITA) in the Company or any corporation, partnership or trust that does not deal at arm’s length with the Company for the purposes of the ITA, and provided that such holder deals at arm’s length with the Company for the purposes of the ITA, the Shares will not be “prohibited investments” for a trust governed by the TFSA. Prospective subscribers who intend to hold Shares in a TFSA are urged to consult their own tax advisers.

PROMOTER

Adrian Fleming may be considered to be our promoter, as that term is defined in the Securities Act (British Columbia).

Mr. Fleming has not received anything of value from the Company, and has no entitlement to receive anything of value except that:

  He acquired 850,000 Shares at a price of $0.001 per Share representing 9.85% of our issued Shares prior to the Offering; he acquired 375,000 Shares at a price of $0.125 per Share representing 4.34% of our issued Shares prior to the Offering; and he acquired 135,000 Shares at a price of $0.25 per Share representing 1.56% of our issued Shares prior to the Offering. All of these Shares are subject to the Escrow Agreement;

  He has accrued a salary of $5,000 per month since the incorporation of the Company that will be paid on the Listing Date.

  He will be granted 300,000 incentive stock options on the Listing Date pursuant to our Plan, exercisable at $0.80 per share for five years.

  He will be paid a salary of $12,500 per month commencing upon the Listing Date.

See “Options and Other Rights to Purchase Securities of the Company” for details of stock options to be granted to Mr. Fleming; “Directors and Executive Officers – Management of Reporting Issuers; Corporate Cease Trade Orders or Bankruptcies”; “Penalties or Sanctions”; and “Interest of Management and Others in Material Transactions” for disclosure regarding our promoter.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Legal Proceedings

There are no legal proceedings outstanding, threatened or pending, as of the date hereof, by or against us or that we are a party or to which our business or any of our assets is subject, nor to our knowledge are any such legal proceedings contemplated that could become material to a purchaser of our securities.

Regulatory Actions

There have not been any penalties or sanctions imposed against the Company by a court relating to provincial or territorial securities legislation or by a securities regulatory authority, nor have there been any other penalties or sanctions imposed by a court or regulatory body against the Company, and the Company has not entered into any settlement agreements before a court relating to provincial or territorial securities legislation or with a securities regulatory authority.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

For purposes of this Prospectus, “informed person” means:

(a)	any director or executive officer of the Company;

(b)	a person or company that beneficially owns, or controls or directs, directly or indirectly, more than 10% of the Company’s outstanding Shares; and

(c)	any associate or affiliate of any of the foregoing persons.

Other than as described in this section, no informed person has had any material interest, direct or indirect, in any material transaction with the Company since its incorporation.

RELATIONSHIP BETWEEN THE COMPANY AND THE AGENTS

We are not a “related issuer” or a “connected issuer” of or to the Agents (as such terms are defined in National Instrument 33-105 – Underwriting Conflicts).

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditor is KPMG LLP, Chartered Accountants, of 9th Floor – 777 Dunsmuir Street, Vancouver, B.C. V7Y 1K3.

Our registrar and transfer agent is Equity Financial Trust Company, of Suite 1620, 1185 West Georgia Street, Vancouver, B.C. V6E 4E6.

MATERIAL CONTRACTS

Except for contracts made in the ordinary course of business, the following are the only material contracts entered into by us, or that affect us, since our incorporation on June 4, 2010:

(a)	Agency Agreement dated March 14, 2011, between the Company and the Agents. See “Plan of Distribution – Agency Agreement”;

(b)	Transfer Agent, Registrar and Dividend Disbursing Agent Agreement dated December 13, 2010 between the Company and Equity Financial Trust Company;

(c)	Escrow Agreement dated December 15, 2010, among the Company, the Escrow Agent and certain shareholders of the Company. See “Escrowed Securities”; and

(d)	Property Option Agreement dated July 7, 2010, as amended November 5, 2010, between the Company and the Property Optionor.

Copies of all material contracts may be inspected at our registered office at Maitland & Company, Barristers and Solicitors, Suite 700, 625 Howe Street, Vancouver, BC V6C 2T6, during normal business hours while distribution of the securities offered hereunder is in progress, and for a period of 30 days thereafter. The material contracts will also be available on the SEDAR website (www.sedar.com) upon the issuance of the final receipt for this Prospectus.

EXPERTS

The Report on our Property was prepared by David Benson, P.Geo. and Dennis Arne, Ph.D., P.Geo of Revelation Geoscience Ltd. of Vancouver, B.C. Neither of these gentlemen have any interest in us, our Shares, or our Property.

Maitland & Company, Barristers and Solicitors, of Vancouver, BC expressed an opinion herein regarding the eligibility of our Shares for contribution to RRSPs and other similar trusts. See “Summary of Prospectus – RRSP Eligibility”. None of the partners of Maitland & Company or its employees hold any Shares of the Company.

The auditors’ report attached to our audited financial statements for the period from incorporation on June 4, 2010 to October 31, 2010 was prepared by our auditors, KPMG LLP. None of the partners, associates or employees of our auditors has any interest in our Shares. KPMG LLP has advised the Company that it is independent in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

No other person whose profession or business gives authority to a statement made by such person and who is named in this Prospectus has received or will receive a direct or indirect interest in our Property or any associate or affiliate of the Company. As at the date hereof, and except as disclosed above, none of the aforementioned persons beneficially owns, directly or indirectly, securities of the Company or its associates and affiliates. In addition, none of the aforementioned persons nor any director, officer or employee of any of the aforementioned persons, is or is expected to be elected, appointed or employed as a director, senior officer or employee of the Company or of an associate or affiliate of the Company, or a promoter of the Company or of an associate or affiliate of the Company.

OTHER MATERIAL FACTS

There are no further facts or particulars in respect of the securities being distributed pursuant to this Prospectus that are not already disclosed herein that are necessary to be disclosed for this Prospectus to contain full, true and plain disclosure of all material facts relating to such securities.

RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission, revision of the price, or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

LIST OF EXEMPTIONS

The Company has not applied for or received any exemption from National Instrument 41-101 General Prospectus Requirements, regarding this Prospectus or the distribution of the Shares under this Prospectus.

FINANCIAL STATEMENT DISCLOSURE

Our audited financial statements for the period from incorporation on June 4, 2010 to October 31, 2010 are included herein. Our fiscal year end is October 31.

SIGNIFICANT ACQUISITIONS

All of our material acquisitions to date have been described above in this Prospectus. See “Description of the Business” above for details. Other than as described herein, we have not completed any acquisitions or dispositions since the Company’s date of incorporation, and are not currently in negotiations with respect to any potential material acquisitions or dispositions.

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

AUDITORS’ CONSENT

The Board of Directors of Smash Minerals Corp.

We have read the prospectus of Smash Minerals Corp. (the “Company”) dated March 14, 2011 relating to the sale and issue of 8,000,000 common shares of the Company. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use in the above-mentioned prospectus of our report to the directors of the Company on the balance sheet of the Company as at October 31, 2010 and the statements of loss, comprehensive loss and deficit and cash flows for the period from incorporation on June 4, 2010 to October 31, 2010. Our report is dated March 14, 2011.

Chartered Accountants

Vancouver, Canada
March 14, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.

Smash Minerals Corp.

(An Exploration Stage Company)

Financial Statements

For the Period from Incorporation on June 4, 2010 to October 31, 2010

(Expressed in Canadian Dollars)

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

AUDITORS' REPORT TO THE BOARD OF DIRECTORS

We have audited the balance sheet of Smash Minerals Corp. (the “Company”) as at October 31, 2010 and the statements of loss, comprehensive loss and deficit and cash flows for the period from incorporation on June 4, 2010 to October 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2010 and the results of its operations and its cash flows for the period from incorporation on June 4, 2010 to October 31, 2010 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Vancouver, Canada
March 14, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.

Smash Minerals Corp.
(An Exploration Stage Company)
Balance Sheet
As at October 31, 2010
In Canadian Dollars

ASSETS
Current
Cash and cash equivalents	$127,463
Accounts receivable	45,675
173,138

Deferred financing costs (Note 3)	2,875
Mineral property (Note 4)	307,000
$483,013
LIABILITIES
Current
Accounts payable and accrued liabilities (Note 8)	$350,883

SHAREHOLDERS’ EQUITY
Share capital (Note 5)	685,937
Share subscriptions received (Note 5 and 11)	355,625
Deficit	(909,432)
132,130
$483,013

Nature of operations and going concern (Note 1)

Subsequent events (Note 11)

Approved on behalf of the Board of Directors:

“Adrian Fleming”, Director

“Darryl Cardey”, Director

1

- See Accompanying Notes to Financial Statements -

Smash Minerals Corp.
(An Exploration Stage Company)
Statement of Loss, Comprehensive Loss and Deficit
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

Expenses
Audit and accounting	$13,500
Consulting	25,878
Mineral exploration costs (Note 4c)	664,607
Office and administration	1,224
Travel	2,913
Salaries and benefits	15,000
Stock-based compensation (Note 5a)	186,310
Loss and comprehensive loss for the period, being deficit end of period	$909,432

Loss per share – basic and diluted	$0.37

Weighted average number of common shares outstanding	2,429,782

2

- See Accompanying Notes to Financial Statements -

Smash Minerals Corp.
(An Exploration Stage Company)
Statement of Cash Flows
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

Cash Provided By (Used In):
Operations:
Loss for the period	$(909,432)
Items not affecting cash:
Stock-based compensation	186,310
Change in non-cash working capital:
Accounts receivable	(45,675)
Accounts payable and accrued liabilities	348,008
(420,789)
Investing:
Mineral property	(257,000)
Financing:
Issuance of common shares	449,627
Share subscriptions received	355,625
805,252
Increase in cash and cash equivalents, being cash and cash equivalents end of period	$127,463

Supplemental non-cash investing and financing transactions:
Deferred financing costs included in accounts payable	$2,875
Shares issued for mineral property	$50,000
Stock-based compensation included in share capital	$186,310

Cash paid for interest	$-
Cash paid for income taxes	$-

3

- See Accompanying Notes to Financial Statements -

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

1.	Nature of Operations and Going Concern

Smash Minerals Corp. (”the Company” or “Smash”) was incorporated pursuant to the provisions of the Business Corporations Act (British Columbia) on June 4, 2010 under the name of Encore Minerals Corp. On October 28, 2010, the Company changed its name to Smash Minerals Corp. The Company is in the business of exploration, development and exploitation of mineral resources in Canada.

The recoverability of amounts shown as mineral property is dependent upon the conversion of mineral resources to economically recoverable reserves, the Company’s ability to obtain financing to develop the properties, and the ultimate realization of profits through future production or sale of the properties.

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Values realized from assets may be substantially different from carrying values as recorded in these financial statements. These financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At October 31, 2010, the Company had not achieved profitable operations, had an accumulated deficit of $909,432 since inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon the discovery of economically recoverable reserves, its ability to obtain the necessary financing to develop the properties, meet its ongoing levels of corporate overhead, keep its property in good standing and discharge its liabilities as they come due. On December 6, 2010, the Company completed a $933,125 private placement (Note 11). Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

2.	Significant Accounting Policies

a)	Basis of Presentation

These financial statements are prepared in accordance with Canadian generally accepted accounting principles.

4

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

2.	Significant Accounting Policies - Continued

b)	Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates. The amounts recorded for the recoverability of mineral property, the provision for future income taxes, valuation allowance for future income taxes and valuation of stock-based compensation are based on estimates. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

c)	Cash and Cash Equivalents

The Company considers cash and cash equivalents to include amounts held in banks and highly liquid investments with remaining maturities at the point of purchase of 90 days or less. The Company places its cash and cash equivalents with major financial institutions in Canada.

d)	Mineral Property

The Company is exploring and is in the process of determining the extent of mineralization on its mineral property. Acquisition costs, including cash payments, share issuances and option payments, are capitalized on an individual prospect basis until the project they relate to is sold, abandoned, impaired or placed into production. Exploration expenditures incurred prior to the determination of the feasibility of mining operations, a positive construction and production decision, and the securing of appropriate financing, are expensed as incurred. Exploration expenditures incurred subsequent to the determination of the feasibility of mining operations, a positive construction and production decision and the securing of appropriate financing, are deferred until the property to which they relate is placed into production, sold, allowed to lapse or abandoned. Properties acquired under option agreements, whereby payments are made at the sole discretion of the Company, are recorded in the accounts when the payments are made.

Costs for a producing property will be amortized on a unit-of-production basis over the estimated life of the ore reserves, while costs for a property abandoned are written off in the period the property is abandoned.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history, characteristic of many mineral properties. The Company has investigated title to its mineral property and, to the best of its knowledge, title to its mineral property is in good standing.

5

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

2.	Significant Accounting Policies - Continued

d)	Mineral Property - continued

The Company performs impairment tests on its mineral interests when events or circumstances occur which indicate the assets may not be recoverable. Where information is available and conditions suggest impairment, estimated future net cash flows for each mineral interest are calculated using estimated future prices, proven and probable reserves and resources, and operating, capital and reclamation costs on an undiscounted basis.

When estimated future cash flows are less than the carrying value, the mineral interest is considered impaired. Reductions in the carrying value of each mineral interest are recorded to the extent the carrying value exceeds the discounted estimated future cash flows. Where estimates of future net cash flows are not available and where conditions suggest impairment, management assesses whether the carrying value can be recovered.

e)	Asset Retirement Obligation

The Company records a liability for the fair value of the statutory, contractual or legal asset retirement obligations (“ARO”) associated with the retirement and reclamation of tangible long-lived assets when the related assets are put into use, with a corresponding increase to the carrying amount of the related assets. This corresponding increase to capitalized costs is amortized to earnings on a basis consistent with depreciation, depletion, and amortization of the underlying assets. Subsequent changes in the estimated fair value of the ARO are capitalized and amortized over the remaining useful life of the underlying asset. ARO are carried on the balance sheet at discounted present value and are accreted over time for the change in their present value, with this accretion charge included as an operating item in the statements of operations. As at October 31, 2010, the Company had no asset retirement obligations.

f)	Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method of tax allocation, future income tax assets and liabilities are determined based on differences between the financial statement carrying values and their respective income tax base (temporary differences). Future income tax assets and liabilities are measured using the enacted or substantially enacted tax rates expected to be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is enacted or substantially enacted. The amount of future income tax assets recognized is limited to the amount of the benefit that is more likely than not to be realized.

6

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

2.	Significant Accounting Policies - Continued

g)	Share Capital

i)	The proceeds from the exercise of stock options and purchase of common shares are recorded as share capital.

ii)	Share capital issued for non-monetary consideration is recorded at an amount based on the fair market value of the shares.

All costs related to issuances of share capital are charged against the proceeds received from the related share capital.

h)	Loss per Share

Basic loss per share is calculated using the weighted average number of shares issued and outstanding during the period. The Company uses the treasury stock method for calculating diluted earnings per share. Diluted and basic loss per share are the same for the period presented because the effects of potential issuances of shares under options would be anti-dilutive.

i)	Comprehensive Income

The Company follows CICA Section 1530, Comprehensive Income, which requires the presentation of a statement of comprehensive income and its components. Comprehensive income includes net income or loss and other comprehensive income. Other comprehensive income may include holding gains and losses on available-for-sale securities, gains and losses on certain derivative instruments and foreign currency gains and losses from self-sustaining foreign operations. During the current period, the Company did not have any other comprehensive income components.

j)	Capital Disclosures

The Company follows CICA Section 1535, Capital Disclosures. This standard requires disclosure of an entity's objectives, policies and processes for managing capital, quantitative data about what the entity regards as capital and whether the entity has complied with any capital requirements and, if it has not complied, the consequences of such non-compliance. Additional information is presented in Note 9.

7

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

2.	Significant Accounting Policies - Continued

k)	Financial Instruments

The Company accounts for its financial instruments as follows:

Cash and cash equivalents	Held for trading
Accounts receivable	Loans and receivables
Accounts payable and accrued liabilities	Other financial liabilities

i)	Financial Assets - The Company’s financial assets include cash and cash equivalents and accounts receivable.

Initial recognition - Financial assets are classified as held for trading, loans and receivables, held-to-maturity investments, and available-for-sale assets, as appropriate. The Company determines the classification of its financial assets at initial recognition. Financial assets are recognized initially at fair value plus, in the case of financial assets not classified as held for trading, directly attributable transaction costs.

Subsequent measurement - The subsequent measurement of financial assets depends on the classification as follows:

- Held for trading - Financial assets are classified as held for trading if they are acquired for the purpose of selling in the near term or can be designated as held for trading on initial recognition. They are carried on the balance sheet at fair value with gains or losses recognized in the income statement. Cash is classified as “held-for-trading” and is measured at fair value which approximates cost.

- Loans and receivables - Accounts receivable are classified as “loans and receivables” and are carried at amortized cost, which upon their initial measurement is equal to their fair value. Subsequent measurements are recorded at amortized cost using the effective interest method.

ii)	Financial Liabilities - Accounts payable and accrued liabilities are classified as other financial liabilities.

Initial recognition - Financial liabilities are initially recognized at fair value.

Subsequent measurement - Subsequent to initial measurement, other financial liabilities are carried at amortized cost using the effective interest method.

iii)	Transaction Costs - Transaction costs are included in the initial carrying amount of financial instruments except for held for trading items in which case they are expensed as incurred.

8

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

2.	Significant Accounting Policies – Continued

k)	Financial Instruments - continued

(iv)	Financial Instruments Disclosures

The additional fair value measurement disclosures include classification of financial instrument fair values in a fair value hierarchy comprising three levels reflecting the significance of the inputs used in making the measurements, described as follows:

Level 1: Valuations based on observable quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Valuations based on directly or indirectly observable inputs in active markets for similar assets or liabilities, other than Level 1 prices such as quoted interest or currency exchange rates; and

Level 3: Valuations based on significant inputs that are not derived from observable market data, such as discounted cash flow methodologies based on internal cash flow forecasts.

l)	Flow-through Shares

The Company accounts for flow-through shares using recommendations of the Emerging Issues Committee EIC 146. Canadian Income Tax Legislation permits an enterprise to issue securities referred to as flow-through shares, whereby the investor can claim the tax deductions arising from the renunciation of the related resource expenditures. When resource expenditures are renounced to the investors and the Company has reasonable assurance that the expenditures will be completed, future income tax liabilities are recognized (renounced expenditures multiplied by the effective tax rate) thereby reducing share capital.

If a company has sufficient unused tax losses and deductions (“losses”) to offset all or part of the future income tax liabilities and no future income tax assets have been previously recognized on such losses, a portion of such unrecognized losses (losses multiplied by the effective corporate tax rate) is recorded as income up to the amount of the future income tax liability that was previously recognized on the renounced expenditures.

m)	Deferred Financing Costs

Deferred financing costs consist of legal and other costs relating to raising capital in the business. These costs will be recorded as a reduction of share capital at the time of closing of the financing, or expensed if the financing does not complete.

9

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

2.	Significant Accounting Policies – Continued

n)	Adoption of New Accounting Policies

International Financial Reporting Standards (“IFRS”) - In February 2008, the Canadian Accounting Standards Board ("AcSB") announced that the changeover date for publicly-listed companies to use IFRS, replacing Canada's own GAAP, is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The Company will be required to adopt IFRS effective November 1, 2011. The transition will require the restatement for comparative purposes of amounts reported by the Company for the period ended October 31, 2011. While the Company has begun assessing the adoption of IFRS for 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time. The Company is in the process of establishing a formal project plan and allocating internal resources to manage the transition from Canadian GAAP to IFRS.

Business Combinations / Consolidated Financial Statements / Non-Controlling Interests - The AcSB issued CICA Sections 1582 Business Combinations, 1601 Consolidated Financial Statements, and 1602 Non-Controlling Interests, which superseded current sections 1581 Business Combinations and 1600 Consolidated Financial Statements. Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. These new sections replace existing guidance on business combinations and consolidated financial statements to harmonize Canadian accounting for business combinations with IFRS. These Sections will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Earlier adoption is permitted. The Company will be required to adopt these Sections effective November 1, 2011. The adoption of these sections is not expected to have a significant impact on the Company’s financial statements.

3.	Deferred Financing Costs

Deferred financing costs relate to legal fees incurred in the process of preparation and filing of the Company’s initial public offering.

10

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

4.	Mineral Property

The Company is actively investigating, evaluating and conducting exploration activities in Canada.

a)	Whiskey Project, Yukon, Canada

On July 7, 2010, and amended on November 5, 2010, the Company entered into an option agreement to acquire a 100% interest in 3,609  claims  called the Whiskey Project located in the Dawson Mining Division of the Yukon Territory, Canada, by making cash payments, issuing shares and incurring exploration costs as follows:

	Cash
	Option	Share	Exploration
	Payments	Issuance	Expenditures
Upon raising $750,000 financing*	$200,000	-	$-
Within 5 days of listing on the TSX-V	431,575	-	-
On execution of the option agreement*	-	400,000	-
Summer 2010 exploration work season*			350,000
Summer 2011 exploration work season			2,000,000
On or before July 7, 2011	-	400,000	-
On or before July 7, 2012	-	500,000	-
On or before July 7, 2013	-	600,000	-
On or before July 7, 2014	-	600,000	-
Total	$631,575	2,500,000	$2,350,000

* Completed

The property is subject to a 2% net smelter return royalty (“NSR Royalty”). The Company can purchase one-half of the NSR Royalty, being 1%, for $2,500,000.

Commencing on July 7, 2011, the Company is also required to make annual advance royalty payments of $100,000 per year for the first 5 years, and $50,000 per year thereafter. At the Company’s option, these advance royalty payments will be used towards the future NSR Royalty or towards purchase of the 1% NSR Royalty.

During the period ended October 31, 2010, the Company completed an initial exploration program mainly consisting of compiling pre-existing geological data, performing ridge and spur soil geochemistry program, conducting a preliminary bedrock/structural interpretations, analyzing and interpreting publically available satellite and gravity data, prospecting areas of interest and performing geochemical review of the historical stream sediment sampling.

11

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

4.	Mineral Property - Continued

b)	Acquisition Costs

Details of activities for the period ended October 31, 2010 are as follows:

Whiskey Project, Yukon, Canada
Balance – June 4, 2010	$-
Cash option payment	200,000
Shares issued for mineral property	50,000
Staking	57,000
Balance – October 31, 2010	$307,000

c)	Mineral Exploration Costs

Details of activities for the period ended October 31, 2010 are as follows:

Whiskey Project, Yukon, Canada
Mineral exploration costs
Aircraft	$180,936
Assays	137,675
Camp and general	52,870
Community relations	10,182
Consulting	16,263
Field supplies	592
Geological	36,735
Geophysics	2,417
Insurance	3,374
Legal	1,565
Logistics	8,837
Office	514
Rent	3,100
Salaries and benefits	32,429
Soil sampling	149,435
Travel	27,683
Total mineral exploration costs - expensed	$664,607

12

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

5.	Shareholders’ Equity

The Company’s authorized share capital consists of an unlimited number of common shares without par value. Details of share issuances and other equity transactions are as follows:

	Number of
	Shares	Share Capital
Issued and fully paid:
Incorporator’s share	1	$1
Incorporator’s share – cancelled	(1)	(1)
Seed shares – July 26, 2010	1,502,500	187,812
Shares for property – August 10, 2010	400,000	50,000
Private placement – August 30, 2010	2,410,000	301,250
Private placement – September 3, 2010	587,500	146,875
Balance – October 31, 2010	4,900,000	$685,937

a)	Share Capital Transactions

i.	On June 4, 2010, the Company issued 1 common share at $1.00 to incorporate the Company. This share was cancelled on July 26, 2010.

ii.

On July 26, 2010, the Company issued 1,502,500 seed shares to the founders of the Company at $0.001 per share for total cash proceeds of $1,502. 1,285,000 of these shares were issued to a director and a company with a director in common. The fair value of these shares on July 26, 2010 was $187,812; therefore, stock-based compensation of $186,310 was recorded for the difference between the fair value and cash consideration paid. The fair value of seed shares was determined using the fair value of shares issued on August 30, 2010.

iii.

On August 10, 2010, 400,000 shares were issued in accordance with the Whiskey Project property acquisition agreement. The shares were valued at $0.125 per share for a value of $50,000. The fair value of these shares was determined using the fair value of shares issued on August 30, 2010.

iv.	On August 30, 2010, the Company issued 2,410,000 flow through shares at $0.125 per share, for gross proceeds of $301,250. 683,250 of these shares were issued to directors and officers of the Company.

v.	On September 3, 2010, the Company issued 587,500 flow through shares at $0.25 per share, for gross proceeds of $146,875. 302,500 of these shares were issued to directors and officers of the Company.

vi.	As of October 31, 2010, the Company received subscriptions for 1,422,500 common shares at $0.25 per share, for gross proceeds of $355,625 (Note 11 a).

13

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

5.	Shareholders’ Equity - Continued

b)	Options

On December 15, 2010, the Company adopted a rolling stock option plan, which authorizes the Board of Directors to grant options to directors, officers, employees and consultants to acquire up to 10% of the issued and outstanding common shares of the Company. Under the plan, the exercise price of each option may not be less than market price of the Company’s stock calculated on the date of the grant less the applicable discount. The options can be granted for a maximum term of 10 years. The Company’s stock option plan contains no vesting requirements, but permits the Board of Directors to specify a vesting schedule in its discretion.

c)	Escrow Shares

Pursuant to an escrow agreement dated December 15, 2010, 2,450,750 shares were placed in escrow. 10% of the escrowed shares will be released from escrow upon completion of the IPO, and 15% of the shares can be released from escrow every 6 months thereafter.

6.	Income Taxes

As at October 31, 2010, the Company had non-capital losses of approximately $57,000 expiring in 2030, which may be applied against future income for income tax purposes. The Company also had approximately $971,607 of exploration and development costs which are available for deduction against future income for tax purposes.

Details of future income tax components as of October 31, 2010 are as follows:

Future Income Tax Assets:
Non-capital losses	$14,330
Mineral property costs	166,152
Share issuance costs	647
Other	273
181,402
Less: Valuation allowance	(181,402)
$-

14

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

6.	Income Taxes - Continued

The income taxes shown on the statements of loss and comprehensive loss for the period ended October 31, 2010 differ from amounts obtained by applying statutory rates due to the following:

Loss for the period before income taxes	$909,432
Statutory tax rate	28.50%
Provision for (recovery of) income taxes	(259,188)
Change in valuation allowance	181,402
Change in enacted tax rates	25,396
Non-deductible expenses	53,098
Other	(708)
Income tax expense (recovery)	$-

7.	Segmented Information

The Company has only one reportable operating segment, being mineral property exploration in Canada.

8.	Related Party Transactions

Related party transactions and balances not disclosed elsewhere in these financial statements are as follows:

(a)	During the period ended October 31, 2010, the Company paid/accrued $12,500 in consulting fees to a company controlled by a director and officer of the Company.

(b)	During the period ended October 31, 2010, the Company paid/accrued $878 in consulting fees to a company controlled by an officer of the Company.

(c)

During the period ended October 31, 2010, the Company paid/accrued $25,000 in salaries to a director and officer of the Company. Out of this amount, $15,000 was recorded as salaries and benefits and $10,000 was recorded as mineral exploration costs.

(d)

As of October 31, 2010, included in accounts payable and accrued liabilities is $38,483 owing to directors and officers or companies with directors and officers in common. This amount is unsecured, non-interest bearing and due on demand.

The above transactions occurred in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

15

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

9.	Capital Management

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders, and to bring its mineral properties to commercial production.

The Company depends on external financing to fund its activities. The capital structure of the Company currently consists of shareholders’ equity. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets, being mineral properties. In order to maintain or adjust the capital structure, the Company may issue new shares through private placements, or sell assets to fund operations. Management reviews its capital management approach on a regular basis. The Company is not subject to externally-imposed capital requirements.

The Company invests all capital that is surplus to its immediate operational needs in liquid, short-term and highly-rated financial instruments, such as cash and other short-term guaranteed deposits, all held with major financial institutions.

10.	Financial Instruments

The classification of the financial instruments as well as their carrying values is shown in the table below:

Held for trading	$127,463
Loans and receivables	$45,675
Other financial liabilities	$350,883

a)	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount of consideration that would be agreed upon in an arm’s length transaction between willing parties.

The fair value of cash and cash equivalents is measured using level 1 of the fair value hierarchy.

The fair values of accounts receivable and accounts payables and accrued liabilities approximate their carrying values due to their short-term maturities.

b)	Management of Risks Arising From Financial Instruments

The Company is exposed to various types of market risks including credit risk, liquidity risk, interest rate risk and commodity price risk. This is not an exhaustive list of all risks, nor will the mitigation strategies eliminate all risks listed.

(i) Credit Risk – Credit risk is the risk that one party to a financial instrument will fail to fulfill an obligation and cause the other party to incur a financial loss. The Company’s credit risk consists primarily of cash and cash equivalents and accounts receivable. The credit risk is minimized by placing cash with major Canadian financial institutions. The Company does not invest in asset–backed commercial paper.

16

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

10.	Financial Instruments - Continued

b)	Management of Risks Arising From Financial Instruments - Continued

(ii) Liquidity Risk – Liquidity risk is the risk that the Company will not be able to meet its financial obligations when they become due. To mitigate this risk, the Company has a planning and budgeting process in place to determine the funds required to support its ongoing operations and capital expenditures. The Company ensures that sufficient funds are raised from private placements to meet its operating requirements, after taking into account existing cash. The Company’s cash and cash equivalents are held in business accounts which are available on demand for the Company’s programs and are not invested in any asset-backed deposits or investments.

(iii) Interest Rate Risk – Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. If interest rates decrease, the Company will generate smaller interest revenue. Presently the Company is not at risk of realizing a loss as a result of a decline in the fair value of its financial instruments because of the short-term nature of the investments.

(iv) Commodity Price Risk – The Company’s future success is linked to the price of minerals, because the value of mineral resources and the Company’s future revenues are tied to prices of minerals. Worldwide production levels also affect the prices. The prices of minerals are occasionally subject to rapid short-term changes due to speculative activities.

11.	Subsequent Events

a)	Private Placement

On December 6, 2010, the Company completed a private placement consisting of 3,012,500 non-flow through shares at $0.25 per share for gross proceeds of $753,125 and 720,000 flow-through shares at $0.25 per share for gross proceeds of $180,000. 100,000 of these shares were issued to spouses of a director and an officer of the Company. Out of total proceeds of $933,125, $355,625 was received prior to October 31, 2010.

b)	Initial Public Offering

On December 7, 2010, the Company entered into a Letter of Engagement (as amended February 9, 2011) with Wolverton Securities Ltd. (the “Agent”) to act as its agent in connection with its planned initial public offering (“IPO”) of common shares in British Columbia, Alberta, Ontario and Yukon. The Company is planning to issue 8,000,000 common shares at $0.80 per common share for gross proceeds of $6,400,000 (“the Offering”). The Agent will receive:

(i)

a marketing commission equal to 7% of the gross proceeds raised under the Offering payable in common shares at the price of $0.80 per share, in cash, or any combination of cash and shares at the discretion of the Agent;

(ii)	Agent’s Options equal to 8% of the number of common shares issued in the Offering, with an exercise price of $0.80 per share, expiring 24 months after listing on the TSXV;

17

Smash Minerals Corp.
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from Incorporation on June 4, 2010 to October 31, 2010
In Canadian Dollars

11.	Subsequent Events - Continued

b)	Initial Public Offering - Continued

(iii)

a corporate finance fee of $40,000, of which $10,000 was paid in cash on December 7, 2010 as a non-refundable due diligence fee, and the remaining $30,000 will be paid in shares, cash, or any combination of cash and shares at the discretion of the Agent upon completion of the IPO; and

(iv)	reimbursement for expenses, including legal fees, third-party expenses and out of pocket expenses, of which the Company paid $10,000 as a retainer on December 7, 2010.

On March 14, 2011, the Company filed a final IPO prospectus with the regulatory authorities in British Columbia, Alberta, Ontario and Yukon.

18

CERTIFICATE OF THE COMPANY

Dated: March 14, 2011

This Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Ontario and the Yukon Territory.

“Adrian W. Fleming”	“Adam R. Kniec”
ADRIAN W. FLEMING	ADAM R. KNIEC
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

“Darryl S. Cardey”	“Stephen J. Swaffield”
DARRYL S. CARDEY	STEPHEN J. SWAFFIELD
Director	Director

CERTIFICATE OF THE PROMOTER

Dated: March 14, 2011

This Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Ontario and the Yukon Territory.

“Adrian W. Fleming”
ADRIAN W. FLEMING

CERTIFICATE OF THE AGENTS

Dated: March 14, 2011

To the best of our knowledge, information and belief, this Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Ontario and the Yukon Territory.

WOLVERTON SECURITIES LTD.		NCP NORTHLAND CAPITAL PARTNERS INC.

Per:	“Colman Wong”	Per:	“Alex Holmes”
	Colman Wong		Alex Holmes
	Senior Vice President		Vice President, Investment Banking